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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THE ESTÉE LAUDER COMPANIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

The Estée Lauder Companies Inc. 767 Fifth Avenue New York, NY 10153
Leonard A. Lauder Chairman

October 1, 2007

Dear Fellow Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders. It will be held on Friday, November 9, 2007, at 10:00 a.m., local time, in the Grand Salon at Jumeirah Essex House in New York City.

        The enclosed notice and proxy statement contain details concerning the meeting. The Board of Directors recommends a vote "FOR" all the following items of business:

  1.
  Election of four directors to serve until the 2010 Annual Meeting of Stockholders;

  2.
  Approval of The Estée Lauder Companies Inc. Non-Employee Director Share Incentive Plan; and

  3.
  Ratification of the Audit Committee's appointment of KPMG LLP as independent auditors for the 2008 fiscal year.

        Please sign and return your proxy card in the enclosed envelope, or vote by telephone or the internet by following the instructions on the enclosed proxy card, at your earliest convenience to assure that your shares will be represented and voted at the meeting even if you cannot attend.

        I look forward to seeing you at the Annual Meeting.

THE ESTÉE LAUDER COMPANIES INC.
767 Fifth Avenue
New York, New York 10153

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:

        Friday, November 9, 2007, at 10:00 a.m., local time

Place:

  Jumeirah Essex House
  Grand Salon
  160 Central Park South
  New York, New York 10019

Items of Business:

  1.
  To elect four directors to serve until the 2010 Annual Meeting of Stockholders;

  2.
  To approve The Estée Lauder Companies Inc. Non-Employee Director Share Incentive Plan; and

  3.
  To ratify the Audit Committee's appointment of KPMG LLP as independent auditors for the 2008 fiscal year.

        We also will transact such other business as may properly come before the meeting and any adjournments or postponements of the meeting.

By Order of the Board of Directors
SPENCER G. SMUL Vice President, Deputy General Counsel and Secretary

New York, New York
October 1, 2007

        YOU ARE URGED TO PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY OR VOTE BY TELEPHONE OR THE INTERNET. IN THE EVENT YOU DECIDE TO ATTEND THE MEETING, YOU MAY, IF YOU DESIRE, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON REGARDLESS OF THE METHOD BY WHICH YOU VOTED.

i

Employment Agreements	39
Grants of Plan-Based Awards	42
Outstanding Equity Awards at Fiscal Year End	44
Option Exercises and Stock Vested	45
Pension Benefits	46
Nonqualified Deferred Compensation	48
Potential Payments Upon Termination of Employment or Change in Control	49
Equity Compensation Plan Information	60
APPROVAL OF THE ESTÉE LAUDER COMPANIES INC. NON-EMPLOYEE DIRECTOR SHARE INCENTIVE PLAN (ITEM 2)	61
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (ITEM 3)	68
Proxy Procedure and Expenses of Solicitation	69
Stockholder Proposals and Direct Nominations	69
Other Information	70
APPENDIX A—THE ESTÉE LAUDER COMPANIES INC. NON-EMPLOYEE DIRECTOR SHARE INCENTIVE PLAN	A-1

ii

THE ESTÉE LAUDER COMPANIES INC.
767 Fifth Avenue
New York, New York 10153

October 1, 2007

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 9, 2007

Annual Meeting and Voting

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Estée Lauder Companies Inc. (the "Company", "we" or "us"), a Delaware corporation, to be voted at the Annual Meeting of Stockholders to be held in the Grand Salon at Jumeirah Essex House, 160 Central Park South, New York, New York, on Friday, November 9, 2007, at 10:00 a.m., local time, and at any adjournment or postponement of the meeting.

Admission to the Meeting

Admission to the meeting will require a ticket. If you are a stockholder of record and plan to attend, please check the appropriate box on the proxy card, or so indicate when you vote by telephone or the internet, and an admission ticket will be mailed to you. If you are a stockholder whose shares are held through an intermediary such as a bank or broker, and you plan to attend, please request an admission ticket by writing to the Investor Relations Department at The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153. Evidence of your ownership, which you can obtain from your bank, broker or other intermediary, must accompany your letter.

Who May Vote?

Only stockholders of record of shares of Class A Common Stock and Class B Common Stock at the close of business on September 14, 2007 are entitled to vote at the Annual Meeting or at any adjournment or postponement of the meeting. Each owner of record of Class A Common Stock on the record date is entitled to one vote for each share of Class A Common Stock so held. Each owner of record of Class B Common Stock on the record date is entitled to ten votes for each share of Class B Common Stock so held. On September 14, 2007, there were 113,745,409 shares of Class A Common Stock and 79,217,261 shares of Class B Common Stock issued and outstanding.

How do I vote?

Stockholders of record may vote by mail, telephone or the internet. If you are voting by mail, please complete, sign, date and return the enclosed proxy card in a timely manner to ensure that it is received prior to the meeting. If you are voting by telephone or the internet, please follow the instructions on the proxy card.

May I change my vote?

All proxies delivered pursuant to this solicitation are revocable at any time before they are exercised at the option of the persons submitting them by giving written notice to the Secretary of the Company at the mailing address set forth below, by submitting a later-dated proxy (either by mail, telephone or the internet) or by voting in person at the Annual Meeting. The mailing address of our principal executive offices is 767 Fifth Avenue, New York, New York 10153. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to stockholders, or being made available through the internet for those stockholders receiving their proxy materials electronically, is October 5, 2007.

What constitutes a quorum?

The holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally, present in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, broker non-votes and votes withheld are included in the count to determine a quorum.

What if a quorum is not represented at the Annual Meeting?

In the event that a quorum does not exist, the chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting. At such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

How many votes are required to approve a proposal?

Directors (Item 1) will be elected by a plurality of the votes cast by the holders of the shares of Class A Common Stock and Class B Common Stock voting in person or by proxy at the Annual Meeting. Under our bylaws, approval of the Non-Employee Director Share Incentive Plan (Item 2) or ratification of the appointment of KPMG LLP (Item 3), requires the affirmative vote of a majority of the votes cast "For" and "Against" the proposal by holders of Class A Common Stock and Class B Common Stock. Accordingly, abstentions and broker non-votes, while not included in calculating vote totals for these proposals, will have the practical effect of reducing the number of "For" votes needed to approve them.

How will my shares be voted?

All proxies properly submitted pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In the election of directors to serve until the Annual Meeting of Stockholders in 2010, stockholders may vote in favor of all nominees or withhold their votes as to any or all nominees. Regarding the other proposals to be voted upon, stockholders may vote in favor of the proposals, may vote against the proposals or may abstain from voting. Stockholders should specify their choices on the enclosed proxy card or pursuant to the instructions thereon for telephone or internet voting. If no specific choices are indicated, the shares represented by a properly submitted proxy will be voted:

1.
FOR the election of all nominees as director;

2.
FOR the approval of The Estée Lauder Companies Inc. Non-Employee Director Share Incentive Plan; and

3.
FOR the ratification of the appointment of KPMG LLP as independent auditors.

If you have returned your signed and completed proxy card and other matters are properly presented at the Annual Meeting of Stockholders for consideration, the proxy holders appointed by the Board of Directors (the persons named in your proxy card if you are a stockholder of record) will have the discretion to vote on those matters for you.

What if my shares are held by a broker?

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on any discretionary items of business to be voted upon at the Annual Meeting, such as the election of directors (Item 1) and the ratification of the appointment of KPMG LLP (Item 3). "Broker non-votes" will be included in determining the presence of a quorum at the Annual Meeting.

Who will count the vote?

Representatives of Mellon Investor Services LLC will tabulate the votes and act as inspectors of election.

May I see a list of stockholders entitled to vote as of the Record Date?

A list of registered stockholders as of the close of business on September 14, 2007 will be available for examination by any stockholder for any purpose germane to the meeting during normal business hours from October 25, 2007 through November 8, 2007, at the office of Spencer G. Smul, Vice President, Deputy General Counsel

and Secretary of the Company, at 767 Fifth Avenue, New York, New York 10153.

Can I access the Notice of Annual Meeting, Proxy Statement, Annual Report and Form 10-K on the Internet?

Our Proxy Statement (including Notice of Annual Meeting), Fiscal 2007 Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended June 30, 2007, are available in "Financial Reports" of the "Investors" section of our website at www.elcompanies.com. Instead of receiving future copies of our Notice of Annual Meeting, Proxy Statement, Annual Report and Form 10-K by mail, most stockholders can elect to receive an email that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and will also give you an electronic link to the proxy voting site.

Stockholders of record can enroll in Investor ServiceDirect™ at www.melloninvestor.com/isd for online access to future proxy materials.

If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

ELECTION OF DIRECTORS
(Item 1)

Board of Directors

        Currently, the Board of Directors is comprised of twelve directors. The directors are divided into three classes, each serving for a period of three years.

        The stockholders elect one class of the members of the Board of Directors annually. The directors whose terms will expire at the 2007 Annual Meeting of Stockholders are Aerin Lauder, William P. Lauder, Lynn Forester de Rothschild, and Richard D. Parsons, each of whom has been nominated to stand for re-election as a director at the 2007 Annual Meeting, to hold office until the 2010 Annual Meeting and until his or her successor is elected and qualifies. In the unanticipated event that one or more of these nominees is unable or declines to serve for any reason, the Board of Directors may reduce the number of directors or may designate a substitute nominee or nominees, in which event the persons named in the enclosed proxy will vote proxies for the election of such substitute nominee or nominees.

The Board recommends a vote FOR each nominee as a director to hold office until the 2010 Annual Meeting. Proxies received by the Board will be so voted unless a contrary choice is specified in the proxy.

NOMINEES FOR ELECTION TO TERM EXPIRING 2010 (CLASS II)

Aerin Lauder Director since 2004 Age 37	William P. Lauder Director since 1996 Age 47

Ms. Lauder became Senior Vice President, Global Creative Directions for the Estée Lauder brand in July 2004. From April 2001 through June 2004 she was Vice President of Global Advertising for the brand. From 1997 through April 2001, she was Executive Director, Creative Marketing, helping to define and enhance the Estée Lauder brand image. Prior to 1997, she was Director, Creative Product Development since 1995. Ms. Lauder joined the Company in 1992 as a member of the Prescriptives marketing team. She is a member of the Junior Associates of the Museum of Modern Art, The Metropolitan Museum of Art's Costume Institute Visiting Committee, the Board of Trustees of Thirteen/WNET and the Advisory Board of the New York Botanical Garden.
Mr. Lauder became President and Chief Executive Officer of the Company in July 2004. From January 2003 through June 2004, he was Chief Operating Officer. From July 2001 through 2002, he was Group President responsible for the worldwide business of Clinique and Origins and the Company's retail store and on-line operations. From 1998 to 2001, he was President of Clinique Laboratories, LLC. Prior to 1998, he was President of Origins Natural Resources Inc., and he had been the senior officer of that division since its inception in 1990. Prior thereto, he served in various positions since joining the Company in 1986. He is a member of the Boards of Trustees of The University of Pennsylvania and The Trinity School in New York City and the Boards of Directors of the Fresh Air Fund, the 92nd Street Y, the Partnership for New York City, True Temper Sports, Inc., Freedom Acquisition Holdings, Inc., the Advisory Board of Zelnick Media and Liberty Acquisition Holdings Corp.

Lynn Forester de Rothschild Director since 2000 Age 53	Richard D. Parsons Director since 1999 Age 59

Lady de Rothschild is Founder and Chief Executive of E L Rothschild LLC, a private company, since June 2002. From 1990 to 2002, Lady de Rothschild was President and Chief Executive Officer of FirstMark Holdings, Inc., which owned and managed various telecommunications companies. She was Executive Vice President for Development at Metromedia Telecommunications, Inc. from 1984 to 1989. She began her career in 1980 as an associate at the law firm of Simpson, Thacher and Bartlett LLP, where she practiced corporate law. Lady de Rothschild is a director of The Economist Newspaper Limited (member of the Audit Committee). She is also a member of the U.N. Advisory Committee on Inclusive Financial Services and a trustee of the American Fund for the Tate Gallery, the Outward Bound Trust (UK), and the Alfred Herrhausen Society for International Dialogue (Deutsche Bank). Lady de Rothschild is a member of the Council on Foreign Relations and the Foreign Policy Association, and she served as a member of the National Information Infrastructure Advisory Committee and as the Secretary of Energy Advisory Board under President Clinton.

Lady de Rothschild is Chair of the Nominating and Board Affairs Committee and is a member of the Compensation Committee and the Stock Plan Subcommittee.
Mr. Parsons is Chairman (since May 2003) and Chief Executive Officer (since May 2002) of Time Warner Inc. From January 2001 until May 2002, he was Co-Chief Operating Officer of AOL Time Warner. From 1995 until the merger with America On-Line Inc., he was President of Time Warner Inc. From 1990 through 1994, he was Chairman and Chief Executive Officer of Dime Bancorp, Inc. Mr. Parsons is a director of Time Warner Inc. and Citigroup, Inc. Among his numerous community activities, he is Chairman of the Apollo Theatre Foundation, and serves on the Boards of The American Museum of Natural History and The Museum of Modern Art. He is also a trustee of Howard University.

Mr. Parsons is Chair of the Compensation Committee and is a member of the Nominating and Board Affairs Committee.

INCUMBENT DIRECTORS—TERM EXPIRING 2008 (CLASS III)

Charlene Barshefsky Director since 2001 Age 57	Leonard A. Lauder Director since 1958 Age 74

Ambassador Barshefsky is Senior International Partner at the law firm of Wilmer Hale in Washington, D.C. Prior to joining the law firm, she was the United States Trade Representative from March 1997 to January 2001, and Deputy United States Trade Representative and Acting United States Trade Representative from June 1993 to March 1997. From February 2001 until July 2001, Ambassador Barshefsky was a Public Policy Scholar at the Woodrow Wilson International Center for Scholars in Washington, D.C. Ambassador Barshefsky is also a director of American Express Company, Starwood Hotels & Resorts Worldwide, Inc. and Intel Corporation. She is also on the Board of Directors of the Council on Foreign Relations.

Ambassador Barshefsky is a member of the Nominating and Board Affairs Committee.
Mr. Lauder has been Chairman of the Board of Directors of the Company since 1995. He served as Chief Executive Officer of the Company from 1982 through 1999 and as President from 1972 until 1995. Mr. Lauder formally joined the Company in 1958 after serving as an officer in the United States Navy. Since joining the Company, he has held various positions, including executive officer positions other than those described above. He is Chairman of the Board of Trustees of the Whitney Museum of American Art, a Charter Trustee of The University of Pennsylvania, a Trustee of The Aspen Institute and the co-founder and director of the Alzheimer's Drug Discovery Foundation. He served as a member of the White House Advisory Committee on Trade Policy and Negotiations under President Reagan.

Mr. Lauder is a member of the Nominating and Board Affairs Committee.

Ronald S. Lauder Director since 1988 and From 1968 to 1986 Age 63

Mr. Lauder has served as Chairman of Clinique Laboratories, LLC since returning from government service in 1987 and was Chairman of Estee Lauder International, Inc. from 1987 through 2002. Mr. Lauder joined the Company in 1964 and has served in various capacities. From 1983 to 1986, Mr. Lauder served as Deputy Assistant Secretary of Defense for European and NATO Affairs. From 1986 to 1987, he was U.S. Ambassador to Austria. He is non-executive Chairman of the Board of Directors of Central European Media Enterprises Ltd. He is also an Honorary Chairman of the Board of Trustees of the Museum of Modern Art.

INCUMBENT DIRECTORS—TERMS EXPIRING 2009 (CLASS I)

Rose Marie Bravo, CBE Director since 2003 Age 56	Paul J. Fribourg Director since 2006 Age 53

Ms. Bravo is the former Vice Chairman of Burberry Group Plc. She retired in July 2007. Prior to that she was Chief Executive from 1997 to July 2006. Prior to her appointment at Burberry, Ms. Bravo was President of Saks Fifth Avenue from 1992, with responsibility for merchandising, marketing and product development. From 1974 to 1992, Ms. Bravo held a number of positions at R.H. Macy & Co., culminating as Chairman and Chief Executive Officer of the U.S. retailer, I. Magnin from 1987 to 1992. Ms. Bravo is a member of the Board of Directors of Tiffany & Co.

Ms. Bravo is a member of the Compensation Committee and Stock Plan Subcommittee.
Mr. Fribourg is the Chairman and Chief Executive Officer of ContiGroup Companies, Inc., which is an active public market and private investor which owns and operates cattle feeding and integrated poultry businesses, since July 1997. Mr. Fribourg joined ContiGroup in 1976 and worked in various positions there with increasing responsibility in both the United States and Europe. Mr. Fribourg is a director of Loews Corporation, Power Corporation of Canada and Smithfield Foods, Inc. He also serves as a Board Member of, among others, the JPMorgan Chase National Advisory Board, Rabobank International North American Agribusiness Advisory Board, and The Public Theater. He is a member of the Board of Dean's Advisor's of Harvard Business School and has been a member of the Council on Foreign Relations since 1985.

Mr. Fribourg is a member of the Audit Committee.

Mellody Hobson Director since 2005 Age 38	Irvine O. Hockaday, Jr. Director since 2001 Age 70

Ms. Hobson has served as the President and a director of Ariel Capital Management, LLC/ Ariel Mutual Funds, a Chicago-based investment management firm, since 2000. She previously served as Senior Vice President and director of marketing at Ariel Capital Management, Inc. from 1994 to 2000, and as Vice President of marketing at Ariel Capital Management, Inc. from 1991 to 1994. Ms. Hobson is a director of DreamWorks Animation SKG, Inc. and Starbucks Corporation. Among her numerous civic activities, Ms. Hobson is a director of the Chicago Public Library as well as its foundation, and a member of the Boards of the Field Museum, the Chicago Public Education Fund and The Sundance Institute. Ms. Hobson is a trustee of Princeton University and a Team Member of the Council on Foreign Relations.

Ms. Hobson is a member of the Audit Committee.
Mr. Hockaday is the former President and Chief Executive Officer of Hallmark Cards, Inc. He retired in December 2001. Prior to joining Hallmark in 1983, he was President and Chief Executive Officer of Kansas City Southern Industries, Inc. Mr. Hockaday was a member of the Hallmark Board of Directors from 1978 until January 2002. He is a director of the Ford Motor Company (Senior Lead Director; member of the Audit Committee; Chairman of the Audit Committee from 1997 to 2004), Sprint Nextel Corporation (Lead Independent Director since 2003; member of the Audit Committee from 1997 until 2000), Aquila, Inc. (Chairman of the Compensation Committee), and Crown Media Holdings. He is a trustee emeritus of the Aspen Institute.

Mr. Hockaday is Chair of the Audit Committee.
Barry S. Sternlicht Director since 2004 Age 46

Mr. Sternlicht is Chairman and Chief Executive Officer of Starwood Capital Group, a private real estate investment firm he formed in 1991. From October 2004 until May 2005, he was Executive Chairman of Starwood Hotels & Resorts Worldwide, Inc., a company which he formed in 1995 and of which he was Chairman and Chief Executive Officer from 1995 until October 2004. Mr. Sternlicht also is a trustee of Brown University and serves on the boards of numerous civic organizations and charities including the Committee to Encourage Corporate Philanthropy, Business Committee for the Arts, Inc., The Harvard Club, the Center for Christian-Jewish Understanding, Juvenile Diabetes Research Foundation International's "National Leadership Advocacy Program", and Kids in Crisis. He also serves on the advisory boards of JPMorgan Chase and EuroHypo AG. He is a director of National Golf and a member of the Presidential Tourism and Travel Advisory Board, the Young Presidents Organization, the World Travel and Tourism Council and the Urban Land Institute.

Mr. Sternlicht is a member of the Audit Committee.

Ownership of Shares

        The following table sets forth certain information regarding the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock as of September 14, 2007 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of either Class A Common Stock or Class B Common Stock, (ii) each of the Company's directors or nominees, (iii) each of the current or former executive officers whose names appear in the summary compensation table, and (iv) all directors and executive officers as a group. Except as set forth in the notes to the table, the business address of each 5% stockholder is 767 Fifth Avenue, New York, New York 10153. As described in the notes to the table, certain named individuals share voting and/or investment power with respect to certain shares of common stock. Consequently, such shares are shown as beneficially owned by more than one person.

	Class A Common Stock (1)		Class B Common Stock		Voting Power †
Name of Beneficial Owner
	Number (2)%		Number	%	%
Leonard A. Lauder (3)(4)	9,963,471	8.8%	42,745,760	54.0%	48.1%
Ronald S. Lauder (3)(5)	864,755	0.8%	9,858,935	12.4%	10.9%
William P. Lauder (3)(6)	2,438,225	2.1%	6,521,254	8.2%	7.4%
Gary M. Lauder (3)(7)	1,312,916	1.2%	3,281,324	4.1%	3.8%
Aerin Lauder (8)	21,472	*	750,000	0.9%	0.8%
Joel S. Ehrenkranz, as trustee (3)(9)	736,882	0.6%	3,258,454	4.1%	3.7%
Richard D. Parsons, individually and as trustee (3)(10)	47,950	*	16,521,020	20.9%	18.2%
Ira T. Wender, as trustee (3)(11)	—	—	40,220	0.1%	*
Charlene Barshefsky (12)	40,816	*	—	—	*
Rose Marie Bravo (13)	27,482	*	—	—	*
Paul J. Fribourg (14)	8,857	*	—	—	*
Mellody Hobson (15)	14,392	*	—	—	*
Irvine O. Hockaday, Jr. (16)	38,980	*	—	—	*
Lynn Forester de Rothschild (17)	41,056	*	—	—	*
Barry S. Sternlicht (18)	63,084	0.1%	—	—	*
Daniel J. Brestle (19)	721,533	0.6%	—	—	*
Patrick Bousquet-Chavanne (20)	492,608	0.4%	—	—	*
Richard W. Kunes (21)	248,205	0.2%	—	—	*
Philip Shearer (22)	191,286	0.2%	—	—	*
AMVESCAP PLC (23)	8,606,904	7.6%	—	—	1.0%
Massachusetts Financial Services Company (24)	7,785,297	6.8%	—	—	0.9%
All directors and executive officers as a group (25 persons) (25)	16,259,699	14.3%	79,217,261	96.4%	85.4%

†
Voting power represents combined voting power of Class A Common Stock (one vote per share) and Class B Common Stock (10 votes per share) owned beneficially by such person or persons on September 14, 2007.

*
Less than 0.1%

(1)
Each share of Class B Common Stock is convertible at the option of the holder into one share of Class A Common Stock and is automatically converted into a share of Class A Common Stock upon transfer to a person who is not a Lauder Family Member (as defined below—see "Certain Relationships and Related Transactions"). The number of shares of Class A Common Stock and percentages contained under this heading do not account for such conversion right.

(2)
The number of shares of Class A Common Stock includes shares owned, shares underlying stock units payable in shares that are vested or expected to be paid out by November 13, 2007 and exercisable options (regardless of whether such options were in-the-money on September 14, 2007). The stock units included in the table that are beneficially owned by the non-employee directors represent the stock portion of their annual retainers plus dividend equivalents. Such units will be settled in shares of Class A Common Stock. Amounts are rounded to the nearest whole unit. Restricted stock units shown for Mr. W. Lauder, Mr. Brestle, Mr. Bousquet-Chavanne, Mr. Kunes, Mr. Shearer and restricted stock units in respect of 26,536 shares of Class A Common Stock for the other executive officers are subject to withholding of shares for payment of taxes and are expected to vest and be paid out on October 31, 2007.

(3)
Leonard A. Lauder, Ronald S. Lauder, William P. Lauder, Gary M. Lauder, each individually and as trustees of various trusts, Ira T. Wender, as trustee, Joel S. Ehrenkranz, as trustee, and Richard D. Parsons, as trustee, are parties to a Stockholders' Agreement, pursuant to which each has agreed to vote his or the trust's shares for the election of Leonard A. Lauder, Ronald S. Lauder and their respective designees as directors of the Company. See notes (4) and (5) for certain exceptions. Shares underlying stock options and stock units are not subject to the Shareholders' Agreement until the stock options are exercised or the stock units are converted. For purposes of the table, shares owned by each such individual are not attributed to the others by reason of such voting arrangement.

(4)
Includes shares owned beneficially or deemed to be owned beneficially by Leonard A. Lauder as follows:

          (a)   4,619,169 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power;

          (b)   2,829,302 shares of Class A Common Stock and 42,705,540 shares of Class B Common Stock as the majority stockholder of the sole general partner of a limited partnership and with respect to which he has sole voting and investment power;

          (c)   40,220 shares of Class B Common Stock as co-trustee of The Estée Lauder 2002 Trust with respect to which he shares voting power with Ronald S. Lauder, as co-trustee, and investment power with Ronald S. Lauder and Ira T. Wender, as co-trustees;

          (d)   390,000 shares of Class A Common Stock owned by Evelyn H. Lauder (shares owned by Evelyn H. Lauder are not subject to the Stockholders' Agreement);

          (e)   2,000,000 shares of Class A Common Stock underlying exercisable options held by Mr. Lauder; and

          (f)    125,000 shares of Class A Common Stock underlying exercisable options held by Evelyn H. Lauder.

  Mr. Lauder disclaims beneficial ownership of the shares of Class A Common Stock and options owned by his wife, Evelyn H. Lauder.

(5)
Includes shares owned beneficially or deemed to be owned beneficially by Ronald S. Lauder as follows:

          (a)   57,553 shares of Class A Common Stock and 9,815,533 shares of Class B Common Stock directly and with respect to which he has sole voting and shares investment power as described below;

          (b)   3,182 shares of Class A Common Stock and 3,182 shares of Class B Common Stock as sole trustee of a trust for the benefit of his children and with respect to which he has sole voting and investment power;

          (c)   40,220 shares of Class B Common Stock as co-trustee of The Estée Lauder 2002 Trust with respect to which he shares voting power with Leonard A. Lauder, as co-trustee, and investment power with Leonard A. Lauder and Ira T. Wender, as co-trustees;

          (d)   36,457 shares of Class A Common Stock as a Director of the Ronald S. Lauder Foundation with respect to which he shares voting and investment power;

          (e)   150,306 shares of Class A Common Stock as a Director of the Neue Galerie New York and with respect to which he shares voting and investment power;

          (f)    117,257 shares of Class A Common Stock as a Director of The Jewish Renaissance Foundation with respect to which he shares voting and investment power; and

          (g)   500,000 shares of Class A Common Stock underlying exercisable options held by Mr. R. Lauder.

  Shares owned by Neue Galerie New York and The Jewish Renaissance Foundation are not subject to the Stockholders' Agreement. Ronald S. Lauder disclaims beneficial ownership of the shares of Class A Common Stock and Class B Common Stock owned by trusts for the benefit of one or more of his children, the Ronald S. Lauder Foundation, Neue Galerie New York and The Jewish Renaissance Foundation. 9,815,533 shares of Class B Common Stock are pledged by Mr. R. Lauder to secure loans under a loan facility with a group of banks as to which he has sole voting power and shares investment power with the collateral agent pledgee.

(6)
Includes shares owned beneficially or deemed to be owned beneficially by William P. Lauder as follows:

          (a)   732,522 shares of Class A Common Stock and 3,262,800 shares of Class B Common Stock directly and with respect to which he has sole voting and investment power;

          (b)   368,441 shares of Class A Common Stock and 1,914,608 shares of Class B Common Stock as co-trustee of The 1992 GRAT Remainder Trust established by Leonard A. Lauder for the benefit of William P. Lauder and others and with respect to which he shares voting power with Gary M. Lauder, as co-trustee, and investment power with Gary M. Lauder and Joel Ehrenkranz, as co-trustees;

          (c)   368,441 shares of Class A Common Stock and 1,343,846 shares of Class B Common Stock as co-trustee of a trust established by Leonard A. Lauder for the benefit of Gary M. Lauder and others with respect to which he shares voting power with Gary M. Lauder and Joel S. Ehrenkranz, as co-trustees;

          (d)   950,000 shares of Class A Common Stock underlying exercisable options held by Mr. W. Lauder; and

          (e)   18,821 shares of Class A Common Stock underlying restricted stock units expected to vest and be paid out (subject to withholding of shares for payment of taxes) on October 31, 2007.

  Mr. W. Lauder disclaims beneficial ownership of shares held by the two trusts to the extent he does not have a pecuniary interest in such shares. Excludes stock options with respect to 350,000 shares of Class A Common Stock granted to Mr. W. Lauder under the Company's share incentive plans that were not yet exercisable as of September 14, 2007. Also excludes shares of Class A Common Stock underlying (a) performance share unit awards with a target payout of 28,993 shares and restricted stock units in respect of 9,665 shares that were granted to Mr. W. Lauder by the Stock Plan Subcommittee on September 26, 2005; (b) performance share unit awards with a target payout of 27,471 shares and restricted stock units in respect of 18,314 shares that were granted to Mr. W. Lauder by the Stock Plan Subcommittee on September 20, 2006; and (c) stock options in respect of 150,000 shares, performance share unit awards with a target payout of 25,998 shares and restricted stock units in respect of 25,998 shares that were granted to Mr. W. Lauder by the Stock Plan Subcommittee on September 21, 2007.

(7)
Includes shares owned beneficially or deemed to be owned beneficially by Gary M. Lauder as follows:

          (a)   570,800 shares of Class A Common Stock as sole trustee of the Gary M. Lauder 2000 Revocable Trust as to which he has sole voting and investment power;

          (b)   368,441 shares of Class A Common Stock and 1,343,846 shares of Class B Common Stock as co-trustee of The 1992 GRAT Remainder Trust established by Leonard A. Lauder for the benefit of Gary M. Lauder and others and with respect to which he shares voting power with William P. Lauder, as co-trustee, and investment power with William P. Lauder and Joel Ehrenkranz, as co-trustees;

          (c)   368,441 shares of Class A Common Stock and 1,914,608 shares of Class B Common Stock as co-trustee of a trust established by Leonard A. Lauder for the benefit of William P. Lauder and others with respect to which he shares voting power with William P. Lauder and Joel S. Ehrenkranz, as co-trustees; and

          (d)   5,234 shares of Class A Common Stock and 22,870 shares of Class B Common Stock as custodian for his nieces.

  Mr. G. Lauder disclaims beneficial ownership of the shares held by him as custodian and of the shares held by the two trusts to the extent he does not have a pecuniary interest in such shares. Gary M. Lauder's business address is ICTV Inc., 14600 Winchester Boulevard, Los Gatos, California 95030.

(8)
Includes shares owned beneficially or deemed to be owned beneficially by Aerin Lauder as follows:

          (a)   750,000 shares of Class B Common Stock direcly and with respect to which she has sole voting and investment power;

          (b)   21,333 shares of Class A Common Stock underlying exercisable options held by Ms. Lauder; and

          (c)   139 shares of Class A Common Stock underlying restricted stock units expected to vest and be paid out (subject to withholding of shares for payment of taxes) on October 31, 2007.

  Excludes stock options with respect to 2,917 shares of Class A Common Stock granted to Ms. Lauder under the Company's share incentive plans that were not yet exercisable as of September 14, 2007. Also excludes (a) restricted stock units in respect of 278 shares that were granted to Ms. Lauder by the Stock Plan Subcommittee on September 20, 2006 and (b) stock options in respect of 1,250 shares and restricted stock units in respect of 417 shares that were granted to Ms. Lauder by the Stock Plan Subcommittee on September 21, 2007.

  Richard D. Parsons is Trustee of certain trusts for the benefit of Ms. Lauder and her family that hold shares of Class B Common Stock. See Note 10.

(9)
Includes shares owned beneficially or deemed to be owned beneficially by Joel S. Ehrenkranz as follows:

          (a)   368,441 shares of Class A Common Stock and 1,914,608 shares of Class B Common Stock as co-trustee of The 1992 GRAT Remainder Trust established by Leonard A. Lauder for the benefit of William P. Lauder and with respect to which he shares investment power with William P. Lauder and Gary M. Lauder, as co-trustees; and

          (b)   368,441 shares of Class A Common Stock and 1,343,846 shares of Class B Common Stock as co-trustee of The 1992 GRAT Remainder Trust established by Leonard A. Lauder for the benefit of Gary M. Lauder with respect to which he shares investment power with Gary M. Lauder and William P. Lauder, as co-trustees.

  Mr. Ehrenkranz disclaims beneficial ownership of all such shares. Mr. Joel S. Ehrenkranz's business address is 375 Park Avenue, New York, New York 10152.

(10)
Includes shares owned beneficially or deemed to be owned beneficially by Richard D. Parsons as follows:

          (a)   2,221 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power;

          (b)   2,004 shares of Class A Common Stock underlying stock units payable in shares;

          (c)   43,725 shares of Class A Common Stock underlying options that are exercisable (or which will be exercisable on October 31, 2007) and

          (d)   16,521,020 shares of Class B Common Stock as trustee of trusts for the benefit of Aerin Lauder and Jane Lauder and with respect to which Mr. Parsons has sole voting and investment power.

  Mr. Parsons disclaims beneficial ownership of the shares held in trust. Mr. Parson's business address is 1 Time Warner Center, New York, New York 10019.

(11)
Mr. Wender is co-trustee of The Estée Lauder 2002 Trust which owns 40,220 shares of Class B Common Stock. He shares investment power with Leonard A. Lauder and Ronald S. Lauder. Mr. Wender disclaims beneficial ownership of such shares. Mr. Wender's business address is 1133 Avenue of the Americas, New York, New York 10036.

(12)
Includes shares owned beneficially by Ambassador Barshefsky as follows:

          (a)   2,000 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power;

          (b)   2,099 shares of Class A Common Stock underlying stock units payable in shares; and

          (c)   36,717 shares of Class A Common Stock underlying options that are exercisable (or which will become exercisable on October 31, 2007).

(13)
Includes shares owned beneficially by Ms. Bravo as follows:

          (a)   2,000 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power;

          (b)   1,239 shares of Class A Common Stock underlying stock units payable in shares; and

          (c)   24,243 shares of Class A Common Stock underlying options that are exercisable (or which will become exercisable on October 31, 2007).

(14)
Includes shares owned beneficially by Mr. Fribourg as follows:

          (a)   2,000 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; and

          (b)   6,857 shares of Class A Common Stock underlying options that are exercisable (or which will become exercisable on October 31, 2007).

  Mr. Fribourg also holds stock units payable in cash in respect of 2,870 shares of Class A Common Stock, which represents retainers and fees deferred by him prior to September 14, 2007. Such units are excluded from the table, because they are not payable in shares.

(15)
Includes shares owned beneficially by Ms. Hobson as follows:

          (a)   3,000 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power;

          (b)   1,392 shares of Class A Common Stock underlying stock units payable in shares; and

          (c)   10,000 shares of Class A Common Stock underlying options that are exercisable (or which will become exercisable on October 31, 2007).

  Ms. Hobson also holds stock units payable in cash in respect of 5,557 shares of Class A Common Stock, which represents retainers and fees deferred by her prior to September 14, 2007. Such units are excluded from the table, because they are not payable in shares.

(16)
Includes shares owned beneficially by Mr. Hockaday as follows:

          (a)   3,000 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power;

          (b)   3,655 shares of Class A Common Stock underlying stock units payable in shares; and

          (c)   32,325 shares of Class A Common Stock underlying options that are exercisable (or which will become exercisable on October 31, 2007).

  Mr. Hockaday also holds stock units payable in cash in respect of 19,384 shares of Class A Common Stock, which represents retainers and fees deferred by him prior to September 14, 2007. Such units are excluded from the table, because they are not payable in shares.

(17)
Includes shares owned beneficially by Ms. de Rothschild as follows:

          (a)   2,000 shares of Class A Common Stock directly and with respect to which she has sole voting and investment power;

          (b)   2,004 shares of Class A Common Stock underlying stock units payable in shares; and

          (c)   37,052 shares of Class A Common Stock underlying options that are exercisable (or which will become exercisable on October 31, 2007).

  Ms. de Rothschild also holds stock units payable in cash in respect of 16,989 shares of Class A Common Stock, which represents retainers and fees deferred by her prior to September 14, 2007. Such units are excluded from the table, because they are not payable in shares.

(18)
Includes shares owned beneficially or deemed to be owned beneficially by Mr. Sternlicht as follows:

          (a)   27,000 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power;

          (b)   18,000 shares of Class A Common Stock indirectly through three family trusts;

          (c)   1,392 shares of Class A Common Stock underlying stock units payable in shares; and

          (d)   16,692 shares of Class A Common Stock underlying options that are exercisable (or which will become exercisable on October 31, 2007).

  Mr. Sternlicht also holds stock units payable in cash in respect of 6,489 shares of Class A Common Stock, which represents retainers and fees deferred by him prior to September 14, 2007. Such units are excluded from the table, because they are not payable in shares.

(19)
Includes shares owned beneficially by Daniel J. Brestle as follows:

          (a)   8,987 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power;

          (b)   699,999 shares of Class A Common Stock underlying options that are exercisable; and

          (c)   12,547 shares of Class A Common Stock underlying restricted stock units expected to vest and be paid out (subject to withholding of shares for payment of taxes) on October 31, 2007.

  Excludes stock options with respect to 200,001 shares of Class A Common Stock granted to Mr. Brestle under the Company's share incentive plans that were not yet exercisable as of September 14, 2007. Also excludes (a) performance share unit awards with a target payout of 19,329 shares and restricted stock units in respect of 6,443 shares that were granted to Mr. Brestle by the Stock Plan Subcommittee on September 26, 2005; (b) performance share unit awards with a target payout of 18,314 shares and restricted stock units in respect of 12,210 shares that were granted to Mr. Brestle by the Stock Plan Subcommittee on September 20, 2006; and (c) stock options in respect of 100,000 shares, performance share unit awards with a target payout of 17,332 shares and restricted stock units in respect of 17,332 shares that were granted to Mr. Brestle by the Stock Plan Subcommittee on September 21, 2007.

(20)
Includes shares owned beneficially by Patrick Bousquet-Chavanne as follows:

          (a)   3,003 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power;

          (b)   483,332 shares of Class A Common Stock underlying options that are exercisable; and

          (c)   6,273 shares of Class A Common Stock underlying restricted stock units expected to vest and be paid out (subject to withholding of shares for payment of taxes) on October 31, 2007.

  Excludes stock options with respect to 116,668 shares of Class A Common Stock granted to Mr. Bousquet-Chavanne under the Company's share incentive plans that were not yet exercisable as of September 14, 2007. Also excludes (a) performance share unit awards with a target payout of 9,664 shares and restricted stock units in respect of 3,222 shares that were granted to Mr. Bousquet-Chavanne by the Stock Plan Subcommittee on September 26, 2005; (b) performance share unit awards with a target payout of 9,157 shares and restricted stock units in respect of 6,105 shares that were granted to Mr. Bousquet-Chavanne by the Stock Plan Subcommittee on September 20, 2006; and (c) stock options in respect of 62,500 shares, performance share unit awards with a target payout of 10,833 shares and restricted stock units in respect of 10,833 shares that were granted to Mr. Bousquet-Chavanne by the Stock Plan Subcommittee on September 21, 2007.

(21)
Includes shares owned beneficially or deemed to be owned beneficially by Richard W. Kunes as follows:

          (a)   2,160 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power;

          (b)   6,440 shares of Class A Common Stock owned by his wife;

          (c)   233,332 shares of Class A Common Stock underlying options that are exercisable; and

          (d)   6,273 shares of Class A Common Stock underlying restricted stock units expected to vest and be paid out (subject to withholding of shares for payment of taxes) on October 31, 2007.

  Excludes stock options with respect to 116,668 shares of Class A Common Stock granted to Mr. Kunes under the Company's share incentive plans that were not yet exercisable as of September 14, 2007. Also excludes (a) performance share unit awards with a target payout of 9,664 shares and restricted stock units in respect of 3,222 shares that were granted to Mr. Kunes by the Stock Plan Subcommittee on September 26, 2005; (b) performance share unit awards with a target payout of 9,157 shares and restricted stock units in respect of 6,105 shares that were granted to Mr. Kunes by the Stock Plan Subcommittee on September 20, 2006; and (c) stock options in respect of 50,000 shares, performance share unit awards with a target payout of 8,666 shares and restricted stock units in respect of 8,666 shares that were granted to Mr. Kunes by the Stock Plan Subcommittee on September 21, 2007.

(22)
Includes shares owned beneficially by Philip Shearer as follows:

          (a)   1,681 shares of Class A Common Stock directly and with respect to which he has sole voting and investment power; and

          (b)   183,332 shares of Class A Common Stock underlying options that are exercisable; and

          (c)   6,273 shares of Class A Common Stock underlying restricted stock units expected to vest and be paid out (subject to withholding of shares for payment of taxes) on October 31, 2007.

  Excludes stock options with respect to 116,668 shares of Class A Common Stock granted to Mr. Shearer under the Company's share incentive plans that were not yet exercisable as of September 14, 2007. Also excludes (a) performance share unit awards with a target payout of 9,664 shares and restricted stock units in respect of 3,222 shares that were granted to Mr. Shearer by the Stock Plan Subcommittee on September 26, 2005; (b), performance share unit awards with a target payout of 9,157 shares and restricted stock units in respect of 6,105 shares that were granted to Mr. Shearer by the Stock Plan Subcommittee on September 20, 2006; and (c) stock options in respect of 62,500 shares, performance share unit awards with a target payout of 10,833 shares and restricted stock units in respect of 10,833 shares that were granted to Mr. Shearer by the Stock Plan Subcommittee on September 21, 2007. See also note (2).

(23)
Based on a 13G filed on February 14, 2007 AMVESCAP PLC ("AMVESCAP"), 30 Finsbury Square, London EC2A 1AG, England, AMVESCAP may be deemed to be, directly or indirectly, the beneficial owner of, and may have direct or indirect voting and/or investment discretion over 8,606,904 shares of Class A Common Stock, which are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates.

(24)
Based on a 13G filed on February 12, 2007 by Massachusetts Financial Services ("MFS"), 500 Boylston Street, 10th Floor, Boston, MA 02116, MFS may be deemed to be, directly or indirectly, the beneficial owner of, and may have direct or indirect voting and/or investment discretion over 7,785,297 shares of Class A Common Stock, which are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates.

(25)
See notes (2) through (6), (8), (10) and (12) through (22). Includes for executive officers not named in the table:

          (a)   8,994 shares of Class A Common Stock;

          (b)   26,536 shares of Class A Common Stock underlying restricted stock units expected to vest and be paid out (subject to withholding of shares for payment of taxes) on October 31, 2007; and

          (c)   999,997 shares of Class A Common Stock underlying options that are exercisable.

  Excludes stock options with respect to an aggregate of 546,672 shares of Class A Common Stock granted to the executive officers whose names do not appear in this table, that were outstanding on September 14, 2007 but were not yet exercisable. Also excludes for the non-named executives (a) performance share unit awards with a target payout of 33,824 shares and restricted stock units in respect of 11,277 shares that were granted to such executives by the Stock Plan Subcommittee on September 26, 2005; (b) performance share units awards with a target payout of 45,782 shares and restricted stock units in respect of 30,522 shares that were granted to such executives by the Stock Plan Subcommittee on September 20, 2006; and (c) stock options in respect of 262,500 shares, performance share unit awards with a target payout of 45,497 shares and restricted stock units in respect of 45,497 shares that were granted to such executives by the Stock Plan Subcommittee on September 21, 2007.

Additional Information Regarding the Board of Directors

        Stockholders' Agreement.    All Lauder Family Members (other than Aerin Lauder, Jane Lauder and The 4202 Corporation) who beneficially own shares of Common Stock have agreed pursuant to a stockholders' agreement with the Company ("the Stockholders' Agreement") to vote all shares beneficially owned by them for Leonard A. Lauder, Ronald S. Lauder and one person, if any, designated by each as a director of the Company. The term "Lauder Family Member" is defined later in this Proxy Statement (see "Certain Relationships and Related Transactions—Lauder Family Relationships and Compensation"). Lauder Family Members who are parties to the Stockholders' Agreement beneficially owned, in the aggregate, on September 14, 2007, shares of Common Stock having approximately 84.5% of the voting power of the Company. The right of each of Leonard A. Lauder and Ronald S. Lauder to designate a nominee exists only when he (including his descendants) beneficially owns (other than by reason of the Stockholders' Agreement) shares of Common Stock with at least 10% of the total voting power of the Company. Currently, William P. Lauder is the nominee of Leonard A. Lauder and Aerin Lauder is the nominee of Ronald S. Lauder. The right of each of Leonard A. Lauder and Ronald S. Lauder to be nominated will exist so long as he (including his descendants) beneficially owns shares of Common Stock with at least 5% of the total voting power of the Company. In the event that Leonard A. Lauder ceases to be a member of the Board of Directors by reason of his death or disability, then his sons, William P. Lauder and Gary M. Lauder, will succeed to his rights to be nominated as a director and to designate one nominee. If either son is unable to serve by reason of his death or disability, the other son will have the right to designate a nominee. Similarly, Aerin Lauder and Jane Lauder, Ronald S. Lauder's daughters, will succeed to their father's rights if he should cease to be a director by reason of his death or disability. If either daughter is unable to serve by reason of her death or disability, the other daughter will have the right to designate a nominee. In the event none of Leonard A. Lauder and his sons and Ronald S. Lauder and his daughters are able to serve as directors by reason of death or disability, then the rights under the Stockholders' Agreement to be a nominee and to designate a nominee will cease.

        Board Committees.    The Board of Directors has established three standing committees—the Audit Committee, the Compensation Committee (which includes the Stock Plan Subcommittee) and the Nominating and Board Affairs Committee. Current copies of the charters for each of these Committees may be found in the "Investors" section of the Company's website: www.elcompanies.com under the heading "Corporate Governance." Stockholders may also contact Investor Relations at 767 Fifth Avenue, New York, New York 10153 or call 800-308-2334 to obtain a hard copy of these documents without charge.

        The Company is a "controlled company" under the rules of the New York Stock Exchange because the Lauder family and their related entities hold more than 50% of the voting power of the outstanding voting stock. As such, the Company may avail itself of exemptions relating to the independence of the Board and certain Board committees. Despite the availability of such exemptions, the Board of Directors has determined that it will have a majority of independent directors and that both the Nominating and Board Affairs Committee and the Compensation Committee will have otherwise required provisions in their charters. The Board of Directors currently has also determined to use the two remaining exemptions, and thus will not require that the Nominating and Board Affairs Committee and Compensation Committee be comprised solely of independent directors.

        The Audit Committee members are Irvine O. Hockaday, Jr., Chair, Mellody Hobson, Barry S. Sternlicht and Paul J. Fribourg. The Board of Directors has determined that Mr. Hockaday, Ms. Hobson, Mr. Sternlicht and Mr. Fribourg each qualifies as an "Audit Committee Financial Expert" in accordance with the rules issued by the Securities and Exchange Commission. The Audit Committee has a written charter adopted by the Board of Directors. The Committee, among other things, appoints the independent auditors, reviews the independence of such auditors, approves the scope of the annual audit activities of the independent auditors and the Company's Internal Control Department, reviews audit results and reviews and discusses the Company's financial statements with management and the independent auditors. The Committee also meets separately, at least quarterly, with the Chief Financial Officer and Chief Internal Control Officer and with representatives of the independent auditor.

        The Compensation Committee members are Richard D. Parsons, Chair, Rose Marie Bravo and Lynn Forester de Rothschild. The Committee has the authority to, and does, establish and approve compensation plans and arrangements with respect to the Company's executive officers and administers the executive annual incentive plan. The Stock Plan Subcommittee, whose members are Rose Marie Bravo and Lynn Forester de Rothschild, has the authority to adopt and administer the Company's share incentive plans.

        The Nominating and Board Affairs Committee members are Charlene Barshefsky, Leonard A. Lauder, Richard D. Parsons and Lynn Forester de Rothschild, Chair. The Committee, among other things, recommends nominees for election as members of the Board, considers and makes recommendations regarding Board practices and procedures and reviews the compensation for service as a Board member.

        Each committee reports regularly to the Board and has authority to engage its own advisors.

        Board and Board Committee Meetings; Attendance at Annual Meetings; Executive Sessions.    Directors are expected to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. In furtherance of the Board's role, directors are expected to attend all scheduled Board and Board Committee meetings and all meetings of stockholders. In fiscal 2007, the Board of Directors met seven times, the Compensation Committee met five times, the Stock Plan Subcommittee met four times, the Audit Committee met eight times, and the Nominating and Board Affairs Committee met two times. The total combined attendance for all board and committee meetings was 93.92%. In fiscal 2007, the non-employee directors met seven times in executive session including two meetings at which at least one management director was present for all or part of the session. All twelve of the Company's directors serving at that time attended the Company's 2006 Annual Meeting of Stockholders.

        Irvine O. Hockaday, Jr. has served as the presiding director for all executive sessions of the Board of Directors since November 2004. Mr. Hockaday has been appointed by the Board to serve for an additional one-year term beginning after the 2007 Annual Meeting. The presiding director serves for a one-year term beginning with the meeting of the Board immediately following the Annual Meeting of Stockholders and is selected from among the independent members of the Board.

        Board Membership Criteria.    The Nominating and Board Affairs Committee works with the Board on an annual basis to determine the appropriate characteristics, skills and experience for the Board as a whole and for its individual members. All directors should possess the highest personal and professional ethics as well as an inquisitive and objective perspective, practical wisdom and mature judgment. In evaluating the suitability of individual Board members, the Board takes into account many factors, including general understanding of the Company's business on a technical level and educational and professional background. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best support the success of the business and, based on its diversity of experience, represent stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Nominating and Board Affairs Committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board.

        Upon determining the need for additional or replacement Board members, the Nominating and Board Affairs Committee will identify one or more director candidates and evaluate each candidate under the criteria described above based on the information it receives with a recommendation or that it otherwise possesses, which information may be supplemented by additional inquiries. Application of these criteria involves the exercise of judgment and cannot be measured in any mathematical or routine way. Based on its assessment of each candidate's independence, skills and qualifications and the criteria described above, the Committee will make recommendations regarding potential director candidates to the Board. The Committee may engage third parties to assist in the search for director candidates or to assist in gathering information regarding a candidate's background and experience. The Committee will evaluate stockholder recommended candidates in the same manner as other candidates. Candidates may also be designated pursuant to the Stockholders' Agreement. See "Additional Information Regarding the Board of Directors—Stockholders' Agreement."

        Board Independence Standards for Directors.    To be considered "independent" for purposes of membership on the Company's Board of Directors, the Board must determine that a director has no material relationship with the Company, including any of its subsidiaries, other than as a director. For each director, the Board broadly considers all relevant facts and circumstances. In making its determination, the Board considers the following categories of relationships to be material, thus precluding a determination that a director is "independent":

(i)
the director is an employee of the Company, or an immediate family member of the director is an executive officer of the Company, or was so employed during the last three years.

(ii)
the director receives, or an immediate family member of the director receives, during any twelve-month period within the last three years, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(iii)
(A) the director or an immediate family member of the director is a current partner of a firm that is the Company's internal or external auditor, (B) the director is a current employee of such a firm, (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice, or (D) the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed company's audit within that time.

(iv)
the director or an immediate family member of the director is, or has been within the last three years, employed, as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee.

(v)
the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

        Additionally, the following relationships will not be considered to be "material" relationships that would impair a director's independence:

(i)
any of the relationships described in (i)-(v) above, if such relationships occurred more than three years ago, or

(ii)
if a director is a current employee, or an immediate family member of a director is a current executive officer of another company that does business with the Company and such other company, during the current or last fiscal year, made payments to or received payments from, the Company of less than $1 million or two percent (2%) of such other company's consolidated gross revenues, whichever is greater.

        Contributions to tax exempt organizations shall not be considered payments for purposes of these independence standards. An "immediate family member" includes a director's spouse,

parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person's home.

        The Board reviews at least annually whether directors meet these Director Independence Standards.

        The following directors, including those nominated for re-election, have been determined by the Board to be "independent" pursuant to New York Stock Exchange rules and the Company's Independent Director Standards described above: Charlene Barshefsky, Rose Marie Bravo, Paul J. Fribourg, Mellody Hobson, Irvine O. Hockaday, Jr., Lynn Forester de Rothschild, Barry S. Sternlicht and Marshall Rose (until he retired from the Board on October 31, 2006).

        In addition to the foregoing, in order to be considered "independent" under New York Stock Exchange rules for purposes of serving on the Company's Audit Committee, a director also may not accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Company, other than as a director, and may not be an "affiliated person" of the Company. Audit Committee members may receive directors' fees and fixed payments for prior service with the Company. The Board has determined that each of the members of the Audit Committee meet these additional independence requirements as well.

        Communications with the Board.    An interested party who wishes to communicate with the Board, any Committee thereof, the non-management directors as a group, or any individual director, including the presiding director for executive sessions of the Board, may do so by addressing the correspondence to that individual or group, c/o Sara E. Moss, Executive Vice President and General Counsel, The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153. She, or her designee, will review all such correspondence to determine that the substance of the correspondence relates to the duties and responsibilities of the Board or individual Board member before forwarding the correspondence to the intended recipient. Spam, junk mail, solicitations, and hostile, threatening, illegal or similarly unsuitable material will not be forwarded to the intended recipient and, if circumstances warrant, may be forwarded to the Company's security staff. Any communication that is not forwarded may be made available to the intended recipient at his or her request.

        Director Nominees Recommended by Stockholders.    The Nominating and Board Affairs Committee will consider stockholder recommendations of nominees in the same manner as and pursuant to the same criteria by which it considers all other nominees, except for nominations received pursuant to the Stockholders' Agreement. See "Board Membership Criteria." Stockholders who wish to suggest qualified candidates should send their written recommendation to the Nominating and Board Affairs Committee c/o Sara E. Moss, Executive Vice President and General Counsel, The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153. The following information must accompany any such recommendation by a stockholder: (i) the name and address of the stockholder making the recommendation, (ii) the name, address, telephone number and social security number of the proposed nominee, (iii) the class or series and number of shares of the Company that are beneficially owned by the stockholder making the recommendation, (iv) a description of all arrangements or understandings between the stockholder and the candidate, and an executed written consent of the proposed nominee to serve as a director of the Company if so elected, (v) a copy of the proposed nominee's resume and references, and (vi) an analysis of the candidate's qualifications to serve on the Board of Directors and on each of the Board's committees in light of the criteria for Board membership established by the Board. See "Board Membership Criteria." For stockholders intending to nominate an individual for election as a director directly, there are specific procedures set forth in our bylaws. See "Stockholder Proposals and Direct Nominations."

Corporate Governance Guidelines and Code of Conduct

        The Board of Directors has developed corporate governance practices to help it fulfill its responsibilities to stockholders in providing general direction and oversight of management of the Company. These practices are set forth in the Company's Corporate Governance Guidelines. The Company also has a Code of Conduct ("Code") applicable to all employees, officers and directors of the Company, including, without limitation, the Chief Executive Officer, the Chief Financial Officer and other senior financial officers. These documents, as well as any waiver of a provision of the Code granted to any senior officer or director or material amendment to the Code, if any, may be found in the "Investors Section" section of the Company's website: www.elcompanies.com. Stockholders may also contact Investor Relations at 767 Fifth Avenue, New York, New York 10153 or call 800-308-2334 to obtain a hard copy of these documents without charge.

Audit Committee Report

        The Audit Committee of the Board of Directors, consisting solely of "independent directors" as defined by the Board and consistent with the rules of the New York Stock Exchange, has:

1.
reviewed and discussed the Company's audited financial statements for the fiscal year ended June 30, 2007 with management;

2.
discussed with KPMG the matters required to be discussed by SAS 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

3.
received the written disclosures and letter from KPMG required by Independence Standards Board Standard No. 1, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and discussed KPMG's independence with representatives of KPMG.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2007 be included in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission.

  The Audit Committee
  Irvine O. Hockaday, Jr., Chair
  Paul J. Fribourg
  Mellody Hobson
  Barry S. Sternlicht

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and any persons who own more than 10% of the Class A Common Stock, to file forms reporting their initial beneficial ownership of common stock and subsequent changes in that ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater-than-10% beneficial owners also are required to furnish the Company with copies of all forms they file under Section 16(a). Based solely upon a review of the copies of the forms furnished to the Company, or a written representation from a reporting person that no Form 5 was required, the Company believes that during the 2007 fiscal year all Section 16(a) filing requirements were satisfied.

Policy and Procedures for the Review of Related Person Transactions

        In February 2007, the Board formalized our policy and procedures for the review of related person transactions (the "Policy"). The written policy sets forth procedures for the review and approval or ratification of transactions involving "Related Persons," which consists of any director, nominee for director, executive officer or greater than 5% stockholder of the Company, and the "Immediate Family Members" of any such director, nominee for director, executive officer or greater than 5% stockholder. The Audit Committee (or its Chair under certain circumstances) is responsible for applying the Policy with the assistance of the Executive Vice President and General Counsel ("EVP GC") or designee (if any).

        "Transactions" covered by the Policy consist of any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which

(i)
with respect to any fiscal year, any transaction which is currently proposed or has been in effect at any time since the beginning of such fiscal year in which the Company was, is or is proposed to be a participant, and

(ii)
a person who at any time during such fiscal year was a Related Person had, has or will have a direct or indirect material interest.

        Determination of materiality may include the importance of the interest to the Related Person (financially or otherwise), the relationship of the Related Person to the Transaction and of Related Persons with each other, and the dollar amount involved in the Transaction; and whether any related person has or will have a direct material interest or an indirect material interest in the transaction.

        The Policy includes a list of categories of transactions identified by the Board as having no significant potential for an actual or the appearance of a conflict of interest or improper benefit to a related person, and thus are not subject to review by the Committee ("Excluded Transactions"). Excluded Transactions include certain transactions in the ordinary course of business between the Company and another entity with which a Related Person is affiliated and certain discretionary charitable contributions by the Company to an established non-profit entity with which a related person is affiliated, as long as the amounts involved are below certain percentages of the consolidated gross revenues of the Company and the Related Person.

        Each Transaction by a Related Person should be reported to the EVP GC, or designee, for presentation to the Committee for approval prior to its consummation, or for ratification, if necessary, after consummation. The EVP GC or designee will assess whether any proposed transaction involving a related person is a related person transaction covered by the Related Person Transaction Policy, and if so, the transaction will be presented to the Committee for review and consideration at its next meeting or, in those instances in which the EVP GC or designee determines that it is not practicable or desirable for the Company to wait until the next Committee meeting, to the Chair of the Committee. If the EVP GC or designee potentially may be involved in a related person transaction, the applicable person is required to inform the Chief Executive Officer and the Chair of the Committee. Transactions by Related Persons (other than Excluded Transactions) will be reviewed and be subject to approval by the Committee. If possible, the approval will be obtained before ELC commences the transaction or enters into or amends any contract relating to the transaction. If advanced Committee approval of a related party transaction is not feasible or not identified prior to the commencement of a transaction, then the transaction will be considered and, if the Committee determines it to be appropriate, ratified at the Committee's next regularly scheduled meeting.

        In determining whether to approve or ratify a related person transaction covered by the Policy, the Committee may take into account such factors it deems appropriate, which may include (if applicable), but not be limited to:

  •
  the materiality of the interest of the Related Person in the transaction;

  •
  the fairness or reasonableness of the Related Person Transaction to the Company;

  •
  the availability of other sources for comparable products or services;

  •
  the terms of the transaction; and

  •
  the terms available to unrelated third parties or to employees generally.

        A member of the Committee who is a Related Person in connection with a particular proposed related person transaction will not participate in any discussion or approval of the transaction, other than discussions for the purpose of providing material information concerning the transaction to the Committee.

Certain Relationships and Related Transactions

        Lauder Family Relationships and Compensation.    Leonard A. Lauder is the Chairman of the Board of Directors. His brother, Ronald S. Lauder, is a Senior Vice President and director of the

Company and Chairman of Clinique Laboratories, LLC. Leonard A. Lauder's wife, Evelyn H. Lauder, is Senior Corporate Vice President of the Company. Leonard and Evelyn Lauder have two sons, William P. Lauder and Gary M. Lauder. William P. Lauder is President and Chief Executive Officer and a director of the Company. Gary M. Lauder is not an employee of the Company. Ronald S. Lauder and his wife, Jo Carole Lauder, have two daughters, Aerin Lauder and Jane Lauder. Aerin Lauder is Senior Vice President—Global Creative Directions for the Estée Lauder brand and is a director of the Company. Jane Lauder is Senior Vice President, Global Product Marketing for Clinique.

        In fiscal 2007, the following Lauder Family Members received the following amounts from the Company as compensation: Leonard A. Lauder received $1,440,000 in salary and a bonus of $1,800,000; Ronald S. Lauder received $400,000 in salary; Evelyn H. Lauder received $600,000 in salary and a bonus of $317,400; Aerin Lauder received $271,100 in salary and a bonus of $94,504 and stock options in respect of 1,250 shares of Class A Common Stock and restricted stock units in respect of 417 shares of Class A Common Stock; and Jane Lauder received $244,840 in salary and a bonus of $95,946 and stock options in respect of 3,750 shares of Class A Common Stock and restricted stock units in respect of 1,250 shares of Class A Common Stock. Each is entitled to participate in standard benefit plans, such as the Company's pension and medical plans. For information regarding compensation paid by the Company to William P. Lauder in fiscal 2007, see "Executive Compensation."

        For fiscal 2008, Leonard A. Lauder has a base salary of $1,440,000 and bonus opportunities of $1,800,000; Ronald S. Lauder has a base salary of $400,000; Evelyn H. Lauder has a base salary of $625,000 and bonus opportunities with a target payout of $300,000; Aerin Lauder has a base salary of $283,950 and bonus opportunities with a target payout of $110,950; and Jane Lauder has a base salary of $258,750 and bonus opportunities with a target payout of $103,500. On September 21, 2007, Aerin Lauder was granted stock options with respect to 1,250 shares of Class A Common Stock and restricted stock units in respect of 417 shares of Class A Common Stock and Jane Lauder was granted stock options with respect to 1,250 shares of Class A Common Stock and restricted stock units in respect of 417 shares of Class A Common Stock. The grants were consistent with those made to employees at their level. For information regarding fiscal 2008 compensation for William P. Lauder, see "Executive Compensation—Employment Agreements."

        Leonard A. Lauder's current employment agreement (the "LAL Agreement") provides for his employment as Chairman of the Board of the Company until such time as he resigns, retires or is terminated. Mr. L. Lauder is entitled to participate in standard benefit plans, such as the Company's pension and medical plans, and has a supplemental pension arrangement discussed below. The Compensation Committee has granted to Mr. L. Lauder aggregate bonus opportunities for fiscal 2008 with a target payout of $1,800,000. Mr. L. Lauder did not elect to defer a portion of his cash compensation in fiscal 2007. Mr. L. Lauder is entitled to participate in the Fiscal 1999 Share Incentive Plan and Amended and Restated Fiscal 2002 Share Incentive Plan, but no grants have been made to him under either plan to date. If Mr. L. Lauder retires, the Company will continue to provide him with the office he currently occupies (or a comparable office if the Company relocates) and a full-time executive secretary for as long as he would like. The Company may terminate Mr. L. Lauder's employment at any time if he becomes "permanently disabled," in which event Mr. L. Lauder will be entitled to (i) receive his base salary for a period of two years after termination, (ii) receive bonus compensation at an annual rate equal to the average of the actual bonuses paid to him prior to such termination under the LAL Agreement (the "Leonard Lauder Bonus Compensation") and (iii) participate in the Company's benefit plans for two years. In the event of Mr. L. Lauder's death during the term of his employment, for a period of one-year from the date of Mr. L. Lauder's death, his beneficiary or legal representative will be entitled to receive Mr. L. Lauder's base salary and the Leonard Lauder Bonus Compensation. Mr. L. Lauder may terminate his employment at any time upon six months' written notice to the Company, in which event Mr. L. Lauder will be entitled to receive his base salary and the Leonard Lauder Bonus Compensation for the six-month period following termination. In addition, the Company may terminate Mr. L. Lauder's employment for any reason upon 60 days' written notice. In the event of termination of his employment by the Company (other than for cause, disability or death) or a termination by Mr. L. Lauder for good reason after a change of control, (a) Mr. L. Lauder, for a period of three years from the date of termination, will be entitled to (i) receive his base salary in effect at the time of termination, (ii) receive the Leonard Lauder Bonus Compensation, (iii) participate in the Company's benefit plans and (b) in the case of termination by the Company (other than for cause, disability or death), Mr. L. Lauder will not be subject to the non-competition covenant contained in the LAL Agreement. If Mr. L. Lauder receives any severance payments, then he is entitled to be reimbursed for any excise taxes that may be imposed on them. Upon termination for any reason, options previously granted to Mr. L. Lauder will remain exercisable for the remainder of their respective terms, subject to certain non-competition and good conduct provisions.

        As used in this Proxy Statement, the term "Lauder Family Members" includes only the following persons: (i) the estate of Mrs. Estée Lauder; (ii) each descendant of Mrs. Lauder (a "Lauder Descendant") and their respective estates, guardians, conservators or committees; (iii) each "Family Controlled Entity" (as defined below); and (iv) the trustees, in their respective capacities as such, of each "Family Controlled Trust" (as defined below). The term "Family Controlled Entity" means (i) any not-for-profit corporation if at least 80% of its board of directors is composed of Lauder Descendants; (ii) any other corporation if at least 80% of the value of its outstanding equity is owned by Lauder Family Members; (iii) any partnership if at least 80% of the value of its partnership interests are owned by Lauder Family Members; and (iv) any limited liability or similar company if at least 80% of the value of the company is owned by Lauder Family Members. The term "Family Controlled Trust" includes certain trusts existing on November 16, 1995 and trusts the primary beneficiaries of which are Lauder Descendants, spouses of Lauder Descendants and/or charitable organizations, provided that if the trust is a wholly charitable trust, at least 80% of the trustees of such trust consist of Lauder Descendants.

        Registration Rights Agreement.    Leonard A. Lauder, Ronald S. Lauder, The Estée Lauder 1994 Trust, William P. Lauder, Gary M. Lauder, Aerin Lauder, Jane Lauder, certain Family Controlled Entities and other Family Controlled Trusts, Morgan Guaranty Trust Company of New York ("Morgan Guaranty") and the Company are parties to a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which each of Leonard A. Lauder, Ronald S. Lauder and Morgan Guaranty have three demand registration rights and The Estée Lauder 1994 Trust has six demand registration rights in respect of shares of Class A Common Stock (including Class A Common Stock issued upon conversion of Class B Common Stock) held by them. Three of the demand rights granted to The Estée Lauder 1994 Trust may be used only by a pledgee of The Estée Lauder 1994 Trust's shares of Common Stock. All the parties to the Registration Rights Agreement (other than the Company) also have an unlimited number of piggyback registration rights in respect of their shares. The rights of Morgan Guaranty and any other pledgee of The Estée Lauder 1994 Trust under the Registration Rights Agreement will be exercisable only in the event of a default under certain loan arrangements. Leonard A. Lauder and Ronald S. Lauder may assign their demand registration rights to Lauder Family Members. The Company is not required to effect more than one registration of Class A Common Stock in any consecutive twelve-month period. The piggyback registration rights allow the holders to include their shares of Class A Common Stock in any registration statement filed by the Company, subject to certain limitations.

        The Company is required to pay all expenses (other than underwriting discounts and commissions of the selling stockholders, taxes payable by the selling stockholders and the fees and expenses of the selling stockholders' counsel) in connection with any demand registrations, as well as any registrations pursuant to the exercise of piggyback rights. The Company has agreed to indemnify the selling stockholders against certain liabilities, including liabilities arising under the Securities Act of 1933.

        Stockholders' Agreement.    All Lauder Family Members (other than Aerin Lauder, Jane Lauder and The 4202 Corporation) who beneficially own shares of Common Stock are parties to the Stockholders' Agreement. The stockholders who are parties to the Stockholders' Agreement beneficially owned, in the aggregate, shares of Common Stock having approximately 84.5% of the voting power of the Company on September 14, 2007. Such stockholders have agreed to vote in favor of the election of Leonard A. Lauder and Ronald S. Lauder and one designee of each as directors. See "Additional Information Regarding the Board of Directors—Stockholders' Agreement." Parties to the Stockholders' Agreement, may, without restriction under the agreement, sell their shares in a widely distributed underwritten public offering, in sales made in compliance with Rule 144 under the Securities Act of 1933 or to other Lauder Family Members. In addition, each party to the Stockholders' Agreement may freely donate shares in an amount not to exceed 1% of the outstanding shares of Common Stock in any 90-day period. In the case of other private sales, each stockholder who is a party to the Stockholders' Agreement (the "Offering Stockholder") has granted to each other party (the "Offeree") a right of first offer to purchase shares of Class A Common Stock that the Offering Stockholder intends to sell to a person (or group of persons) who is not a Lauder Family Member. Each Offeree has the opportunity to purchase the Offeree's pro rata portion of the shares to be offered by the Offering Stockholder, as well as additional shares not purchased by other Offerees. Any shares not purchased pursuant to the right of first offer may be sold at or above 95% of the price offered to the Offerees. The agreement also includes provisions for bona fide pledges of shares of Common Stock and procedures related to such pledges. The Stockholders' Agreement will terminate upon the occurrence of certain specified events, including the transfer of shares of Common Stock by a party to the Stockholders' Agreement that causes all parties thereto immediately after such transaction to own beneficially in the aggregate shares having less than 10% of the total voting power of the Company.

        Other Arrangements.    The Company has subleased certain of its office space in New York to an affiliate of Ronald S. Lauder. For fiscal 2007, the rent paid or accrued was approximately $681,000, which equals the Company's lease payments for that space. The Company also has agreed to provide such affiliate with certain services, such as phone systems, payroll service and office and administrative services, which are reimbursed at a rate approximating the Company's incremental cost thereof. For fiscal 2007, the affiliate paid approximately $8.5 million pursuant to such agreement. At June 30, 2007, the affiliate had deposited with the Company $1.4 million to cover expenses. The Company has similar arrangements for space and services with an affiliate of Leonard A. Lauder and his family. For fiscal 2007, that affiliate and/or family members paid the Company $3.3 million for office space and certain services, such as phone systems, payroll service and office and administrative services. At June 30, 2007, the affiliate and family members had deposited with the Company $627,000 to cover expenses. The payments by the affiliates and family members approximated the Company's incremental cost of such space and services.

        Certain members of the Lauder family (and entities affiliated with one or more of them) own numerous works of art that are displayed at the Company's offices. The Company pays no fee to the owners for displaying such works. The owners of the works pay for their maintenance. In fiscal 2007, the Company paid premiums of about $7,100 for insurance relating to such works.

        The Company, as is common for major global consumer products companies, regularly advertises in various media, including magazines, television, radio and the Internet. Some of these advertisements may appear from time to time in magazines, cable networks and websites owned by or associated with Time Warner Inc., of which Richard D. Parsons, one of our directors, is Chairman of the Board of Directors as well as Chief Executive Officer. In many cases, advertisements are placed indirectly through advertising agencies. In fiscal 2007, the Company estimates that the aggregate cost of advertisements appearing in or on such magazines and other media was about $11.3 million, an amount which is not material to the Company or to Time Warner Inc.

        Other Family Relationships.    David Caracappa is a Director of Marketing for Travel Retail Clinique Marketing. He is the son of Roger Caracappa, Executive Vice President—Global Packaging, Quality Assurance, Store Development, Design and Merchandising. In respect of fiscal 2007, David Caracappa received salary and bonus of less than $120,000.

Director Compensation

        Annual Retainer for Board Service.    Each non-employee director receives an annual cash retainer of $70,000, payable quarterly. An additional $25,000 is payable to each non-employee director by a grant of stock units (accompanied by dividend equivalent rights) as an annual stock retainer in the fourth quarter of the calendar year. The stock units vest upon grant. Each stock unit is convertible into shares of Class A Common Stock on or after the first business day of the calendar year following the one in which the director ceases to be a member of the Board. The number of stock units to be awarded is determined by dividing $25,000 by the average closing price of the Class A Common Stock on the twenty trading days next preceding the date of grant. In lieu of receiving stock units, a director may elect to receive options in respect of Class A Common Stock. The number of shares subject to such option grant is determined by dividing $75,000 by the closing price per share of the Class A Common Stock on the date of grant. Such price per share is also the exercise price per share of the options. Options have 10-year terms (subject to post-service limitations), vest immediately, and are exercisable one year after the date of grant. In no event will stock units or stock options representing more than 5,000 shares of Class A Common Stock be granted in connection with the annual stock retainer.

        Stock Options.    In addition to the cash and stock portion of the retainer, each non-employee director receives an annual grant of options with 10-year terms to purchase 5,000 shares of Class A Common Stock. The exercise price of the options is equal to the closing price of the Class A Common Stock on the date of grant and the options vest and are exercisable one year after the date of grant (subject to post-service limitations).

        Annual Retainer for Committee Service.    Each director who serves on a Committee receives an additional annual cash retainer, payable quarterly in the following amounts: $8,000 per year for service on the Nominating and Board Affairs Committee, $12,000 per year for service on the Audit Committee, and $8,000 per year for service on the Compensation Committee (including service on the Stock Plan Subcommittee). The Chairman of the Audit Committee receives a further annual cash retainer of $25,000 and the Chairmen of the Compensation Committee and the Nominating and Board Affairs Committee receive a further annual cash retainer of $15,000 each.

        Initial Stock Grant.    On the date of the first annual meeting of stockholders which is more than six months after a non-employee director's initial election to the Board, the director receives a grant of 2,000 shares of Class A Common Stock (plus a cash payment in an amount to cover related income taxes). Paul Fribourg joined the Board in April 2006 and received his initial stock grant at the annual meeting on October 31, 2006.

        Deferral.    Non-employee directors may elect to defer receipt of all or part of their cash-based compensation. The deferrals may take the form of stock equivalent units (accompanied by dividend equivalent rights) to be paid out in cash or may simply accrue interest until paid out in cash.

        Management Directors.    Directors who are also employees of the Company receive no additional compensation for service as directors. These directors are Aerin Lauder, Leonard A. Lauder, Ronald S. Lauder and William P. Lauder. Information concerning the compensation of the Lauder family members, including those who serve as directors, is described in "Executive Compensation" (in the case of Mr. Lauder) and "Certain Relationships and Related Transactions—Lauder Family Relationships and Compensation".

        Reimbursement of Expenses.    Non-employee directors are reimbursed for their reasonable expenses (including costs of travel, food and lodging), incurred in attending Board, committee and stockholder meetings. Directors are also reimbursed for any other reasonable expenses relating to their service on the Board, including participating in director continuing education and Company site visits.

        Company Products.    The Company provides directors with representative samples of the Company's products. The Company believes that receiving these products serve a business purpose by expanding the directors' knowledge of the Company's business. The Company also provides each director with the opportunity to purchase up to $1,280 worth of the Company's products each calendar year (based on suggested retail prices) at no charge. If directors choose to take advantage of such opportunities and purchase more than $640 worth of the Company's product, the excess is imputed as taxable income. Non-employee directors may also purchase a limited amount of Company products at a price equal to 50% off the suggested retail price, which is the same program made available to officers of the Company. For the year ended June 30, 2007, the aggregate incremental cost to the Company of these Company products was substantially less than $10,000 per director.

        The following table sets forth compensation information regarding the Company's non-employee directors in fiscal 2007.

Director Compensation for Fiscal 2007

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2) (3)	Option Awards ($) (4) (5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (6)	All Other Compensation ($)		Total ($)
Charlene Barshefsky	$78,000	$25,022	$73,550	—	$28,009	—		$204,621
Rose Marie Bravo	78,000	25,022	73,550	—	—	—		176,572
Paul J. Fribourg	82,000	80,780	100,866	—	—	78,392	(7)	342,038
Mellody Hobson	82,000	25,022	73,550	—	—	—		180,572
Irvine O. Hockaday, Jr.	107,000	25,022	73,550	—	—	—		205,572
Richard D. Parsons	101,000	25,022	73,550	—	—	—		199,572
Marshall Rose	17,500	—	—	—	—	—	(8)	17,500
Lynn Forester de Rothschild	101,000	25,022	73,550	—	—	—		199,572
Barry S. Sternlicht	82,000	25,022	73,550	—	—	—		180,572

(1)
The amount represents annual cash retainer for board service and, as applicable, retainers for board committee service or service as chairman of a board committee.

(2)
The amounts set forth in the Stock Awards column represent the value of restricted stock units recognized for financial statement reporting purposes in fiscal 2007, as computed in accordance with FAS 123R. The amounts were calculated based on the closing price per share of the Class A Common Stock on the NYSE on the date of grant. In the case of Mr. Fribourg, the amounts also include $80,780 attributable to the grant of 2,000 shares of Class A Common Stock to him on October 31, 2006 in connection with his initial grant as a director.

(3)
Restricted stock units are vested upon grant but are not converted into stock until the first business day of the January following the date on which the director ceases to serve on the Board. Dividend equivalents on outstanding restricted stock units resulted in additional grants to the directors on December 28, 2007. Presented below are the grant date fair value of each award of restricted stock units granted in fiscal 2007 (computed in accordance with FAS 123R) and the aggregate number of shares of Class A Common Stock underlying restricted stock units, payable in shares of Class A Common Stock outstanding and held by each of the directors as of June 30, 2007:

Name	Date of Grant	Number of Shares of Class A Common Stock Underlying Restricted Stock Units Granted (#)	Grant Date Fair Value ($)	Total Number of Shares of Class A Common Stock Underlying Restricted Stock Units Outstanding as of June 30, 2007
Charlene Barshefsky	10/31/06	619.51	$25,022	2,099
Rose Marie Bravo	10/31/06	619.51	25,022	1,239
Paul J. Fribourg	10/31/06	0	NA	0
Mellody Hobson	10/31/06	619.51	25,022	1,392
Irvine O. Hockaday, Jr.	10/31/06	619.51	25,022	3,655
Richard D. Parsons	10/31/06	619.51	25,022	2,004
Marshall Rose	NA	0	NA	0
Lynn Forester de Rothschild	10/31/06	619.51	25,022	2,004
Barry S. Sternlicht	10/31/06	619.51	25,022	1,392

(4)
The amounts set forth in the Option Awards column represent the value of stock option awards recognized for financial statement reporting purposes for fiscal 2007, as computed in accordance with FAS 123R, disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 13 to the audited consolidated financial statements of the Company for the fiscal year ended June 30, 2007, included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2007 filed with the SEC on August 28, 2007 (the "2007 Form 10-K"). The discussion in the financial statements reflects weighted-average assumptions on a combined basis for both retirement-eligible and non-retirement eligible employees and non-employee directors. The amounts provided in the table are based on specific assumptions for the directors. For example, the amounts with respect to option awards in fiscal 2007 for the directors were calculated using the Black-Scholes option pricing model, based on the following assumptions used in developing the grant valuation for the awards on October 31, 2006: an expected volatility of 24% determined using a combination of both current and historical implied volatilities of the underlying Class A Common Stock obtained from public data sources; an expected term to exercise of 9 years from the date of grant; a risk-free interest rate of 4.7%; and a dividend yield of 1.2%. The value of any options that will ultimately be realized by the director grantees, if any, will depend upon the actual performance of the Company's Class A Common Stock during the term of the option from the date of grant through the date of exercise.

(5)
Presented below are the grant date fair value of each stock option granted in fiscal 2007 (computed in accordance with FAS 123R) and the aggregate number of shares of Class A Common Stock underlying stock options outstanding and held by each of the directors as of June 30, 2007:

Name	Date of Grant	Number of Shares of Class A Common Stock Underlying Stock Options Granted (#)	Grant Date Fair Value ($)	Total Number of Shares of Class A Common Stock Underlying Stock Options Outstanding as of June 30, 2007 (#)
Charlene Barshefsky	10/31/06	5,000	$73,550	36,717
Rose Marie Bravo	10/31/06	5,000	73,550	24,243
Paul J. Fribourg	10/31/06	6,857	100,866	6,857
Mellody Hobson	10/31/06	5,000	73,550	10,000
Irvine O. Hockaday, Jr.	10/31/06	5,000	73,550	32,325
Richard D. Parsons	10/31/06	5,000	73,550	43,725
Marshall Rose	NA	0	NA	0
Lynn Forester de Rothschild	10/31/06	5,000	73,550	37,052
Barry S. Sternlicht	10/31/06	5,000	73,550	16,692

(6)
Fees deferred by certain of the Company's directors in fiscal 2007 and prior years were deferred pursuant to applicable deferral agreements. Ambassador Barshefsky defers her compensation in an interest-bearing deferral account. The interest rate is the Citibank base rate. In fiscal 2007, the rate exceeded the applicable federal rate set by the Internal Revenue Service (the "AFR"). The interest that accrued above the AFR in Fiscal 2007 was $6,087. Paul J. Fribourg, Mellody Hobson, Irvine O. Hockaday, Jr., Lynn Forester de Rothschild and Barry S. Sternlicht defer their compensation in stock units. All earnings on the fees deferred by these directors were based on the value of a hypothetical investment in shares of Class A Common Stock made at the time of the deferral, plus the accrual of dividend equivalents on any dividends paid by the Company on the Class A Common Stock. These stock equivalent units are paid out in cash. At June 30, 2007, the directors held units in respect of the following amounts of shares of Class A Common Stock: Paul J. Fribourg held 2,436; Mellody Hobson held 5,123; Irvine O. Hockaday, Jr. held 18,949; Lynn Forester de Rothschild held 16,534 and Barry S. Sternlicht held 6,055.

(7)
Represents the cash payment to Mr. Fribourg to cover income taxes related to his initial grant of 2,000 shares of Class A Common Stock.

(8)
Mr. Rose received a cash payout of $594,475 and a share payout of 3,814 shares in January 2007 in connection with his retirement from the Board of Directors on October 31, 2006.

Executive Compensation

Compensation Discussion and Analysis

Overview of Compensation Philosophy and Objectives

        Our compensation program for executive officers is designed to attract and retain high quality people and to motivate them to achieve both our long-term and short-term goals.

        Our main overall goal is to further the growth of net sales and net earnings per share on an annual and long-term basis. Our executive compensation program is designed to provide compensation that:

  •
  aligns executives' interests with our long-term and short-term goals;

  •
  rewards performance at the company, business unit and individual levels;

  •
  is competitive with the compensation practices at other leading beauty and consumer products companies; and

  •
  is equitable among our executive officers.

        We have been in the beauty business for over 60 years, and have established a strong record of steady growth. For the first 50 years, we were wholly-owned by the Lauder family. Today, the family continues to own a significant portion of our outstanding stock. Our executive compensation program reflects our long history, our successful track record and the control by the Lauder family. Our cash compensation in the form of salary and annual cash incentives is comparatively higher and our stock-based compensation is comparatively lower than our peers. However, over the past few years, the Compensation Committee and the Stock Plan Committee have shifted executive compensation, to some extent, in the direction of equity-based elements.

        Our executive officers include the Chief Executive Officer, the Chief Operating Officer, the Group Presidents and corporate department heads. The "Named Executive Officers" are the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and two Group Presidents. As the senior most officers with the greatest overall responsibility, the Chief Executive Officer and the Chief Operating Officer receive the highest levels of compensation, including bonus opportunities and stock-based compensation. The two are followed by the Group Presidents by reason of their respective duties and responsibilities and then by the corporate department heads. There is internal equity among similarly situated executive officers, which is intended to foster a more team-oriented approach to managing the business.

        We enter into employment agreements with our executive officers to attract and retain strong candidates, to provide the basis for a shared mutual understanding of the employment relationship and, most importantly, to allow them to focus on their primary responsibilities. The employment agreements for our Named Executive Officers are described under "Employment Agreements".

Elements of Compensation; Allocation

        Our executive compensation program consists of the following:

  •
  base salary;

  •
  annual cash incentive bonuses; and

  •
  medium and long-term equity-based compensation, including stock options, performance share units and restricted stock units.

We also provide competitive benefits and modest perquisites.

        We try to maintain a proportional mix of compensation elements that reflects the executive officer's role in our Company and provides similar opportunities for executive officers with similar responsibilities. The amounts and allocations for each element (and among each element) are determined based on our history, the position and the type and level of responsibility of the particular executive officer, internal pay equity and competitive considerations. Generally we believe that executive officers should have a greater percentage of their compensation based on performance in the form of short-term annual cash incentives and long-term equity-based incentives consisting of stock options and performance share units ("PSUs"), followed by base salary and restricted stock units ("RSUs"). Based on target levels for incentive compensation, base salary for all executive officers is on average about 28% of total compensation, annual cash incentives are about 34% of total compensation, long-term incentives are about 29% of total compensation and restricted stock units are about 9% of total compensation. For fiscal 2007, the percentage of total compensation opportunities represented by annual incentives and long-term equity-based incentives (consisting of stock options and performance share units) was in the range of 60 to 69% for our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Group Presidents and in the range of 53% to 56% for corporate department heads. Leonard A. Lauder, Evelyn H. Lauder and Ronald S. Lauder did not receive any long-term equity-based compensation awards in fiscal 2007.

        Base salary is the only portion of compensation that is assured. Annual cash incentives and PSUs are primarily intended to reward executives for achieving annual and three-year financial goals. Stock options are primarily intended to align executive officers' interests with those of the other stockholders and provide value to the executive officers only if there is an increase in stock price after the date of grant. RSUs are also intended to align the executive officers' interests with those of other stockholders and to increase the executive officers' beneficial ownership of stock in line with our executive stock ownership policy.

        Over the past few years, the Compensation Committee and the Stock Plan Subcommittee have shifted executive compensation toward equity-based elements. This shift in compensation elements has had the collateral benefit of reducing the costs under our retirement plans associated with our executive officers as our contributions and the executive officers' benefits under such plans are based on salary and annual incentive bonus payouts.

        Base Salary.    We pay base salaries to provide executives with a secure base of cash compensation, which is competitive in the marketplace and reflects executives' positions, internal pay equity and, in many cases, long tenures. Salary levels are typically set for a period of years in the executive officer's employment agreement. Generally, for executives with base salaries of $1 million or more per year, increases in base salary are not made except in the case of promotions or in the renewal of an employment agreement. This reflects, in part, the limitation on tax deductibility by us of non-objective performance-based compensation imposed by Section 162(m) of the Internal Revenue Code ("Section 162(m)"). See "Tax Compliance Policy" below. This limit has fostered some shifts in compensation to annual incentive bonuses and equity-based compensation.

        Annual Incentive Bonuses.    Annual incentives provided under the Executive Annual Incentive Plan are of key importance in aligning the interests of our executives with our short-term goals and rewarding them for performance. For executive officers, the level of bonus opportunities and performance targets are based on the scope of the executive's responsibilities, internal pay equity among executives with similar responsibilities and competitive considerations. The Executive Annual Incentive Plan is designed and administered to qualify as objective performance-based compensation under Section 162(m), so that bonuses paid out under the plan are tax deductible by us.

        For most executive officers, the payout for target-level performance for their aggregate bonus opportunities under the Executive Annual Incentive Plan is set forth in their employment agreements. Depending on the executive officer's position, the aggregate target bonus opportunity may consist of between three to eight distinct bonus opportunities, subject to the satisfaction of the performance criteria associated with each particular bonus opportunity. Each opportunity is based on particular business criteria that are considered important in achieving our overall short-term financial goals. The particular objective associated with a bonus opportunity and the threshold, target and maximum performance levels are set by the Compensation Committee in consultation with management and the Committee's compensation consultant during the first quarter of the fiscal year. Each opportunity is expressed in dollars to be paid out if the related performance equals 100% of the target. Additional amounts are paid out if performance exceeds 100% of the target up to a maximum set by the Compensation Committee. Partial bonuses may be paid out provided a significant portion of the target has been achieved. However, failure to achieve the pre-established minimum threshold level of performance results in no bonus being paid under the particular bonus opportunity. Measurement of performance is subject to certain automatic adjustments, such as changes in accounting principles, the impact of discontinued operations and non-recurring income/expenses and the impact on net sales of unplanned changes in foreign currency rates.

        In fiscal 2007, the aggregate bonus opportunity target for the Chief Executive Officer and Chief Operating Officer was based 45% upon achievement of company-wide net sales goals, 50% upon achievement of company-wide earnings per share goals and 5% upon achievement of company-wide inventory days to sell goals (inventory days to sell is a way to measure working capital relating to inventory). For the Chairman, the aggregate bonus opportunity was based 50% upon achievement of company-wide net sales goals and 50% upon achievement of company-wide earnings per share goals.

        For Group Presidents (i.e., executive officers in charge of sales divisions) the aggregate bonus opportunity target was based 25% upon achievement of company-wide net sales goals, 25% upon achievement of company-wide earnings per share goals, and 45% upon achievements in group financial and operational indicators, such as net sales and net operating margin, inventory days to sell and planning accuracy measured at the divisional level, and 5% upon achievement of divisional goals consistent with the Company's overall strategic plan.

        For corporate department heads, the aggregate bonus opportunity target was based 40% upon achievement of company-wide net sales goals, 40% upon achievement of company-wide earnings per share goals, 5% upon achievement of company-wide inventory days to sell goals, and 15% upon the achievement of departmental goals consistent with the Company's overall strategic plan. For the Senior Corporate Vice President, the aggregate bonus opportunity target was based 40% upon achievement of company-wide net sales goals, 40% upon achievement of company-wide earnings per share goals and 20% upon achievement of departmental goals tied to the Company's overall strategic plan.

        For fiscal 2007, the company-wide net sales target was $6,848.9 million (calculated in accordance with the budgeted exchange rates), the earnings per share target was $2.06 diluted net earnings per common share from continuing operations and the inventory days to sell target was 159.4 days. Actual performance in fiscal 2007 was net sales of $6,889.5 million (at our budgeted exchange rates at the beginning of fiscal 2007), diluted net earnings per common share of $2.16 and inventory days sales outstanding of 176 days. Payouts were made at 106.5% of target for net sales, 120% for diluted net earnings per common share and 29.3% for inventory days to sell.

        For more information about the potential bonus opportunities awarded to our Named Executive Officers for fiscal 2007 and the actual payouts made in respect of fiscal 2007 performance, see "Grants of Plan Based Awards" and "Summary Compensation Table."

  Long-Term Equity-Based Compensation

        General.    We consider equity-based compensation awarded under our Amended and Restated Fiscal 2002 Share Incentive Plan to be of key importance in aligning executives with our long-term goals and rewarding them for performance. The awards also provide an incentive for continued employment with us. Each year since fiscal 2006, we have granted to certain executive officers a combination of stock options, restricted stock units and performance share units. However, since fiscal 2000, no grants of any equity-based compensation have been made to Leonard A. Lauder, Ronald S. Lauder or Evelyn H. Lauder. The Stock Plan Subcommittee typically makes equity-based compensation awards to our executive officers at its regularly scheduled meeting during the first quarter of the fiscal year. There is no relationship between the timing of the granting of equity-based awards and our release of material non-public information.

        The amount of equity-based compensation, which until recently only involved stock options, reflects historical grant patterns. In addition, the amounts and allocation of equity-based compensation elements are compared with practices of the peer group companies (noted below) to make sure that it is competitive.

        Stock Options.    Since our initial public offering, we have granted stock options to certain of our executive officers. Since we introduced other equity-based elements in fiscal 2006, stock options have represented about 50% of the grant date value of the equity-based compensation granted to such executive officers. We believe that stock options are performance-based because the exercise price is equal to the closing price of the underlying Class A Common Stock on the date the option is granted. Despite the value attributed on grant for accounting purposes, value is realized by the executive officer only to the extent that the stock price exceeds such price during the period in which the executive officer is entitled to exercise the options and he or she exercises them. Options granted to our executive officers generally become exercisable in equal installments approximately 16 months, 28 months and 40 months after the date of grant. As evidenced in the "2007 Outstanding Equity Awards at Fiscal Year-End" table on page 44, certain of the stock options held by the Named Executive Officers have exercises prices that are higher than the market value of our Class A Common Stock at the end of the fiscal year. As a result, they may not receive any value from such options.

        Performance Share Units.    Since fiscal 2006, we have granted PSUs to certain of our executive officers. PSUs represent approximately 25% of the equity-based compensation granted to such executive officers last year. The PSUs are generally rights to receive shares of our Class A Common Stock if certain company-wide performance criteria are achieved during a three year performance period. Similar to annual incentive bonuses, PSUs are expressed in terms of opportunities. Each opportunity is based on particular business criteria that are considered important in achieving our overall financial goals. The Stock Plan Committee establishes the performance target for each opportunity during the first quarter of the performance period. Each opportunity is expressed in shares to be paid out if performance equals 100% of the target. The aggregate amount of a PSU represents the aggregate payout if the performance of all opportunities equal 100% of the related target performances. Additional amounts are paid out under a particular opportunity if the performance associated with such opportunity exceeds 100% of the target up to a maximum set by the Stock Plan Subcommittee. Partial payouts may be made provided a significant portion of the target has been achieved. Failure to achieve the pre-established minimum threshold amount would result in no payout being made under the opportunity. Measurement of performance is subject to certain automatic adjustments, such as changes in accounting principles, the impact of discontinued operations and non-recurring income/expenses. Because we have not reached the end of the performance period under the first PSUs that were granted in fiscal 2006, we have no experience with payouts.

        In fiscal 2007, we made our second grant of PSUs. Each PSU grant was comprised of two separate opportunities—one based upon achievement of company-wide net sales and the other based upon achievement of earnings per share goals—in each case for the three years ending June 30, 2009. The goals were based on a strategic plan which includes our goals for growth in net sales and earnings per share. The plan is developed with reference to our strategic imperatives and is based on internal assumptions about our business and its prospects. We believe the targets are reasonably aggressive. For the fiscal 2007 PSUs, each opportunity accounted for half of the total target opportunities. Under ordinary circumstances, payouts for an opportunity only will be made if performance exceeds the pre-established minimum threshold for such opportunity. At the threshold level of performance for the opportunity, the payout would be 50% of the target opportunity. At or above maximum performance target, the payout would be 150% of the target opportunity.

        Restricted Stock Units.    RSUs are the right to receive shares of our Class A Common Stock over a period of time and represent approximately 25% of the annual grant of stock-based compensation to certain of our executive officers. RSUs are granted to executive officers to serve as a retention mechanism and to help them build their equity ownership in the Company. RSUs are also intended to help executive officers acquire sufficient shares of Class A Common Stock to satisfy the executive stock ownership guidelines introduced in fiscal 2007.

        The restricted stock units granted to executive officers in fiscal 2007 generally vest ratably in thirds on October 31, 2007, October 31, 2008 and November 2, 2009 (or the first day thereafter that shares may be traded under our policy on avoidance of insider trading).

Peer Group and Compensation Consultant.

        We consider the compensation practices of a peer group of companies for the purpose of determining the competitiveness of our total compensation and various elements, but we do not target a specific percentile. The peer group currently used for compensation was adopted a few years ago and includes:

•	Alberto-Culver	•	Limited Brands
•	Avon Products	•	Liz Claiborne
•	Clorox Co.	•	Nike
•	Colgate-Palmolive	•	PepsiCo
•	Elizabeth Arden	•	Polo Ralph Lauren
•	Gap	•	Revlon
•	International Flavors	•	Starbucks
	& Fragrances	•	Tiffany & Co.
•	Jones Apparel Group

        The Compensation Committee chose this group because it believes it represents the market in which we compete for executive talent. The Committee refers to the peer group data when considering compensation levels and the allocation of compensation elements for employment agreements with executive officers.

        A small group of consultants within Mercer Human Resource Consulting ("Mercer") has served as the Compensation Committee's executive compensation consultant for a number of years. This group, which was engaged by the Committee, works with the Committee (including the Subcommittee) and management to assure the Committee and Subcommittee that executive compensation is competitive and appropriate in view of our goals. The Committee periodically undertakes a comprehensive review of our compensation programs. The last such review was completed at the start of fiscal 2007 when we reviewed the form of executive officer employment agreements. The Committee is aware that other consultants and employees within Mercer provide, and have in the past provided, a range of consulting services to us. Currently these relate to global pension actuarial and investment services as well as other global retirement plan and compensation consulting services. We have not engaged a separate consultant for purposes of executive compensation.

Role of Executive Officers

        The President and Chief Executive Officer and the Executive Vice President—Global Human Resources (the "EVP HR") take directions from and bring suggestions to the Compensation Committee, including the Stock Plan Subcommittee, in the area of executive compensation. They suggest performance measures and targets for each of the executive officers under the Executive Annual Incentive Plan and for PSUs. They also make suggestions in the context of terms of employment agreements. The EVP HR and her staff work with the Executive Vice President and General Counsel ("EVP GC") and her staff as well as Mercer and outside counsel in this context.

Other Benefits and Perquisites

        Benefits.    We determine benefits for executive officers by the same criteria applicable to the general employee population in the location where the executive officer is situated. In general, benefits are designed to provide protection to the executive and/or his or her family in the event of illness, disability or death and to provide reasonable levels of income upon retirement. The benefits are important in attracting and retaining employees and to alleviate distractions that may arise relating to health care, retirement and similar issues.

        Perquisites.    We provide limited perquisites to our executive officers under our Executive Perquisite Plan and our Executive Automobile Program. The perquisites include (a) an annual perquisite allowance of $20,000 for the Chief Executive Officer and $15,000 for the other executive officers (other than the Lauders),

(b) personal use of a company car (or cash in lieu of a company car), (c) financial counseling costs up to $5,000 per year and (d) spousal or home leave travel. We believe these perquisite programs help to attract and retain executive officers and are more cost-effective to us than providing additional salary to the executive officers because the perquisite amounts are not included in calculating pension benefits.

        In addition, in fiscal 2005, we instituted a flight safety policy, which provides that our Chairman of the Board of Directors and our President and Chief Executive Officer should not fly together for any reason. One effect of the policy was to increase the costs of certain non-business trips for Mr. W. Lauder. In order to remedy this, we allowed Mr. W. Lauder to use Company-provided aircraft for non-business trips where it was necessary to comply with the flight safety policy.

Post-Termination Compensation

        Retirement Plans.    We provide retirement benefits to our employees in the United States, which cover executive officers under the Estée Lauder Companies Retirement Growth Account Plan (the "RGA Plan"), the related Estee Lauder Inc. Benefits Restoration Plan (the "Restoration Plan"), and the Estée Lauder Companies 401(k) Savings Plan. Executive officers who have worked for our subsidiaries outside the United States may also be covered under plans covering such employees. As with other benefits, the retirement plans are intended to enable us to attract and retain employees. The plans provide employees, including the executive officers, with an opportunity to plan for future financial needs during retirement. For a more detailed discussion on the retirement plans, see "Pension Benefits" beginning on page 46.

        In addition, certain executive officers, who joined us mid-career or who forfeited certain retirement benefits from their former employers to join us, have been provided with non-qualified supplemental pension arrangements. Among the Named Executive Officers, we have agreed to provide Mr. Shearer an annual supplemental benefit and arranged, at our expense, for Mr. Bousquet-Chavanne to continue his participation in the applicable French National Social Security and supplementary regimes.

        Deferred Compensation.    We currently allow executive officers to defer a portion of their annual bonus. Under the terms of their employment agreements and the Executive Annual Incentive Plan, each of the Named Executive Officers may elect to defer all or part of his incentive bonus compensation, subject to the requirements of Section 409A of the Internal Revenue Code ("Section 409A"). The ability to defer is provided to participating executive officers as a way to assist them to save for future financial needs with relatively little cost to us. The amounts deferred are a general obligation of ours and the cash that is not paid currently may be used by us for our general corporate purposes. For a more detailed discussion on deferred compensation, see the "Nonqualified Deferred Compensation" table and the accompanying narrative beginning on page 48.

        In addition, we automatically defer payment of any amounts of a Named Executive Officer's base salary, incentive bonus compensation or other amounts payable to the executive officer that exceed the limit set forth in Section 162(m) and are not currently deductible by us. Such amounts are deferred until Section 162(m) no longer applies to the executive officer. Any amounts so deferred will be credited to a bookkeeping account in the executive officer's name as of the date scheduled for payment.

        Potential Payments upon Termination of Employment.    As discussed in more detail under "Potential Payments upon Termination or Change of Control" beginning on page 49, the Named Executive Officer's employment agreements provide for certain payments and other benefits in the event their employment is terminated under certain circumstances, such as disability, death, termination by us without cause, termination by us for material breach and non-renewals of their employment arrangement, or termination by the executive officer for "good reason" following a "change of control."

        We are controlled by the Lauder family. Accordingly, they have the ability to determine whether our company will undergo a "change of control." In order to protect the interests of the executive officers and to keep them involved and motivated during any process that may result in a "change of control," our share incentive plans contain provisions that accelerate vesting or exercisability of equity-based awards upon a "change of control." However, under our employment agreements with our executive officers, the executive officers will receive severance benefits after a "change of control" only if we terminate the executive officer or the executive officer terminates his or her employment for "good reason."

        We place great value on the long-term commitment that many executive officers have made to us. In addition to recognizing the service they have provided during their tenure, we attempt to motivate them to act in a manner that will provide longer-term benefits to us even as they approach retirement. In this regard, stock options, RSUs and PSUs granted to executive officers who are retirement-eligible contain provisions that allow the executive officers to continue to participate in the longer-term success of the business following retirement. For example, stock options become immediately exercisable upon retirement and are exercisable for the remainder of their ten-year terms. In addition, to the extent the performance is achieved, a retiree's PSUs will vest in accordance with the original vesting schedule.

Tax Compliance Policy

        We are aware of the limitations on deductibility for income tax purposes of certain compensation in excess of $1 million per year paid to our most highly compensated executive officers under Section 162(m). While significant portions of the compensation program as it applied to such persons in fiscal 2007 were designed to take advantage of exceptions to Section 162(m), such as the "performance-based" exception for annual bonuses, PSUs and stock options, certain non-deductible compensation, such as the RSUs, was authorized. As discussed above, each employment agreement with an executive officer provides that amounts payable pursuant thereto may be deferred to the extent such amounts would not be deductible.

        In mid-2007, the final regulations under Section 409A of the Internal Revenue Code were released. Section 409A imposes certain new requirements on the operation of some of our employee benefit plans and will require changes in the provisions and administration of these plans. These regulations largely limit the ability of senior executives to withdraw funds from our non-qualified plans and delay for six months following termination of employment certain payments or distributions to "specified employees," as defined in Section 409A, which include our Named Executive Officers. We are reviewing the final regulations and determining the appropriate revisions, if any, to our plans and practices and our executive officer employment agreements in order to comply with the requirements of Section 409A.

Tax and Accounting Implications of Each Form of Compensation

        Salary is expensed when earned. Amounts are tax deductible, except for annual payments over $1 million to the Chief Executive Officer and the four highest paid executive officers other than the Chief Executive Officer and the Chief Financial Officer (collectively, the "Covered Executives"). As discussed above, we require executive officers with salaries in excess of $1 million per year to defer the portion that exceeds $1 million. In such case, we should be able to take the tax deduction when the deferred amounts are finally paid to the executive officer.

        Annual bonuses under the Executive Annual Incentive Plan are expensed during the year in which performance is being measured. Bonuses paid out under the Executive Annual Incentive Plan are tax deductible.

        Stock options are expensed at grant date fair value over the requisite service period. Outstanding options have been granted pursuant to stockholder-approved plans, and are therefore deductible for tax purposes under Section 162(m). The deduction is taken by us in the tax year in which the option is exercised and the deductible amount per share is equal to the spread between the option exercise price and the price of the stock at the time of exercise.

        PSUs are expensed at grant date fair value over the applicable performance period. Outstanding performance share units have been granted pursuant to a stockholder approved plan, and are therefore deductible for income tax purposes under Section 162(m).

        RSUs are expensed at grant date fair value over the requisite service period. RSUs are tax deductible in the tax year when the shares are paid out except when payouts are made to a person who is a Covered Executive at the time of payout. Non-deductible restricted stock units were paid out in fiscal 2007.

Executive Stock Ownership Guidelines

        In fiscal 2007, we adopted stock ownership guidelines for our executive officers. The guidelines were adopted in part to increase our executive officers' direct stockholdings to better align their interests with those of our stockholders. Each executive officer has five years to meet his or her target. Targets are tiered depending on an executive officer's position and are expressed as multiples of annual salary: 2.5 times for the Chief Executive Officer; 2.0 times for the Chief Operating Officer; 1.5 times for Group Presidents and 1.0 times for other executive officers. The Lauders, who are executive officers, exceed the guidelines applicable to them. Shares held directly by the executive officer or by his or her family members or in controlled entities and shares underlying vested and unvested restricted stock units are included in determining the value of the shares held.

Policy on Avoidance of Insider Trading

        Our executive officers, as well as members of our Board of Directors, and employees at senior levels and in sensitive areas throughout our organization, are subject to our policy on avoidance of insider trading. Under this policy, such people are prohibited from buying or selling shares of our stock during regular and special blackout periods. Moreover, prior to any trade, executive officers, directors and such employees must obtain preclearance from our Legal Department.

        We do not restrict pledges of securities but require that initial pledges of securities be precleared by our Legal Department. While shares of our stock held in brokerage margin accounts can be considered to be "pledged", we do not consider margin accounts to be subject to our preclearance policy.

Compensation Committee and Stock Plan Subcommittee Report

        The Compensation Committee and the Stock Plan Subcommittee have reviewed and discussed with management the foregoing Compensation Discussion and Analysis in this Proxy Statement on Schedule 14A. Based on such review and discussions, the Compensation Committee and the Stock Plan Subcommittee have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended June 30, 2007.

Compensation Committee	Stock Plan Subcommittee
Richard D. Parsons	Rose Marie Bravo
(Chair)	Lynn Forester de Rothschild
Rose Marie Bravo
Lynn Forester de Rothschild

Summary Compensation Table

        The following table, footnotes and narratives describe the compensation for (a) our President and Chief Executive Officer, (b) our Chief Financial Officer and (c) our three other most highly compensated executive officers in our fiscal year ended June 30, 2007 ("fiscal 2007").

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
William P. Lauder, President and Chief Executive Officer	2007	$1,500,000	$0	$1,418,238	$2,520,735	$2,187,300	$228,063	$76,795	$7,931,131
Daniel J. Brestle, Chief Operating Officer	2007	$1,250,000	$0	$1,101,305	$1,770,197	$2,187,300	$483,570	$93,237	$6,885,609
Patrick Bousquet-Chavanne, Group President	2007	$1,000,000	$0	$472,739	$856,682	$1,910,700	$113,739	$212,337	$4,566,197
Philip Shearer, Group President	2007	$1,000,000	$0	$472,739	$856,682	$1,879,500	$338,985	$45,500	$4,593,406
Richard W. Kunes, Executive Vice President and Chief Financial Officer	2007	$800,000	$0	$583,149	$1,038,054	$695,800	$142,736	$58,207	$3,317,946

(1)
The amounts represent the expense incurred in fiscal 2007 attributable to restricted stock units ("RSUs") and performance share units ("PSUs") granted in fiscal 2007 and in prior years, computed in accordance with Statement of Financial Accounting Standard No. 123 (Revised 2004), "Share-Based Payment" ("FAS 123(R)"), which disregards estimates of forfeitures related to service-based vesting conditions. The amounts were calculated based on the closing price of our Class A Common Stock on the NYSE on the date of grant. See Note 13 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended June 30, 2007 filed with the SEC on August 28, 2007 (the "2007 10-K"), regarding assumptions underlying valuation of equity awards. Because the retirement provisions of the RSUs granted to Mr. Brestle currently apply and those granted to Mr. Kunes will apply, the value of their RSUs are expensed over the period from the date of grant through the date of retirement eligibility. See "Grants of Plan-Based Awards" for information about equity awards granted in fiscal 2007 and "Outstanding Equity Awards at Fiscal Year-End" for further information with respect to awards outstanding as of June 30, 2007. The ultimate payout value may be significantly more or less than the amounts shown, and could be zero, depending on the outcome of the performance criteria (in the case of PSUs) and the price of our Class A Common Stock at the end of the performance or restricted period. For a description of the performance criteria applicable to the PSUs, see "Compensation Discussion and Analysis—Elements of Compensation; Allocation—Long-Term Equity-Based Compensation—Performance Share Units."

(2)
The amounts represent the value of stock options recognized in fiscal 2007 for grants made in fiscal year 2007 and in prior years, computed in accordance with FAS 123(R) disregarding estimates of forfeitures related to service-based vesting conditions. See Note 13 to the Consolidated Financial Statements in the 2007 10-K regarding assumptions underlying valuation of equity awards. The discussion in the financial statements reflects weighted-average assumptions on a combined basis for both the executive officers and for other key employees who are eligible for stock options awards. The amounts with respect to option awards made to the Named Executive Officers during fiscal 2007 were calculated using the Black-Scholes options pricing model, based on the following assumptions used in developing the grant valuations for the awards on September 20, 2006: an expected volatility of 24%, determined using an expected stock-price volatility assumption that is a combination of both current and historical implied volatilities of the underlying stock which are obtained from public data sources; an expected term to exercise of 9 years from the date of grant; a risk-free interest rate of 4.7%; and a dividend yield of 1.2%. Because the retirement provisions of these awards currently apply to Mr. Brestle and will apply to Mr. Kunes during the term of his awards, the value of their awards are expensed over the period from the date of grant through the date of retirement eligibility. See "Grants of Plan-Based Awards" for information about option awards granted in fiscal 2007 and "Outstanding Equity Awards at Fiscal Year-End" for information with respect to options outstanding at June 30, 2007. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of our Class A Common Stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by an executive officer will be at or near the amounts set forth in the table. These amounts should not be used to predict stock performance.

(3)
The amounts represent the amounts paid in respect of fiscal 2007 under our Executive Annual Incentive Plan. See "Grants of Plan-Based Awards" for the potential payouts to which the executive was entitled depending on the outcome of the performance criteria. For a description of the performance criteria, see "Compensation Discussion and Analysis—Elements of Compensation; Allocation—Annual Incentive Bonuses."

(4)
The amounts represent: (i) the aggregate change in the actuarial present value of each Named Executive Officer's accumulated pension benefits under the Estee Lauder Companies Retirement Growth Account Plan and the Estee Lauder Inc. Benefits Restoration Plan, to the extent the Named Executive Officer participates, and, in respect of Mr. Shearer, a supplemental benefit under the terms of his employment agreement; and (ii) in respect of Messrs. W. Lauder, Brestle and Kunes, the above-market portion of interest each earned during the year on their deferred compensation balances is as follows: $69,224 for Mr. W. Lauder, $12,379 for Mr. Brestle and $69,742 for Mr. Kunes. See "Nonqualified Deferred Compensation" and the related discussion for a description of our deferred compensation arrangements applicable to executive officers.

(5)
Amounts reported include: (i) matching contributions made on behalf of the executives pursuant to the 401(k) Savings Plan as follows: Mr. W. Lauder, $9,000, Mr. Brestle, $9,219, Mr. Bousquet-Chavanne, $9,219, Mr. Shearer, $10,000, and Mr. Kunes, $9,333; (ii) Company-paid premiums for additional executive term life insurance coverage as follows: Mr. W. Lauder, $3,900, Mr. Brestle, $65,900, Mr. Bousquet-Chavanne, $4,575, Mr. Shearer, $18,800, and Mr. Kunes, $4,850; (iii) Company-paid premiums in fiscal 2007 for an insurance policy that replicates French state pension benefits for Mr. Bousquet-Chavanne for years of service in the United States of $61,281; (iv) cash in lieu of perquisites as follows: Mr. W. Lauder, $20,000, Mr. Bousquet-Chavanne, $24,700, and Mr. Kunes, $30,586; (v) financial counseling as follows: Mr. Brestle, $3,500, Mr. Bousquet-Chavanne, $3,500, Mr. Shearer, $3,500, and Mr. Kunes, $3,500; (vi) personal use of Company leased auto or auto allowance as follows: Mr. W. Lauder, $16,368, Mr. Brestle, $14,618, Mr. Bousquet-Chavanne, $13,950, Mr. Shearer, $13,200, and Mr. Kunes, $9,938; and (vii) companion and home leave travel as follows: Mr. Bousquet-Chavanne, $95,112.

        In addition, with respect to Mr. W. Lauder, in fiscal 2005, we instituted a flight safety policy, which provides that our Chairman of the Board of Directors and our President and Chief Executive Officer should not fly together for any reason. One effect of the policy was to increase the costs of certain non-business trips for Mr. W. Lauder. In order to remedy this, we allowed Mr. W. Lauder to use Company-provided aircraft for non-business trips where it was necessary to comply with the flight safety policy at an incremental cost to us of $27,527 in fiscal 2007.

        We also make available to our employees, including the Named Executive Officers, the ability to obtain a limited amount of our products for free or at a discount. In fiscal 2007, the incremental cost of the free product program to us did not exceed $1,000 for any of the Named Executive Officers. The sales of product to employees at a discount are profitable for us.

Employment Agreements

        In "Compensation Discussion and Analysis," we describe our considerations in determining fiscal 2007 salary, short-term annual incentive and long-term equity-based compensation levels for Named Executive Officers. The material terms of each Named Executive Officer's employment agreement are described below:

        William P. Lauder.    Mr. W. Lauder's compensation in fiscal year 2007 was paid pursuant to an employment agreement which provided for his employment as our President and Chief Executive Officer of the Company through June 30, 2007, unless earlier terminated. Under that agreement, for fiscal year 2007, Mr. W. Lauder was entitled to a base salary of $1.5 million, aggregate annual incentive bonus opportunities with a target payout of $2.0 million and stock-based awards with a value equivalent to a grant of stock options with respect to 300,000 shares of our Class A Common Stock, along with certain other benefits and perquisites.

        We entered into a new employment agreement with Mr. W. Lauder, effective July 1, 2007, providing for his continued employment as our President and Chief Executive Officer through June 30, 2010, unless earlier terminated. Under the agreement, Mr. W. Lauder will continue to receive a base salary of not less than $1.5 million per annum and will be eligible for aggregate target annual incentive bonus compensation of $3 million for each year of the agreement. During the term of employment, Mr. W. Lauder will continue to be eligible to receive annual stock-based awards under our Amended and Restated Fiscal 2002 Share Incentive Plan (or a successor plan) (our "Share Incentive Plan") with a value equivalent to a grant of stock options with respect to 300,000 shares of our Class A Common Stock. In September 2007, Mr. W. Lauder was granted stock options in respect of 150,000 shares of Class A Common Stock with an exercise price of $42.58 per share, restricted stock units in respect of 25,998 shares of Class A Common Stock and performance share units with a target payout of 25,998 shares of Class A Common Stock. In addition to our benefits generally available to senior executives (i.e., annual perquisite reimbursement under our Executive Perquisite Plan up to $20,000, financial counseling services up to $5,000, and participation in our Executive Automobile Program with an automobile having an acquisition value of $75,000), we will continue to provide Mr. W. Lauder additional executive term life insurance with a face amount of $5 million with annual premiums to be paid by us and reimbursed by his life insurance trust to us.

        Daniel J. Brestle.    Mr. Brestle's compensation in fiscal year 2007 was paid pursuant to an agreement which provided for his employment as our Chief Operating Officer through June 30, 2007, unless earlier terminated. Under that agreement, for fiscal year 2007, Mr. Brestle was entitled to a base salary of $1.25 million, aggregate annual incentive bonus opportunities with a target payout of $2.0 million and stock-based awards with a value equivalent to a grant of stock options with respect to 200,000 shares of our Class A Common Stock, along with certain other benefits and perquisites.

        We have entered into a new employment agreement with Mr. Brestle, effective July 1, 2007, which provides for Mr. Brestle's employment as our Chief Operating Officer through June 30, 2009, unless earlier terminated. Under the terms of the agreement, Mr. Brestle will continue to receive a base salary of not less than $1.25 million per annum and will be eligible for aggregate annual target incentive bonus compensation of $2.25 million for each year of the agreement. During the term of the agreement, Mr. Brestle will continue to be eligible to receive annual stock-based awards under our Share Incentive Plan with a value equivalent to a grant of stock options with respect to 200,000 shares of our Class A Common Stock. In September 2007, Mr. Brestle was granted stock options in respect of 100,000 shares of Class A Common Stock with an exercise price of $42.58 per share, restricted stock units in respect of 17,332 shares of Class A Common Stock and performance share units with a target payout of 17,332 shares of Class A Common Stock. In addition to the benefits generally available to our senior executives (i.e., annual perquisite reimbursement under our Executive Perquisite Plan up to $15,000, financial counseling services up to $5,000, and participation in our Executive Automobile Program with an automobile having an acquisition value of $75,000), we will continue to provide Mr. Brestle additional executive term life insurance with a face amount of $5 million with annual premiums to be paid by us and reimbursed to us by his life insurance trust.

        Patrick Bousquet-Chavanne.    Mr. Bousquet-Chavanne's compensation in fiscal year 2007 was paid pursuant to an employment agreement which provided for his employment as Group President through June 30, 2007, unless earlier terminated. Under that agreement, for fiscal year 2007, Mr. Bousquet-Chavanne was entitled to a base salary of $1.0 million, aggregate annual incentive bonus opportunities with a maximum payout of $2.0 million and stock-based awards with a value equivalent to a grant of stock options with respect to 100,000 shares of our Class A Common Stock, along with certain other benefits and perquisites.

        We have entered into a new employment agreement with Mr. Bousquet-Chavanne, effective July 1, 2007, which provides for Mr. Bousquet-Chavanne's employment as Group President through June 30, 2008, unless terminated earlier. The agreement is renewable on an annual basis effective as of each July 1. Under the terms of the agreement, Mr. Bousquet-Chavanne will continue to receive a base salary of not less than $1.0 million per annum and will be eligible for annual aggregate target incentive bonus compensation of no less than $2.0 million per annum. During the term of the agreement, Mr. Bousquet-Chavanne will be eligible to receive stock-based awards under our Share Incentive Plan with a value equivalent to a grant of stock options with respect to 125,000 shares of our Class A Common Stock. In September 2007, Mr. Bousquet-Chavanne was granted stock options in respect of 62,500 shares of Class A Common Stock with an exercise price of $42.58 per share, restricted stock units in respect of 10,833 shares of Class A Common Stock and performance share units with a target payout of 10,833 shares of Class A Common Stock. In addition to the benefits generally available to our senior executives (i.e., annual perquisite reimbursement under our Executive Perquisite Plan up to $15,000, financial counseling services up to $5,000, and participation in our Executive Automobile Program with an automobile having an acquisition value of $50,000), we will continue to provide Mr. Bousquet-Chavanne additional executive term life insurance with a face amount of $5 million with annual premiums to be paid by us and reimbursed to us by his life insurance trust. During the period of Mr. Bousquet-Chavanne's employment in the US, we will, at our expense, continue Mr. Bousquet-Chavanne's participation in the applicable French National Social Security and supplementary regimes. We will also reimburse Mr. Bousquet-Chavanne for the cost of two round trip first class tickets for himself, his spouse and two dependent children on round trip flights from New York to Paris for any full year of employment.

        Philip Shearer. Mr. Shearer's compensation in fiscal 2007 was paid pursuant to an employment agreement which provided for his employment as Group President through June 30, 2007, unless earlier terminated. Under that agreement, for fiscal year 2007, Mr. Shearer was entitled to a base salary of $1.0 million, aggregate annual incentive bonus opportunities with a maximum payout of $2.0 million and stock based awards with a value equivalent to a grant of stock options with respect to 100,000 shares of our Class A Common Stock, along with certain other benefits and perquisites.

        We are discussing with Mr. Shearer the terms of a new employment agreement to replace the agreement that expired on June 30, 2007. In September 2007, Mr. Shearer was granted stock options in respect of 62,500 shares of Class A Common Stock with an exercise price of $42.58 per share, restricted stock units in respect of 10,833 shares of Class A Common Stock and performance share units with a target payout of 10,833 shares of Class A Common Stock.

        Richard W. Kunes.    Mr. Kunes' compensation in fiscal year 2007 was paid pursuant to his employment agreement which provides for his employment as Chief Financial Officer through June 30, 2009, unless earlier terminated. Under the terms of the agreement, Mr. Kunes received a base salary of $800,000 for fiscal year 2007, and will receive $835,000 for fiscal year 2008 and $870,000 for fiscal year 2009. Mr. Kunes was eligible for aggregate target incentive bonus compensation of $650,000 for fiscal year 2007 and will be eligible for aggregate target annual incentive bonus compensation of $675,000 and $700,000 for fiscal years 2008 and 2009, respectively. During the term of the agreement, Mr. Kunes is eligible to receive annual stock-based awards under our Share Incentive Plan with a value equivalent to a grant of stock options with respect to 100,000 shares of our Class A Common Stock. In September 2007, Mr. Kunes was granted stock options in respect of 50,000 shares of Class A Common Stock with an exercise price of $42.58 per share, restricted stock units in respect of 8,666 shares of Class A Common Stock and performance share units with a target payout of 8,666 shares of Class A Common Stock. In addition to the benefits generally available our to senior executives (i.e., annual perquisite reimbursement under our Executive Perquisite Plan up to $15,000, financial counseling services up to $5,000, and participation in our Executive Automobile Program with an automobile having an acquisition value of $50,000), we will provide Mr. Kunes additional executive term life insurance with a face amount of $5 million with annual premiums to be paid by us and reimbursed to us by his life insurance trust.

        Each agreement described above provides that the executive may elect to defer all or part of his annual incentive bonus compensation in compliance with Section 409A. We may require the executive to defer salary and bonus amounts to be received by him to the extent such amounts may not be currently deductible by us by reason of Section 162(m).

        Each employment agreement also provides that the executive must abide by restrictive covenants relating to non-competition and non-solicitation during his employment and, under certain circumstances, for two years following termination of employment, and non-disclosure relating to our confidential information.

        The provisions of the employment agreements relating to termination of employment and payments relating to termination are discussed in "Potential Payments upon Termination or Change of Control."

GRANTS OF PLAN-BASED AWARDS

        The following table sets forth information with respect to each award in fiscal 2007 to each Named Executive Officer of plan-based compensation, including bonus opportunities under the Executive Annual Incentive Plan, and options to purchase our Class A Common Stock, performance share units and restricted stock units under the Amended and Restated Fiscal 2002 Share Incentive Plan. The material terms of the bonus opportunities are described in "Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonuses" and the material terms of the performance share units are described in "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity-Based Compensation—Performance Share Units."

									All Other Option Awards: Number of Securities Underlying Options (#)(4)
								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)
		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William P. Lauder	N/A 9/20/06 9/20/06 9/20/06	500,000	2,000,000	2,380,000	13,736	27,471	41,207	27,471	150,000	39.56	$1,086,753 1,086,753 2,161,500
Daniel J. Brestle	N/A 9/20/06 9/20/06 9/20/06	500,000	2,000,000	2,380,000	9,157	18,314	27,471	18,314	100,000	39.56	724,502 724,502 1,441,000
Patrick Bousquet-Chavanne	N/A 9/20/06 9/20/06 9/20/06	500,000	2,000,000	2,380,000	4,579	9,157	13,736	9,157	50,000	39.56	362,251 362,251 720,500
Philip Shearer	N/A 9/20/06 9/20/06 9/20/06	500,000	2,000,000	2,380,000	4,579	9,157	13,736	9,157	50,000	39.56	362,251 362,251 720,500
Richard W. Kunes	N/A 9/20/06 9/20/06 9/20/06	162,500	650,000	754,000	4,579	9,157	13,736	9,157	50,000	39.56	362,251 362,251 720,500

(1)
The amounts shown represent the possible aggregate payouts in respect of fiscal 2007 under the Executive Annual Incentive Plan at the "threshold," "target" and "maximum" levels. Actual payouts for fiscal 2007 are disclosed in the Summary Compensation Table in the column "Non-Equity Incentive Plan Compensation." No future payout will be made under this award. Measurement of performance is subject to certain automatic adjustments, such as changes in accounting principles, the impact of discontinued operations and non-recurring income/expenses. For a discussion of the Executive Annual Incentive Plan and the fiscal 2007 payouts, see "Summary Compensation Table" and "Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive Bonuses".

(2)
The amounts shown represent the number of shares of Class A Common Stock underlying threshold, target and maximum payout of PSUs granted under the Amended and Restated Fiscal 2002 Share Incentive Plan in fiscal 2007. Future payout of such PSUs is generally subject to the achievement by us of our net sales and net earnings per share goals for the three-year period ending June 30, 2009. These goals were set in September 2006. Payout generally assumes continued employment and is subject to acceleration upon the occurrence of certain events as described in "Potential Payments Upon Termination of Employment or Change of Control—Effect of Termination on

  Outstanding Awards Under Equity Plans." For each executive officer, no payout will be made pursuant to the net sales opportunity or the earnings per share opportunity unless the threshold for such opportunity is achieved and additional shares shall be paid out if performance exceeds the targeted performance goals. Upon payout, shares will be withheld to cover minimum statutory tax obligations. PSUs are accompanied by dividend equivalent rights that will be payable in cash at the time of payout of the related shares. Measurement of performance is subject to certain automatic adjustments, such as changes in accounting principles, the impact of discontinued operations and non-recurring income/expenses. See "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity-Based Compensation—Performance Share Units."

(3)
The amounts shown represent the number of shares of Class A Common Stock subject to RSUs granted under the Amended and Restated Fiscal 2002 Share Incentive Plan in fiscal 2007. RSUs granted in fiscal 2007 vest ratably in thirds on October 31, 2007, 2008 and 2009 (or the first day thereafter that shares may be traded under our policy) assuming continued employment and subject to acceleration upon the occurrence of certain events as described in "Potential Payments Upon Termination of Employment or Change of Control—Effect of Termination on Outstanding Awards Under Equity Plans." RSUs are subject to restrictions on transfer and forfeiture prior to vesting. Upon payout, shares will be withheld to cover minimum statutory tax obligations to the extent the holder does not deliver us cash to satisfy such obligations. RSUs are accompanied by dividend equivalent rights that will be payable in cash at the time of payout.    See "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity-Based Compensation—Restricted Stock Units."

(4)
The amounts shown represent the number of shares of Class A Common Stock underlying stock options granted under the Amended and Restated Fiscal 2002 Share Incentive Plan in fiscal 2007. The exercise price of the stock options is equal to the closing price of our Class A Common Stock on the date of grant (and under our plan, the exercise price cannot be lower than such closing price). The stock options (i) become exercisable or vest in thirds beginning with the January 1 following the first anniversary of the date of grant and the next two January 1 thereafter, assuming continued employment and subject to acceleration upon the occurrence of certain events as described in "Potential Payments Upon Termination of Employment or Change of Control—Effect of Termination on Outstanding Awards Under Equity Plans" and (ii) expire 10 years from the grant date. In addition, holders of stock options do not receive dividend equivalents or have any voting rights with respect to the shares of Class A common stock underlying the options. See "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity-Based Compensation—Stock Options."

(5)
The amount shown is the total FAS 123(R) value of the award on the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

                The following table sets forth information with respect to stock options, RSUs and PSUs outstanding on June 30, 2007 under our plans existing at the time of grant for each Named Executive Officer. In the section of the table relating to "Stock Awards," the first row sets forth RSUs and PSUs granted to the Named Executive Officers in September 2005 and the second row sets forth RSUs and PSUs granted to such officers in September 2006.

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
William P. Lauder	100,000 100,000 100,000 100,000 100,000 200,000 200,000 50,000 0	0 0 0 0 0 0 100,000 100,000 150,000	n/a n/a n/a n/a n/a n/a n/a n/a n/a	33.78 49.75 43.69 40.50 32.15 33.44 43.10 35.00 39.56	7/21/2008 7/1/2009 8/16/2010 7/26/2011 7/10/2012 8/20/2013 8/24/2014 9/26/2015 9/20/2016	19,329 27,471	879,663 1,250,205	14,497 13,736	659,759 625,125
Daniel J. Brestle	100,000 100,000 100,000 100,000 100,000 100,000 66,666 33,333 0	0 0 0 0 0 0 33,334 66,667 100,000	n/a n/a n/a n/a n/a n/a n/a n/a n/a	33.78 49.75 43.69 40.50 32.15 33.44 43.10 35.00 39.56	7/21/2008 7/1/2009 8/16/2010 7/26/2011 7/10/2012 8/20/2013 8/24/2014 9/26/2015 9/20/2016	12,886 18,314	586,442 833,470	9,665 9,157	439,854 416,735
Patrick Bousquet-Chavanne	100,000 100,000 100,000 100,000 66,666 16,666 0	0 0 0 0 33,334 33,334 50,000	n/a n/a n/a n/a n/a n/a n/a	49.75 43.69 40.50 33.44 43.10 35.00 39.56	7/1/2009 8/16/2010 7/26/2011 8/20/2013 8/24/2014 9/26/2015 9/20/2016	6,443 9,157	293,221 416,735	4,832 4,579	219,904 208,390
Philip Shearer	100,000 66,666 16,666 0	0 33,334 33,334 50,000	n/a n/a n/a n/a	38.87 43.10 35.00 39.56	9/4/2011 8/24/2014 9/26/2015 9/20/2016	6,443 9,157	293,221 416,735	4,832 4,579	219,904 208,390
Richard W. Kunes	25,000 25,000 100,000 66,666 16,666 0	0 0 0 33,334 33,334 50,000	n/a n/a n/a n/a n/a n/a	53.50 43.69 33.44 43.10 35.00 39.56	7/20/2009 8/16/2010 8/20/2013 8/24/2014 9/26/2015 9/20/2016	6,443 9,157	293,221 416,735	4,832 4,579	219,904 208,390

(1)
Each of the stock options set forth in the table was granted ten years prior to the expiration date. Stock options (i) become exercisable or vest in thirds beginning with the January 1 following the first anniversary of the date of grant and the next two January 1 thereafter, assuming continued employment and subject to acceleration upon the occurrence of certain events as described in "Potential Payments Upon Termination of Employment or Change of Control—Effect of Termination on Outstanding Awards Under Equity Plans" and (ii) expire ten years from the grant date.

(2)
RSUs granted vest ratably in thirds on each October 31 (or the first day thereafter that shares may be traded under our policy) following the one year anniversary of the date of grant, assuming continued employment and subject to acceleration upon the occurrence of certain events as described in "Potential Payments Upon Termination of Employment or Change of Control—Effect of Termination on Outstanding Awards Under Equity Plans." As of June 30, 2007, the Named Executive Officers had earned dividend equivalents on outstanding unvested RSUs with a dollar value as follows: Mr. W. Lauder, $31,132, Mr. Brestle, $20,754, Mr. Bousquet-Chavanne, $10,377, Mr. Shearer, $10,377, and Mr. Kunes, $10,377.

(3)
The amounts represent the product of (i) $45.51, (which was the closing price of the Class A Common Stock on June 29, 2007, the last trading day of fiscal 2007) and (ii) the number of shares of Class A Common Stock underlying the RSUs.

(4)
The amount of shares represents the threshold level of payout of shares of Class A Common Stock underlying the outstanding awards of PSUs. Payouts, if any, under the PSUs granted in September 2005 will be made in early fiscal 2009, assuming the performance criteria are achieved. Payouts, if any, under the PSUs granted in September 2006 will be made in early fiscal 2010, assuming the performance criteria are achieved.

(5)
The amounts represent the product of (i) $45.51, (which was the closing price of the Class A Common Stock on June 29, 2007, the last trading day of fiscal 2007) and (ii) the number of shares of Class A Common Stock underlying the PSUs at threshold payout level.

OPTION EXERCISES AND STOCK VESTED

        The following table sets forth as to each Named Executive Officer information on exercises of stock options and vesting of RSUs during fiscal 2007, including (i) the number of shares of Class A Common Stock underlying options exercised in fiscal 2007; (ii) the aggregate dollar value realized upon exercise of such options; (iii) the number of shares of Class A Common Stock received from the vesting of RSUs during fiscal 2007; and (iv) the aggregate dollar value realized upon such vesting on October 31, 2006, which was the vesting date of the RSUs reflected in the table.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)		Value Realized on Vesting ($) (3)
William P. Lauder	50,000	(4)	$1,160,500	9,664	(5)	$394,195	(5)
Daniel J. Brestle	100,000	(6)	1,846,400	6,443	(7)	262,810	(7)
Patrick Bousquet-Chavanne	67,000	(8)	638,020	3,221	(9)	131,385	(9)
Philip Shearer	200,000	(10)	1,992,670	3,221	(11)	131,385	(11)
Richard W. Kunes	165,000	(12)	2,298,473	3,221	(13)	131,385	(13)

(1)
The "value realized on exercise" represents the difference between the closing price of the Class A Common Stock on the exercise date and the exercise price multiplied by the number of shares underlying each option exercised.

(2)
Represents the vesting and payout on October 31, 2006 of a portion of RSUs granted on September 26, 2005.

(3)
The "value realized upon vesting" represents the product of the number of shares vested and the closing price of the Class A Common Stock on the vesting date plus the amount of the dividend equivalent rights attached to the RSUs that was payable in cash at the time of the payout of the shares.

(4)
The options exercised by Mr. W. Lauder were granted on August 21, 1997 and had an exercise price of $24.00 per share. Mr. W. Lauder has not sold any of the shares he acquired upon this exercise.

(5)
Includes 4,620 shares withheld from Mr. W. Lauder to satisfy taxes at a value of $186,602.

(6)
The options exercised by Mr. Brestle were granted on July 1, 1997 and had an exercise price of $24.75 per share.

(7)
Includes 2,823 shares withheld from Mr. Brestle to satisfy taxes at a value of $114,021.

(8)
The options exercised by Mr. Bousquet-Chavanne were granted on July 10, 2002 and had an exercise price of $32.15 per share.

(9)
Includes 1,540 shares withheld from Mr. Bousquet-Chavanne to satisfy taxes at a value of $62,201.

(10)
The options exercised by Mr. Shearer had exercise prices ranging from $32.15 to $33.44 per share and included options granted between July 10, 2002 and August 20, 2003.

(11)
Includes 1,540 shares withheld from Mr. Shearer to satisfy taxes at a value of $62,201.

(12)
The options exercised by Mr. Kunes had exercise prices ranging from $29.81 per share to $40.23 per share and included options granted between February 3, 1998 and July 10, 2002.

(13)
Includes 1,089 shares withheld from Mr. Kunes to satisfy taxes at a value of $43,985.

PENSION BENEFITS

        We provide retirement benefits to our employees in the United States, including the Named Executive Officers, through qualified and non-qualified defined benefit pension plans. These plans include The Estée Lauder Companies Retirement Growth Account Plan ("RGA Plan") and the Estee Lauder Inc. Benefits Restoration Plan (the "Restoration Plan"), respectively.

        The non-qualified Restoration Plan provides for pension benefit payments which employees would have received under the RGA Plan if eligible compensation (including deferred salary and bonuses, where the Plan allows) had not been subject to certain compensation limits as dictated by tax laws under ERISA that apply to qualified retirement plans.

        In general, for employees who were at least 50 years old and had five years of Company qualifying employment on January 1, 1993 or who had ten years of Company qualifying employment as of that date ("grandfathered employees"), retirement benefits pursuant to the plans are calculated as a multiple of years of qualifying Company employment times a percentage (1% up to 1.5% above a Social Security covered compensation level) of final qualifying average compensation, payable as a monthly pension for life starting at age 62. Conversion to alternative forms of payment is available, including a one-time lump sum. Qualifying compensation includes basic salary only. The plan provisions that apply to non-grandfathered employees, as discussed below, also apply to grandfathered employees as a minimum benefit. Pension benefits for Mr. Brestle are computed with respect to the grandfathered provisions.

        For other employees ("non-grandfathered employees"), retirement benefits under the plans are the aggregate amount of annual credits (defined as 3, 4 or 5% of total annual compensation, including bonus, with certain items excluded) plus annual interest credits thereon, based on a government index, not less than 4%. The aggregate amount is payable as a one-time lump sum or converted to monthly lifetime payments. Pension benefits for Messrs. W. Lauder, Bousquet-Chavanne, Shearer and Kunes are computed with respect to these non-grandfathered provisions.

        Executive officers who have worked for our subsidiaries outside the United States may also be covered under company-sponsored pension plans covering such employees. None of the Named Executive Officers are covered under such plans.

        We do not have any policies with respect to granting additional years of credited service except as provided in certain termination provisions as reflected in executive officer employment agreements. Benefits attributable to the additional years of credited service are payable by us pursuant to the terms of applicable employment agreements and are not payable under either the RGA Plan or the Restoration Plan.

        Set forth in the table below is each Named Executive Officer's years of credited service and the present value of his accumulated benefit under each of the pension plans and executive employment agreements pursuant to which he would be entitled to a retirement benefit, in each case, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to our audited financial statements for the fiscal year ended June 30, 2007.

Name	Plan Name (1)	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
William P. Lauder	RGA Plan Restoration Plan	20	$ $	161,012 833,549	$ $	0 0
Daniel J. Brestle	RGA Plan Restoration Plan	29	$ $	1,036,404 4,131,109	$ $	0 0
Patrick Bousquet-Chavanne	RGA Plan Restoration Plan	15	$ $	136,813 585,749	$ $	0 0
Philip Shearer	RGA Plan Restoration Plan Supplemental (3)	4	$ $ $	24,086 212,009 1,187,520	$ $	0 0
Richard W. Kunes	RGA Plan Restoration Plan	20	$ $	181,456 287,926	$ $	0 0

(1)
The RGA and Restoration Plans cover both grandfathered and non-grandfathered employees, as defined above.

(2)
For grandfathered employees, credited service is based on total years and months of service with us as of June 30, 2007. For non-grandfathered employees, service shown is allocation service used to determine the level of annual credits for 2007.

(3)
Mr. Shearer is entitled to supplemental benefits under the terms of his employment agreement equal to the aggregate amount of annual credits of $200,000 plus annual interest credits.

        The present values of accumulated benefits reflected in the table above were calculated based on the assumption that the benefits under the pension plans would be payable at the earliest retirement age at which unreduced benefits are payable (age 62 for Mr. Brestle and age 65 for Messrs. W. Lauder, Bousquet-Chavanne, Shearer and Kunes). The present values also reflect the assumption that 80% of benefits are payable as a one-time lump sum and 20% are payable as lifetime monthly payments ("annuities"). Amounts calculated under the pension formula based on compensation that exceeds IRS limits will be paid under the Restoration Plan and are included in the present values shown in the table above. The present value of accumulated benefits under the RGA and Restoration Plans were calculated using a 6.25% pre-retirement discount rate, 6.25% post-retirement discount rate and RP 2000 mortality table (projected to 2010) for annuities, and 5.25% post-retirement discount rate and GAR 1994 mortality table for lump sums, consistent with the assumptions used in the calculation of our benefit obligations as of June 30, 2007, as disclosed in Note 10 to our audited consolidated financial statements included in the 2007 Form 10-K. The present value of accumulated benefits for Mr. Shearer's supplemental benefit is equal to the amount accrued as of June 30, 2007.

NONQUALIFIED DEFERRED COMPENSATION

Set forth in the table below is information about contributions and earnings, if any, credited to the accounts maintained by the Named Executive Officers under nonqualified deferred compensation arrangements and the account balances on June 30, 2007.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
William P. Lauder	$528,000	0	$239,714	0	$3,376,307
Daniel J. Brestle	$250,000	0	$42,911	0	$689,694
Patrick Bousquet-Chavanne	$0	0	$0	0	$0
Philip Shearer	$0	0	$0	0	$0
Richard W. Kunes	$441,500	0	$244,837	0	$3,266,071

(1)
The amounts contributed by Messrs. W. Lauder and Brestle pursuant to their employment agreements during fiscal 2007 represent salary and, in the case of Mr. W. Lauder, perquisites and other personal benefit deferrals in excess of the $1 million limit on deductible compensation for Covered Employees under Section 162(m) (see "Compensation Discussion and Analysis—Tax Compliance Policy"). These amounts have been reported as salary in the "Summary Compensation Table". The amount contributed by Mr. Kunes pursuant to his employment agreement during fiscal 2007 represents the elective deferral of 100% of his fiscal 2006 bonus that was payable in September 2006. No other Named Executive Officer elected to defer any portion of his fiscal 2007 compensation.

(2)
Pursuant to their employment agreements, deferred compensation accounts of the Named Executive Officers who are either required or elect to defer compensation are credited with interest as of each June 30 during the term of deferral, compounded annually, at an annual rate equal to the annual rate of interest announced by Citibank N.A. in New York, New York as its base rate in effect on such June 30, but limited to a maximum annual rate of 9%. As of June 30, 2007, the interest rate used for crediting purposes was 8.25% as compared with 120% of the applicable federal rate of 5.9%. The following amounts of interest credited in excess of 120% of the applicable federal rate reflected in the "Aggregate Earnings in Last FY" column above were reported in the "Summary Compensation Table—Change in Pension Value and Nonqualified Deferred Compensation Earnings": Mr. W. Lauder, $69,224; Mr. Brestle, $12,379 and Mr. Kunes, $69,742.

(3)
The "Aggregate Balance at Last FYE" column above includes (i) for Mr. W. Lauder, aggregate salary deferrals from fiscal 2003 through fiscal 2007 in excess of the IRC Section 162(m) $1 million limit on deductible Covered Employee compensation as reported in the Summary Compensation Table contained in prior proxy statements in the amount of $2,058,000 and interest thereon of $332,173 and the deferral of 50% of his fiscal 2003 bonus as reported in the Summary Compensation Tables contained in prior proxy statements in the amount of $763,500 and interest thereon of $222,634; (ii) for Mr. Brestle, aggregate salary deferrals from fiscal 2005 through fiscal 2007 in excess of the IRC Section 162(m) $1 million limit on deductible Covered Employee compensation as reported in the Summary Compensation Tables contained in prior proxy statements in the amount of $625,000 and interest thereon of $64,694; and (iii) for Mr. Kunes, the deferral of 100% of his fiscal 2000 through fiscal 2006 bonuses as reported in the Summary Compensation Tables contained in prior proxy statements in the amount of $2,611,600 and interest thereon of $654,471.

Potential Payments Upon Termination of Employment or Change of Control

Events of Termination under the Employment Agreements

        As noted above under "Employment Agreements", we have entered into, or are discussing in the case of Mr. Shearer, employment agreements with each of our Named Executive Officers. These agreements provide for certain payments and other benefits if a Named Executive Officer's employment is terminated under circumstances specified in his respective employment agreement, including after a "change of control" of our company (as defined below).

        The current agreements for each of William P. Lauder, Daniel J. Brestle and Patrick Bousquet-Chavanne are effective as of July 1, 2007. Richard W. Kunes' agreement is effective as of July 1, 2006. The descriptions below of the termination provisions of the employment agreements are based on the employment agreements as in effect on the date of this proxy statement (or in Mr. Shearer's case, the standard terms of such employment agreements for Group Presidents).

        Termination of Employment Upon Permanent Disability.    We may terminate a Named Executive Officer's employment at any time by reason of a "permanent disability" (as defined below), in which event the executive will be entitled to receive:

  •
  any accrued but unpaid salary and other amounts to which he is otherwise entitled prior to the date of termination;

  •
  bonus compensation earned but not paid that relates to any Contract Year (as defined below) ended prior to the date of termination;

  •
  unpaid bonus compensation otherwise payable for the Contract Year in which such disability occurred pro-rated to the date of termination;

  •
  his base salary in effect at the time of termination (less disability payments) for a period of one year from the date of termination (the "Disability Continuation Period"); and

  •
  reimbursement for financial counseling services in the amount of $5,000 for a period of one year from the date of termination.

        In addition, the executive will be entitled to continue to participate, to the extent permitted by applicable law and the applicable plan, in our healthcare, life insurance and accidental death and dismemberment insurance benefit plans during the Disability Continuation Period (disregarding any required delay in payments pursuant to Section 409A of the Code). Since continued participation in the 401(k) Savings Plan and the RGA Plan is not permitted under law during the Disability Continuation Period, the executive will be entitled to receive cash payments equivalent in value to his continued participation in all qualified and non-qualified pension plans and the maximum matching contribution allowable under the 401(k) Savings Plan (the "Pension Replacement Payment") during the Disability Continuation Period. See "Effect of Certain Tax Regulations on Payments" below.

        For purposes of the employment agreements, "Contract Year" means the 12 month period beginning July 1 during the term of the employment agreement. "Permanent disability" means a disability as defined under our applicable insurance policy, or, in the absence of an applicable policy, a physical or mental disability or incapacity that prevents the executive from discharging his responsibilities under his employment agreement for a period of six consecutive months or an aggregate of six months out of any twelve-month period.

        Termination of Employment Upon Death.    In the event of the executive officer's death during the term of his employment, his beneficiary or legal representative will be entitled to receive:

  •
  any accrued but unpaid salary and other amounts to which the executive otherwise was entitled prior to the date of his death;

  •
  bonus compensation earned but not paid that relates to any Contract Year ended prior to his death;

  •
  unpaid bonus compensation otherwise payable for the Contract Year in which his death occurred pro-rated to the date of his death;

  •
  reimbursement for financial counseling services in the amount of $5,000 for a period of one year from the date of his death; and

  •
  his base salary in effect at the time of his death for a period of one year from the date of his death.

        Termination of Employment Other than for Cause, Death or Disability; Constructive Termination.    We may terminate the executive's employment for any reason (other than for "cause" as defined in the employment agreement) upon 180 days' prior written notice in the case of Mr. W. Lauder or upon 90 days' prior written notice in the case of Messrs. Brestle, Bousquet-Chavanne, Shearer and Kunes. In the event of our termination of the executive's employment (other than for cause, disability or death) or our non-renewal of the executive's employment (except for a change in our policy regarding the use of written employment agreements for executives, the form of equity-based compensation or the mix of cash and non-cash compensation), or a termination by the executive for an uncured "material breach" (as defined below), the executive will be entitled to:

  •
  any accrued but unpaid salary and other amounts to which he is otherwise entitled prior to the date of termination;

  •
  bonus compensation earned but not paid that relates to any Contract Year ended prior to the date of termination;

  •
  unpaid bonus compensation otherwise payable for the Contract Year in which termination occurred pro-rated to the date of termination;

  •
  his base salary in effect at the time of termination for a period ending on a date two years from the date of termination;

  •
  bonus compensation equal to 100% in the case of Mr. W. Lauder and 50% in the case of Messrs. Brestle, Bousquet-Chavanne, Shearer and Kunes of the average of incentive compensation bonuses previously paid or payable to the executive during a contract term or, if such termination occurs prior to payment of any bonus during the term of the employment agreement, $3 million in the case of Mr. W. Lauder, $1.125 million in the case Mr. Brestle, $1 million in the case of Messrs. Bousquet-Chavanne and Shearer and $325,000 in the case of Mr. Kunes;

  •
  reimbursement for financial counseling services in the amount of $10,000 for a period of two years from the date of termination; and

  •
  participation, for a period ending on a date two years from the date of termination, to the extent permitted by applicable law, in our benefit plans and receipt of cash payments equivalent in value to his Pension Replacement Payment during such period.

        For purposes of the agreements, "material breach" is a material reduction in the executive's authority, functions, duties or responsibility or our failure to pay any award to which the executive is entitled under his employment agreement.

        Termination of Employment Following a Change of Control.    In the event the executive terminates his employment for "good reason" (as defined below) following a "change of control" of our company (with respect to Messrs. Brestle, Bousquet-Chavanne, Shearer and Kunes, within 2 years of a "Change of Control"), he is entitled to receive payments and benefits as if his employment were terminated by us without cause. In the event of a termination by us, or by the executive for good reason, after a change of control, the executive will also be entitled to reimbursement for outside legal counsel up to $20,000.

        For purposes of the agreements, "good reason" means that the executive is assigned duties that are materially inconsistent with his position, his position is materially diminished, we breach the compensation arrangements of the employment agreement (and fail to timely cure the breach), the executive is required to relocate to any location more than 50 miles from the location at which he performed his services prior to the change of control or we fail to have any successor company assume the executive's employment agreement.

        For purposes of the employment agreements, a "change of control" is deemed to have occurred upon any of the following events:

  •
  during any period of two consecutive years, the individuals who at the beginning of such period constituted our board of directors or any individuals who would be "continuing directors" (as defined below) cease for any reason to constitute a majority of the board of directors;

  •
  our Class A Common Stock ceases to be publicly traded;

  •
  our board of directors approves any merger, exchange, consolidation, or similar business combination or reorganization, the consummation of which would result in the occurrence of an event described in the bullet points above, and such transaction is consummated;

  •
  our board of directors approves a sale of all or substantially all of our assets, and such transaction is consummated; or

  •
  a change of control of a nature that would be required to be reported under the SEC's proxy rules.

        However, changes in the relative beneficial ownership among members of the Lauder family and family-controlled entities would not, by themselves, constitute a change of control, and any spin-off of one of our divisions or subsidiaries to our stockholders would not constitute a change of control.

        "Continuing directors" mean the directors in office on the effective date of the executive officer's employment agreement and any successor to those directors and any additional director who was nominated or selected by a majority of the continuing directors in office at the time of his or her nomination or selection.

        Termination for Cause.    In the case of termination by us for "cause" (as defined below), the executive will be entitled to receive his accrued but unpaid salary and any benefit under our employee benefit programs and plans as determined under such programs and plans upon and as of such termination.

        For purpose of the agreements, "cause" means that the executive has engaged in any of a list of specified activities, including his material breach of, or willful refusal to perform his duties under the agreements (other than because of disability or death), his failure to follow a lawful directive of the Chief Executive Officer or the board of directors that is within the scope of his duties, willful misconduct unrelated to us that could reasonably be anticipated to have a material adverse effect on us, gross negligence that could reasonably be anticipated to have a material adverse effect on us, violation of our Code of Conduct, drug or alcohol abuse that materially affects his performance or conviction of, entry of a guilty plea or no contest for, a felony.

        Voluntary Termination.    The executive may terminate his employment for any reason at any time upon 180 days' prior written notice in the case of Mr. W. Lauder or upon 90 days' prior written notice in the case of Messrs. Brestle, Bousquet-Chavanne, Shearer and Kunes, in which event we will have no further obligations after termination other than to pay the executive's accrued but unpaid salary, bonus compensation, if any, earned but not paid that relates to any Contract Year ended prior to the date of termination, and for a period of up to two years from the date of termination, to the extent permitted by applicable law, benefits under our employee benefit plans and programs as determined by such plans and programs upon and as of such termination. Mr. Brestle will also be entitled to his base salary in effect at the time of voluntary termination (including retirement) and participation to the extent permitted by applicable law, in our benefit plans and receipt of cash payments equivalent in value to his Pension Replacement Payment for a two-year period from the date of termination and reimbursement for financial counseling services in the amount of $5,000 per year for a period of two years from the date of termination.

Condition Precedent to Receipt of Payments upon Termination

        The employment agreements require, as a precondition to the receipt of the payments described above, that the Named Executive Officer execute a general release of claims against us and our subsidiaries and affiliates. The release does not apply to rights that the executive may otherwise have to any payment of benefit provided for in his employment agreement or any vested benefit the executive may have in any of our benefit plans. The agreements also include provisions relating to nondisclosure of our confidential information and non-competition with us.

Relocation Expenses upon Termination of Employment

        In the event of his termination of employment for any reason other than termination by us for cause, Mr. Bousquet-Chavanne will also be entitled to reimbursement for his actual cost (up to a gross amount of $50,000) of relocating himself and his family from New York to Paris, France, provided such relocation occurs within one year of termination.

Effect of Certain Tax Regulations on Payments

        Effect of Excise Tax or Parachute Payments.    Under Mr. W. Lauder's employment agreement, if any amount or benefit paid under the agreement, taken together with any amounts or benefits otherwise paid to Mr. W. Lauder by us or any of our affiliated companies, are parachute payments subject to excise tax under Section 4999 of the Code, we will reimburse Mr. W. Lauder for the excise tax. Under the employment agreements of the other Named Executive Officers, if any amount or benefit paid under their respective agreements, taken together with any amounts or benefits otherwise paid to the executive by us or any of our affiliated companies, are parachutes payments subject to excise tax under Section 4999, the amounts paid to the executive will be reduced (but not below zero) to the extent necessary to eliminate the excise tax.

        Effect of Section 409A on Timing of Payments.    Under the employment agreements, any amounts that are not exempt from Section 409A will be subject to the required six-month delay in payment after termination of service provided that the executive is a "specified employee" for purposes of Section 409A at the time of termination of service. Amounts that otherwise would have been paid during this six-month delay will be paid in a lump sum on the first day after such period expires.

Effect of Termination on Outstanding Awards under Equity Plans

        Under our Amended and Restated Fiscal 2002 Share Incentive Plan, executives may be awarded stock options, stock appreciation rights, stock awards, restricted stock units and performance share units.

        The exercise of stock options or stock appreciation rights after termination of employment and the payment of restricted stock units or performance share units are subject to the executive neither competing with, or taking employment or rendering service to one of our competitors without our written consent nor conducting himself in a manner adversely affecting us.

        Permanent Disability.    Upon the executive's total and permanent disability (as determined under our long-term disability program), stock options that are not yet exercisable become immediately exercisable and may be exercised until the earlier of one year after the last day of salary continuation or the expiration of the option term. Restricted stock units will vest pro rata for the number of full months the executive was receiving salary continuation payments during the applicable vesting period and will be paid in accordance with the award's vesting schedule. The executive will be entitled to a pro rata payment of performance share units for the number of full months the executive was receiving salary continuation payments during the award period, with the payment to be made at the same time payments for the award period are paid to active executives. If the executive officer is retirement eligible, the provisions relating to termination upon retirement will apply in lieu of the provisions relating to "permanent disability."

        Termination of Employment Upon Death.    Upon the executive's death, stock options that are

not yet exercisable become immediately exercisable and may be exercised until the earlier of one year after death or the expiration of the option term. For stock options granted before 2007, the ability to exercise one year after death is not limited by the option term. Restricted stock units will vest pro rata for the number of full months the executive was receiving salary continuation payments during the applicable period. The executive officer will also be entitled to a pro rata payment of performance share units for the number of full months the executive was receiving salary continuation payments during the award period. Restricted stock units and performance share units will be paid as soon as practicable after the executive's death. If the executive officer is retirement eligible, the provisions relating to termination upon retirement will apply in lieu of the provisions relating to death.

        Termination of Employment Upon Retirement.    Upon formal retirement under the terms of our RGA Plan, stock options that are not yet exercisable become immediately exercisable and may be exercised until the end of the option term. Restricted stock units will vest and be paid on the first day after retirement that shares may be sold by the executive under our applicable policies, including the Code of Corporate Conduct. The executive officer will be entitled to payment of performance share units as if he had been employed throughout the entire award period, with payment to be made at the same time such awards are paid to active executives.

        Termination of Employment by Us Other than for Cause, Death or Disability.    Upon termination of employment without "cause" (as defined in the Amended and Restated Fiscal 2002 Share Incentive Plan) by us, stock options that are not yet exercisable become immediately exercisable and may be exercised until the earlier of 90 days after the last day of salary continuation or the end of the option term. Restricted stock units will vest pro rata for the number of full months receiving salary continuation payments during the vesting period of the award and be paid on the first day after termination that shares may be sold by the executive under our applicable policies. Performance share units are forfeited if such termination occurs before the end of the first year of the award period. However, if termination occurs after the end of the first year of the award period, the executive will be entitled to a pro rata payout for the number of full months the executive was receiving salary continuation payments during the award period, with the payment to be made at the same time such awards are paid to active executives. If the executive officer is retirement eligible, the provisions relating to termination upon retirement will apply in lieu of the provisions described in this paragraph.

        Termination of Employment for Cause; Voluntary Termination.    Upon termination of employment by the executive without cause, stock options that are exercisable may be exercised until the earlier of 90 days after termination or the end of the option term. Stock options not yet exercisable as of the termination date are forfeited. Upon termination of employment by the executive (other than retirement) or termination of employment for cause, restricted stock units and performance share units are forfeited.

        Effect of Change of Control.    Upon a "change of control" (as defined in the Amended and Restated Fiscal 2002 Share Incentive Plan), the Stock Plan Subcommittee administering the Plan may accelerate the exercisability or vesting of awards. Upon a change of control, stock options may be adjusted and their exercisability or vesting accelerated. Each restricted stock unit will vest and become payable in shares as soon as practicable, but not later than two weeks after the change of control. Each performance share unit will become payable in shares equal to the target award amount as soon as practicable but not later than two weeks after the change of control. If the executive officer is retirement eligible, the provisions relating to termination upon retirement will apply in lieu of the provisions described in this paragraph.

        Effect of Employment Agreements on Stock Options.    Under the employment agreements, if the executive's employment with us is terminated as a result of death or disability or by us without cause, or his term of employment is not renewed and the executive is not eligible for retirement under the terms of our qualified defined benefit pension plan, all stock options previously granted to the executive will vest and become immediately exercisable until the earlier of one year after such termination or the end of the option term, subject to the non-competition and good conduct provisions of the executive's employment agreement.

        Effect of Section 409A on Equity Awards.    Payment of amounts subject to Section 409A is permitted only upon certain defined events including a change of control that satisfies the definition under Section 409A and related regulations. In September 2007, we amended the definition of "change of control" in the Amended and Restated Fiscal 2002 Share Incentive Plan to comply with Section 409A. In addition, if any payment under any equity award is subject to Section 409A, the required six-month delay after termination of service will apply to that payment.

Potential Payments in the Event of Termination at the End of our Last Fiscal Year

        The following tables describe potential payments and other benefits that would have been received by each Named Executive Officer or his estate if employment had been terminated, under various circumstances, on June 29, 2007, the last business or trading day of our most recent fiscal year.

        The following assumptions and general principles apply with respect to the following tables:

  •
  The tables assume that the employment agreements in effect on the date of this proxy statement were in effect on June 29, 2007. The tables reflect estimates of amounts that would be paid to the Named Executive Officer upon the occurrence of a termination. The actual amounts to be paid to a Named Executive Officer can only be determined at the time of the actual termination.

  •
  A Named Executive Officer is entitled to receive amounts earned during his term of employment regardless of the manner in which the Named Executive Officer's employment is terminated. These amounts include accrued but unpaid salary and bonus compensation earned but not paid that relates to any Contract Year ended prior to his termination, and in all circumstances but termination for cause, unpaid bonus compensation otherwise payable for the Contract Year in which termination occurred pro-rated to the date of termination. These amounts are not shown in the tables.

  •
  The amounts of equity-based awards reflect unvested awards as of the date of the termination event or change of control for which vesting continues post termination or change of control or is accelerated as a result of the event. All such awards held by the Named Executive Officers at June 29, 2007 that would have become vested and/or exercisable upon a terminating event are shown at a value using the closing stock price on June 29, 2007 of $45.51. The value of PSUs was computed at target in the event of death and a change of control and at threshold in the event of all other applicable termination events.

  •
  A Named Executed Officer will be entitled to receive all amounts accrued and vested under our 401(k) Savings Plan, the RGA Plan, the Restoration Plan and any other pension plans and deferred compensation plans in which the Named Executive Officer participates. These amounts will be determined and paid in accordance with the applicable plans and are not included in the tables because they are not termination payments.

  •
  The only Named Executive Officer eligible for retirement under our plans is Mr. Brestle who is eligible for early retirement with an unreduced benefit. As discussed above, under Mr. Brestle's employment agreement upon retirement he is entitled to two years salary and benefits.

  •
  The change of control provisions of the Amended and Restated Fiscal 2002 Share Incentive Plan are the only "single trigger" payment events (i.e., payment is triggered as a result of the change of control itself, regardless of the executive's continued employment). Based upon the unvested stock options, performance share units and restricted stock units held by each of the Named Executive Officers as of June 30, 2007, if a change of control had occurred on that date, the Named Executive Officers would have been entitled to the following amounts: Mr. W. Lauder, $6,884,045; Mr. Brestle, $4,509,050; Mr. Bousquet-Chavanne, $2,294,675; Mr. Shearer, $2,294,675; and Mr. Kunes, $2,294,675.

William P. Lauder	Retirement ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Termination without Cause or by Executive for Material Breach (1) ($)	Termination for Good Reason After Change of Control ($)
Base Salary	0	0	1,500,000	1,500,000	3,000,000	3,000,000
Bonus	0	0	0	0	3,000,000	3,000,000
Options	0	0	2,184,500	2,184,500	2,184,500	2,184,500
Performance Share Units	0	0	2,152,942	1,076,471	1,284,838	2,569,677
Restricted Stock Units	0	0	1,449,567	1,449,567	2,001,642	2,129,868
Continued Health Care Benefits(2)	0	0	0	12,652	25,305	25,305
Continued Participation in Pension and Retirement plans(3)	0	0	0	57,286	211,182	211,182
Other Benefits and Perquisites(4)	0	0	5,000	22,100	44,200	64,200
Excise Tax Gross-Up (or Reduction)	0	0	0	0	0	0

Total	0	0	7,292,009	6,302,576	11,751,667	13,184,732

(1)
Termination without cause includes a failure to renew.

(2)
Includes payments under the medical, health and accident and disability plans and programs maintained by the Company from time to time for senior executives at a level commensurate with Mr. W. Lauder's position.

(3)
Represents cash equivalent of continued participation in the RGA and Restoration Plans and maximum match for 401(k) Savings Plan for one year, in the case of disability, and two years, in the case of termination without cause, termination for material breach or good reason.

(4)
Includes executive term life insurance premiums and auto allowance in all events other than termination for cause and death and reimbursement for financial consulting services in all events other than termination for cause; also includes up to $20,000 in legal fees upon termination for good reason after a change of control.

Daniel J. Brestle	Retirement ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Termination without Cause(1) or by Executive for Material Breach ($)	Termination for Good Reason After Change of Control ($)
Base Salary	2,500,000	2,500,000	1,250,000	1,250,000	2,500,000	2,500,000
Bonus	0	0	0	0	1,125,000	1,125,000
Options	1,376,005	1,376,005	1,376,005	1,376,005	1,376,005	1,376,005
Performance Share Units	856,566	856,566	1,435,310	856,566	856,566	1,713,133
Restricted Stock Units	1,419,912	1,419,912	1,419,912	1,419,912	1,419,912	1,419,912
Continuation of Health Care Benefits(2)	25,305	25,305	0	12,652	25,305	25,305
Continued Participation in Pension and Retirement Plans(3)	342,944	342,944	0	172,687	342,944	342,944
Perquisites and Other Benefits(4)	168,200	168,200	5,000	84,100	168,200	188,200
Excise Tax Gross-Up (or Reduction)	0	0	0	0	0	0

Total	6,688,932	6,688,932	5,486,227	5,171,922	7,813,932	8,690,499

(1)
Termination without cause includes a failure to renew.

(2)
Includes payments under the medical, health and accident and disability plans and programs maintained by the Company from time to time for senior executives at a level commensurate with Mr. Brestle's position.

(3)
Represents cash equivalent of continued participation in the RGA and Restoration Plans and maximum match for 401(k) Savings Plan for one year, in the case of disability, and two years, in the case of termination without cause, termination for material breach or good reason.

(4)
Includes executive term life insurance premiums and auto allowance in all events other than termination for cause and death and reimbursement for financial consulting services in all events other than termination for cause; also includes up to $20,000 in legal fees upon termination for good reason after a change of control.

Patrick Bousquet-Chavanne	Retirement ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Termination without Cause(1) or by Executive for Material Breach ($)	Termination for Good Reason After Change of Control ($)
Base Salary	0	0	1,000,000	1,000,000	2,000,000	2,000,000
Bonus	0	0	0	0	1,000,000	1,000,000
Options	0	0	728,175	728,175	728,175	728,175
Performance Share Units	0	0	717,632	358,816	428,272	856,544
Restricted Stock Units	0	0	483,159	483,159	667,205	709,956
Continuation of Health Care Benefits(2)	0	0	0	12,352	24,705	24,705
Continued Participation in Pension and Retirement Plans(3)	0	0	0	42,877	118,777	118,777
Perquisites and Other Benefits(4)	50,000	50,000	55,000	134,056	218,112	238,112
Excise Tax Gross-Up (or Reduction)	0	0	0	0	0	0

Total	50,000	50,000	2,983,966	2,759,435	5,185,246	5,676,269

(1)
Termination without cause includes a failure to renew.

(2)
Includes payments under the medical, health and accident and disability plans and programs maintained by the Company from time to time for senior executives at a level commensurate with Mr. Bousquet-Chavanne's position.

(3)
Represents cash equivalent of continued participation in the RGA and Restoration Plans and maximum match for 401(k) Savings Plan for one year, in the case of disability, and two years, in the case of termination without cause, termination for material breach or good reason.

(4)
Includes executive term life insurance premiums, auto allowance and premiums for an insurance policy that replicates French state pension benefits for years of service in the United States in all events other than for cause and death and reimbursement for financial consulting services and relocation expenses up to $50,000 in all events other than termination for cause; also includes up to $20,000 in legal fees upon termination for good reason after a change of control.

Philip Shearer	Retirement ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Termination without Cause(1) or by Executive for Material Breach ($)	Termination for Good Reason After Change of Control ($)
Base Salary	0	0	1,000,000	1,000,000	2,000,000	2,000,000
Bonus	0	0	0	0	1,000,000	1,000,000
Options	0	0	728,175	728,175	728,175	728,175
Performance Share Units	0	0	717,632	358,816	428,272	856,544
Restricted Stock Units	0	0	483,159	483,159	667,205	709,956
Continued Health Care Benefits(2)	0	0	0	12,352	24,705	24,705
Continued Participation in Pension and Retirement Plans(3)	0	0	0	254,783	528,005	528,005
Perquisites and Other Benefits(4)	0	0	5,000	37,000	74,000	94,000
Excise Tax Gross-Up (or Reduction)	0	0	0	0	0	0

Total	0	0	2,933,966	2,874,285	5,450,362	5,941,385

(1)
Termination without cause includes a failure to renew.

(2)
Includes payments under the medical, health and accident and disability plans and programs maintained by the Company from time to time for senior executives at a level commensurate with Mr. Shearer's position.

(3)
Represents cash equivalent of continued participation in the RGA and Restoration Plans, the supplemental pension arrangement as provided in his employment agreement and maximum match for 401(k) Savings Plan for one year, in the case of disability, and two years, in the case of termination without cause, termination for material breach or good reason.

(4)
Includes executive term life insurance premiums and auto allowance in all events other than termination for cause and death and reimbursement for financial consulting services in all events other than termination for cause; also includes up to $20,000 in legal fees upon termination for good reason after a change of control.

Richard W. Kunes	Retirement ($)	Voluntary Termination ($)	Death ($)	Disability ($)	Termination without Cause(1) or by Executive for Material Breach ($)	Termination for Good Reason After Change of Control ($)
Base Salary	0	0	835,000	835,000	1,670,000	1,670,000
Bonus	0	0	0	0	347,900	347,900
Options	0	0	728,175	728,175	728,175	728,175
Performance Share Units	0	0	717,632	358,816	428,272	856,544
Restricted Stock Units	0	0	483,159	483,159	667,205	709,956
Continued Health Care Benefits(2)	0	0	0	12,652	25,305	25,305
Continued Participation in Pension and Retirement Plans(3)	0	0	0	50,661	108,240	108,240
Perquisites and Other Benefits(4)	0	0	5,000	23,050	46,100	66,100
Excise Tax Gross-Up (or Reduction)	0	0	0	0	0	(149,881)

Total	0	0	2,768,966	2,491,513	4,021,197	4,362,339

(1)
Termination without cause includes a failure to renew.

(2)
Includes payments under the medical, health and accident and disability plans and programs maintained by the Company from time to time for senior executives at a level commensurate with Mr. Kunes' position.

(3)
Represents cash equivalent of continued participation in the RGA and Restoration Plans and maximum match for 401(k) Savings Plan for one year, in the case of disability, and two years, in the case of termination without cause, termination for material breach or good reason.

(4)
Includes executive term life insurance premiums and auto allowance in all events other than termination for cause and death and reimbursement for financial consulting services in all events other than termination for cause; also includes up to $20,000 in legal fees upon termination for good reason after a change of control.

Equity Compensation Plan Information

        The following table summarizes the equity compensation plans under which our securities may be issued as of June 30, 2007 and does not include grants made, forfeited or cancelled and options exercised after such date. The securities that may be issued consist solely of shares of our Class A Common Stock and all plans were approved by our stockholders.

Equity Compensation Plan Information as of June 30, 2007

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders(a)	23,590,442(b	)	$41.42(c	)	8,532,286(d	)

(a)
Includes the Fiscal 1996 Share Incentive Plan (the "1996 Plan"), Fiscal 1999 Share Incentive Plan (the "1999 Plan"), Amended and Restated Fiscal 2002 Share Incentive Plan (the "2002 Plan") and the Non-Employee Director Share Incentive Plan.

(b)
Consists of 22,572,023 shares issuable upon exercise of outstanding options, 659,366 issuable upon conversion of outstanding Restricted Stock Units, 345,268 upon conversion of outstanding Performance Share Units (assuming maximum payout) and 13,785 upon conversion of Share Units.

(c)
Calculated based upon outstanding options in respect of 22,572,023 shares of our Class A Common Stock.

(d)
The 1999 Plan and the 2002 Plan are similar omnibus plans. Each authorizes the Stock Plan Subcommittee of the Board of Directors to grant shares and benefits other than stock options. As of June 30, 2007, there were 544,186 shares and 7,961,412 shares of Class A Common Stock available for issuance under each plan, respectively. Shares underlying grants cancelled or forfeited under the 1999 Plan may be used for grants under the 2002 Plan. Shares underlying grants cancelled or forfeited under the 1996 Plan may be used for grants under the 1999 Plan or the 2002 Plan. The Non-Employee Director Share Incentive Plan provides for an annual grant of options and a grant of either options or stock units to non-employee directors. As of June 30, 2007, there were 26,688 shares available for issuance under the Non-Employee Director Share Incentive Plan. Stockholders are being asked to approve an amendment to such plan to increase the shares available by an additional 300,000 shares. See "Approval of The Estée Lauder Companies Inc. Non-Employee Director Share Incentive Plan."

        If all of the outstanding options, warrants, rights, stock units and share units, as well as the securities available for future issuance, included in the first and third columns in the table above were converted to shares of Class A Common Stock as of June 30, 2007, the total shares of Common Stock outstanding (i.e., Class A plus Class B) would increase 17% to 226,450,919. Of the outstanding options to purchase 22,572,023 shares of Class A Common Stock, options in respect of 16,148,959 shares are exercisable at a price less than $45.51, the closing price on June 30, 2007. Assuming the exercise of in-the-money options, the total shares outstanding would increase by 8% to 210,477,150.

APPROVAL OF THE ESTÉE LAUDER COMPANIES INC.
NON-EMPLOYEE DIRECTOR SHARE INCENTIVE PLAN
(ITEM 2)

Background

        The Board of Directors is proposing for stockholder approval The Estée Lauder Companies Inc. Non-Employee Director Share Incentive Plan, which is being amended and restated as described herein and set forth as Appendix A (the "Amended and Restated Director Share Plan"). For the past seven years we have used the Non-Employee Director Share Incentive Plan (the "Current Director Share Plan") as a means of attracting, retaining, motivating and rewarding highly competent persons as our non-employee directors and assisting in further aligning the interests of the non-employee directors with those of our other stockholders by providing them with opportunities to acquire shares of Class A Common Stock or to receive cash payments based on the value of the shares. As of September 27, 2007, there were less than 27,000 shares of Class A Common Stock available for grant under the Current Director Share Plan.

        In anticipation of there being so few shares available for future grants, our Nominating and Board Affairs Committee undertook a review of the Current Director Share Plan with the assistance of an outside consultant and counsel. On August 23, 2007, the Nominating and Board Affairs Committee recommended to the Board of Directors and the Board approved amendments to the Current Director Share Plan that are reflected in the Amended and Restated Director Share Plan, subject to approval by the stockholders at the 2007 Annual Meeting. The Board of Directors also recommended that stockholders approve the Amended and Restated Director Share Plan. The principal amendments to the Current Director Share Plan would:

  •
  increase by 300,000 (to 600,000 shares) the aggregate number of shares of Class A Common Stock that may be delivered under the plan; and

  •
  conform the change-in-control provisions under the plan to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code").

Summary

        The following summary describes the material features of the Amended and Restated Director Share Plan but is not intended to be complete and is qualified in its entirety by reference to the text of the Amended and Restated Director Share Plan, which is attached to this Proxy Statement as Appendix A.

  Administration

        The Amended and Restated Director Share Plan will be administered by the Board or a committee of the Board (and therefore references to the Board in this summary include references to the committee). The Board may establish such rules and regulations as it deems necessary for the proper administration of the Amended and Restated Director Share Plan, including determinations, interpretations and actions in connection with the Amended and Restated Director Share Plan.

  Eligibility for Participation

        Each member of the Board who is not an employee of ours or any subsidiary of ours (a "non-employee director") will participate in the Amended and Restated Director Share Plan. On September 27, 2007, there were eight non-employee directors.

  Shares Available

        The maximum number of shares of Class A Common Stock that may be delivered to non-employee directors and their beneficiaries under the Amended and Restated Director Share Plan is 600,000 shares of Class A Common Stock, which may be authorized and unissued or treasury shares. Any shares covered by stock options or stock units granted under the Amended and Restated Director Share Plan which are forfeited, cancelled, or expire are considered undelivered for the purposes of determining the maximum number of shares of Class A Common Stock available under the Amended and Restated Director Share Plan. If any stock option is exercised by tendering shares of Class A Common Stock to us as full or partial payment in connection with the exercise of a stock option under the Amended and Restated Director Share Plan, only the number of shares of Class A Common Stock issued net of the shares tendered will be deemed delivered for purposes of determining the maximum number of share of Class A Common Stock available for delivery under the Amended and Restated Director Share Plan.

  Types of Benefits

        The Amended and Restated Director Share Plan provides for benefits to be granted in a combination of stock options, stock awards or stock units (collectively, the "Benefits").

  Annual Stock Options

        On the date of each annual meeting of our stockholders during the term of the Amended and Restated Director Share Plan (commencing with this Annual Meeting), each non-employee director in office immediately following such annual meeting will be granted automatically a stock option to purchase 5,000 shares of Class A Common Stock. The exercise price per share will equal the closing price of a share on the date of grant. The exercise price may be paid in cash or, in the discretion of the Board, by the delivery of shares of Class A Common Stock then owned by the non-employee director, by the withholding of shares of Class A Common Stock for which a stock option is exercisable, or by a combination of these methods. In the discretion of the Board, payment may also be made by delivering a properly executed exercise notice to us together with a copy of irrevocable instructions to a broker to deliver promptly to us the amount of sale or loan proceeds to pay the exercise price. The Board may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Amended and Restated Director Share Plan. In determining which methods a non-employee director may utilize to pay the exercise price, the Board may consider such factors as it determines are appropriate.

        Each stock option is exercisable beginning on the first anniversary of the date of grant provided that the non-employee director continues to serve on our Board on such anniversary. Prior to the first anniversary, however, a stock option will become immediately exercisable in the event of a "Change in Control" (described below) or the death of the non-employee director. Each stock option terminates on the tenth anniversary of the date of grant unless terminated earlier under the terms of the Amended and Restated Director Share Plan.

        In addition, if a non-employee director ceases to serve on our Board, any exercisable outstanding stock option previously granted under the Amended and Restated Director Share Plan will remain exercisable up to and including a date five years after the date of cessation of service. However, no stock option granted after the date hereof is exercisable later than ten years after grant. If the service of the non-employee director ceases by reason other than death, disability, voluntary retirement, or failure to be nominated for re-election (unless failure to be nominated is due to any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of our assets), stock options granted to the non-employee director under the Amended and Restated Director Share Plan will terminate immediately and become null and void.

        Stock options granted prior to April 10, 2007 that are held by a non-employee director and that have a remaining term of less than one year on the date of the non-employee director's death will automatically be extended to the first anniversary of the date of death.

        The exercise of any stock option that remains exercisable after a non-employee director ceases to serve on our Board will be subject to satisfaction of the conditions precedent that the holder neither (a) competes with or takes other employment with or renders services to a competitor of ours, our subsidiaries or affiliates without our consent, nor (b) conducts himself or herself in a manner adversely affecting us.

  Stock Awards for New Non-Employee Directors

        On the date of our first annual meeting of stockholders which is at least six months after the date the non-employee director is first elected to our Board, the non-employee director will be granted automatically 2,000 shares of Class A Common Stock, without restrictions, accompanied by an amount in cash for reimbursement of income taxes related to the grant and the cash reimbursement.

  Annual Stock Units or Elective Stock Options

        Each year, a non-employee director who will be in office immediately following the meeting, may elect prior to the date of our annual meeting of stockholders, to receive a grant of an Elective Stock Option (defined below) on the date of such annual meeting. If the non-employee director does not make such election, he or she will be granted stock units, accompanied by dividend equivalent rights. A "stock unit" is a notional account representing one share of Class A Common Stock. A "dividend equivalent right" is the right to receive the amount of any dividend paid on the share of Class A Common Stock represented by a stock unit. The number of stock units received by each non-employee director is determined by dividing (x) a dollar amount determined from time to time by the Board ($25,000 for fiscal 2007) by (y) the average closing price of the Class A Common Stock for the twenty days on which trading occurred immediately preceding the date of grant of the stock units.

        Stock units are settled in shares of Class A Common Stock on the first business day of the calendar year following the year in which the non-employee director ceases to serve on our Board. A non-employee director may defer settlement of the stock units if he or she notifies us prior to July 1st of the calendar year in which the director ceases to serve.

        If, as noted above, the non-employee director elects to receive stock options in lieu of stock units, he or she will receive an "Elective Stock Option" grant. The number of shares of Class A Common Stock subject to Elective Stock Option grant is determined by dividing (x) a dollar amount determined from time to time by the Amended and Restated Director Share Plan ($75,000 for fiscal 2007) by (y) the closing price of a share of Class A Common Stock on the date of grant. Elective Stock Options will be exercisable beginning on the first anniversary of the date of grant, without any requirement that the non-employee director continue to serve as a director, and will otherwise be subject to the same terms and conditions as the annual 5,000 share stock option grants made under the Amended and Restated Director Share Plan (except that the elective stock options generally will have a term of ten years even if the non-employee director ceases to serve as a director).

  Other Awards and Provisions

        The award of any Benefit under the Amended and Restated Director Share Plan also may be subject to such other provisions as the Board determines appropriate. The Board also may make any other awards to non-employee directors (in addition to those expressly stated in the Amended and Restated Director Share Plan) as are consistent with the purposes of the Amended and Restated Director Share Plan with terms and conditions determined by the Board.

  Nontransferability

        The Amended and Restated Director Share Plan provides that stock options and stock units may be transferred generally only by the will of the non-employee director or under applicable inheritance laws. At the discretion of the Board, a stock option or stock unit may be transferred solely to the non-employee director's spouse, siblings, parents, children and/or grandchildren, or to trusts for the benefit of such persons, or to partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the stock option or stock unit.

  Amendments

        The Board may amend the Amended and Restated Director Share Plan from time to time or suspend or terminate the Amended and Restated Director Share Plan at any time. No amendment of the Amended and Restated Director Share Plan may be made without approval of our stockholders if required by applicable law or by any listing agreement to which we are a party with a national securities exchange or other market system.

  Change in Stock; Change in Control

        The Amended and Restated Director Share Plan contains provisions for equitable adjustment of stock options and stock units in the event of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to our stockholders. In addition, the Board has the authority to adjust, in an equitable manner, the number of shares of Class A Common Stock that may be issued under the Amended and Restated Director Share Plan and the number of stock options, stock awards and stock units that may be granted under the Amended and Restated Director Share Plan.

        If we have a Change in Control (as defined in the plan) (other than, among other things, by reason of changes in the relative beneficial ownership among members of the Lauder family and family-controlled entities), all outstanding stock options immediately become exercisable and all outstanding stock units immediately become payable. In the event of a Change in Control, the Board, in its discretion, may cause each outstanding stock option to terminate, and each option holder would have the right to receive the excess of the closing price of a share of Class A Common Stock subject to his or her stock option immediately prior to the change in control over the exercise price, payable in cash or other property as determined by the Board. The proposed amendment to the Current Director Share Plan conforms the definition of Change in Control to satisfy Section 409A of the Code. Under the terms of the Amended and Restated Director Share Plan, a "Change in Control" is deemed to have occurred upon any of the following events:

(i)
On or after the date there are no shares of our Class B Common Stock outstanding, any person (other than us, any subsidiary, any employee benefit plan sponsored by us or any member of the Lauder family or the Lauder Family) shall acquire (or shall have acquired during the 12-month period ending on the date of the most recent acquisition by such person(s)) and shall "beneficially own", directly or indirectly, at least 30% of the total voting power of all classes of our capital stock entitled to vote generally in the election of the Board; or

(ii)
During any period of twelve consecutive months, the individuals who at the beginning of such period constitute our Board or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

(iii)
A sale or other disposition (in one transaction or a series of transactions) of all or substantially all of our assets is consummated; or

(iv)
A merger or consolidation involving us is consummated in which we are not the continuing or surviving corporation; or

(v)
A merger or consolidation involving us pursuant to which all shares of our common stock are converted into cash, securities or other property, except in either case, a consolidation or merger involving us in which the holders of the shares of Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the shares of Common Stock of the continuing or surviving corporation immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation.

        Notwithstanding the foregoing, (A) changes in the relative beneficial ownership among members of the Lauder family and family-controlled entities shall not, by itself, constitute a Change in Control, and (B) any spin-off of a division or subsidiary of ours to our stockholders shall not constitute a Change in Control.

        "Continuing Directors" means (x) our directors in office on the date on which our stockholders approve the Amended and Restated Director Share Plan and (y) any successor to any such director and any additional director who after such date was nominated or elected by a majority of the Continuing Directors in office at the time of his or her nomination or election.

Certain Federal Income Tax Consequences.

        The statements in the following paragraphs of the principal U.S. federal income tax consequences of the Benefits under the Amended and Restated Director Share Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary.

  Stock Options

        Stock options granted under the Amended and Restated Director Share Plan are options that do not qualify as "incentive stock options" under Section 422(b) of the Code. A non-employee director who receives a stock option will not recognize any taxable income upon grant. However, the non-employee director generally will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares of Class A Common Stock at the time of exercise over the exercise price. As a result of Section 16(b) of the Securities Exchange Act of 1934, under certain circumstances, the timing of income recognition may be deferred (the "Deferral Period"). Absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the exercise of the option (a "Section 83(b) Election"), recognition of income by the non-employee director will be deferred until the expiration of the Deferral Period, if any. A federal income tax deduction generally will be allowed to us in an amount equal to the ordinary income included by the non-employee director with respect to his or her stock option, provided that such amount constitutes an ordinary and necessary business expense to us and is reasonable and the limitations of Section 280G of the Code do not apply. If a non-employee director exercises a stock option by delivering shares of common stock, the non-employee director will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the non-employee director's tax basis. The non-employee director, however, will be taxed as described above with respect to the exercise of the stock option as if he or she had paid the exercise price in cash, and we likewise generally will be entitled to an equivalent tax deduction.

  Stock Awards

        Non-employee directors generally will recognize ordinary income with respect to stock awards at the time such awards are received in an amount equal to the fair market value of the shares of Class A Common Stock received. With respect to stock awards that are subject to a Deferral Period, absent a Section 83(b) Election a non-employee director will recognize ordinary income at the conclusion of the Deferral Period, in an amount equal to the fair market value (on such date) of the shares of Class A Common Stock. If a Section 83(b) Election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the fair market value of the shares of Class A Common Stock as of that date. In addition, the non-employee director will recognize ordinary income in an amount equal to the cash reimbursement payment received with respect to the stock award. We generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Section 280G of the Code do not apply.

  Stock Units

        Non-employee directors generally will not recognize ordinary income with respect to stock units at the time such stock units are granted. However, such non-employee directors will recognize ordinary income with respect to such stock units at the time such stock units are distributed to the non-employee directors in an amount equal to the fair market value of the shares of Class A Common Stock on the date of distribution. We generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Section 280G of the Code do not apply.

  Dividends and Dividend Equivalents

        To the extent Benefits under the Amended and Restated Director Share Plan earn dividends or dividend equivalents, whether paid currently or credited to an account established under the Amended and Restated Director Share Plan, a non-employee director generally will recognize ordinary income with respect to such dividends or dividend equivalents when they are received.

  Nonqualified Deferred Compensation

        Section 409A imposes on persons granted "nonqualified deferred compensation" that does not meet the requirements of Section 409A with taxation immediately upon vesting of "nonqualified deferred compensation" and earnings thereon (regardless of whether the compensation is then paid), plus interest charged at the underpayment rate plus 1% and a 20% penalty tax. We intend for grants under the Amended and Restated Director Share Plan to be exempt from or compliant with Section 409A.

  Change in Control

        In general, if the total amounts "payable" to a non-employee director that are contingent upon a "change in ownership" or a "change in effective control" of the Company (within the meaning of Section 280G of the Code), (including the value attributable to the acceleration of vesting of Benefits under the Amended and Restated Director Plan upon a "Change in Control" under the Amended and Restated Director Share Plan) equals or exceeds three times the non-employee director's "base amount" (generally, such non-employee director's average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to us and the non-employee would be subject to a 20% excise tax on such portion of the payments.

Regulation

        The Plan is neither qualified under the provisions of Section 401(a) of the Code, nor subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Other Information

        The closing price of a share of Class A Common Stock on September 27, 2007 was $42.79 per share. Approval of the Amended and Restated Director Share Plan requires the affirmative vote of a majority of the votes cast by the holders of the shares of our Class A Common Stock and Class B Common Stock voting in person or by proxy at the 2007 Annual Meeting of Stockholders. If stockholders do not approve the Amended and Restated Director Share Plan, the Current Director Share Plan will continue without giving effect to the proposed amendment, and our Board will reconsider the alternatives available with respect to the compensation of non-employee directors.

        As of September 27, 2007, options and stock units have been granted to the following individuals or groups of individuals under the Current Director Share Plan (since its inception in November 2000):

Name of Individual or Group (title)	Shares of Class A Common Stock Underlying Options and Stock Units (Granted since November 2000)
William P. Lauder, President and Chief Executive Officer	0
Daniel J. Brestle, Chief Operating Officer	0
Patrick Bousquet-Chavanne, Group President	0
Philip Shearer, Group President	0
Richard W. Kunes, Executive Vice President and Chief Financial Officer	0
Current executive officers (as a group)	0
Current directors who are not executive officers (as a group)	221,396
Each nominee for election as a director:
Aerin Lauder	0
William P. Lauder	0
Lynn Forester de Rothschild	39,056
Richard D. Parsons	45,729
Each associate of any of such directors, executive officers or nominees	0
Each other person who received or is to receive 5% or more of such options, warrants or rights
Charlene Barshefsky	38,816
Rose Marie Bravo	25,482
Mellody Hobson	11,392
Irvine O. Hockaday, Jr.	35,980
Marshall Rose (1)	35,487
Barry Sternlicht	18,084
All employees, including all current officers who are not executive officers (as a group)	0

(1)
Includes 5,000 shares of Class A Common Stock underlying options that were forfeited upon his retirement from the Board.

        If our stockholders approve the Amended and Restated Director Share Plan at this Annual Meeting, the number of shares of Class A Common Stock, and shares underlying stock units and options that are expected to be received by the following individuals or groups of individuals under the Amended and Restated Director Share Plan is:

New Plan Benefits
The Estée Lauder Companies Inc. Non-Employee Director Share Incentive Plan

Name and Position	Shares of Class A Common Stock, Stock Units or Options (1)
William P. Lauder, President and Chief Executive Officer	0
Daniel J. Brestle, Chief Operating Officer	0
Patrick Bousquet-Chavanne, Group President	0
Philip Shearer, Group President	0
Richard W. Kunes, Executive Vice President and Chief Financial Officer	0
All current executive officers (as a group)	0
All current directors who are not executive officers (as a group)	326,688	(2)
All current employees, including all current officers who are not executive officers (as a group)	0

(1)
These amounts are not included in the prior table.

(2)
Includes the 26,688 shares of Class A Common Stock available under the Current Director Share Plan.

        The Board recommends a vote FOR the proposal to approve Amended and Restated Director Share Plan. Proxies received by the Board will be so voted unless a contrary choice is specified in the proxy.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Item 3)

        The Audit Committee of the Board of Directors of the Company has appointed the firm of KPMG LLP to serve as independent auditors of the Company for the fiscal year ending June 30, 2008, subject to ratification of this appointment by the stockholders of the Company. KPMG LLP was first appointed in April 2002. KPMG LLP audited the Company's financial statements as of, and for the year ended, June 30 of each year since the initial appointment. KPMG LLP also audited management's assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting as of June 30, 2007 and provided opinions thereon. KPMG LLP is considered by management of the Company to be well qualified. The firm has advised the Company that neither it nor any of its members has any direct or material indirect financial interest in the Company.

        For the fiscal years ended June 30, 2007 and 2006, the Company paid (or will pay) the following fees to KPMG LLP (and its affiliates) for services rendered during the year or for the audit in respect of those years:

Fee Type	Fiscal 2007	Fiscal 2006
	(in thousands)
Audit Fees(1)	$6,556	$6,134
Audit-Related Fees(2)	159	185
Tax Fees(3)	1,084	941
All Other Fees	—	—

Total	$7,799	$7,260

(1)
Fees paid for professional services rendered in connection with the audit of the annual financial statements, audit of management's assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting and related opinions, statutory audits of international subsidiaries and review of the quarterly financial statements for each fiscal year.

(2)
Represents fees paid for professional services rendered in connection with the audits of the Company's employee benefit plans, contractual audits, due diligence and post-acquisition audit work.

(3)
Represents fees paid for tax compliance, tax planning and related tax services. Fees associated with tax compliance services were $1,084,000 in fiscal 2007 and $924,000 in fiscal 2006.

        The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining auditor independence. In 2002, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided by KPMG LLP. The policy requires that all services KPMG LLP may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Committee. The Chair of the Audit Committee may approve certain permitted non-audit services in between Committee meetings, which services are subsequently reported to and approved by the Committee. In addition, for particular permitted services, the Chief Financial Officer may approve the engagement of KPMG provided such engagement will amount to fees of less than an aggregate of $50,000 per fiscal quarter and such engagement is reported to the Chair of the Committee and reported to and ratified by the Committee at its next meeting. All audit and non-audit services described herein were approved pursuant to this policy for fiscal 2007, and none of the services were approved by the Audit Committee pursuant to a waiver of pre-approval, as contemplated by Regulation S-X Rule 2-01(c)(7)(i)(C).

        One or more representatives of KPMG LLP will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

        Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Class A Common Stock and Class B Common Stock of the Company voting in person or by proxy at the Annual Meeting of Stockholders. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee of the Board of Directors will reconsider the appointment.

        The Board recommends a vote FOR the proposal to ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending June 30, 2008. Proxies received by the Board will be so voted unless a contrary choice is specified in the proxy.

Proxy Procedure and Expenses of Solicitation

        The Company will hold the votes of all stockholders in confidence from the Company, its directors, officers and employees except: (i) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (ii) in case of a contested proxy solicitation; (iii) in the event that a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management; or (iv) to allow the independent inspectors of election to certify the results of the vote. The Company will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

        All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

        Solicitation may be undertaken by mail, telephone, electronic means and personal contact by directors, officers and employees of the Company without additional compensation.

Stockholder Proposals and Direct Nominations

        If a stockholder intends to present a proposal for action at the 2008 Annual Meeting and wishes to have such proposal considered for inclusion in the Company's proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company by June 1, 2008. Such proposal also must meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

        The Company's bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors, outside the process of Rule 14a-8. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding annual meeting of stockholders and must contain specified information and conform to certain requirements, as set forth in the bylaws. If the chairman at any meeting of stockholders determines that a stockholder proposal or director nomination was not made in accordance with the bylaws, the Company may disregard such proposal or nomination.

        In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2008 Annual Meeting and the proposal fails to comply with the advance notice procedure prescribed by the bylaws, then the Company's proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal.

        Proposals and nominations should be addressed to Spencer G. Smul, Vice President, Deputy General Counsel and Secretary, The Estée Lauder Companies Inc., 767 Fifth Avenue, New York, New York 10153.

Other Information

        Management of the Company does not know of any matters that may properly come before the meeting other than those referred to in the accompanying Notice of Annual Meeting of Stockholders or other matters incident to the conduct of the meeting. As to any other matter or proposal that may properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable or declines to serve and voting on a proposal omitted from this Proxy Statement pursuant to the rules of the Securities and Exchange Commission, proxies will be voted in accordance with the discretion of the proxy holders.

                      SPENCER G. SMUL
                       Vice President, Deputy General
                      Counsel and Secretary

                      New York, New York
                      October 1, 2007

The Annual Report to Stockholders of the Company for the fiscal year ended June 30, 2007, which includes financial statements, is being mailed to stockholders of the Company together with this Proxy Statement. The Annual Report does not form any part of the material for the solicitations of proxies.

APPENDIX A

THE ESTEE LAUDER COMPANIES INC.

NON-EMPLOYEE DIRECTOR SHARE INCENTIVE PLAN

1.    PURPOSE. The Estee Lauder Companies Inc. Non-Employee Director Share Incentive Plan (the "Plan") is intended (i) to provide incentives which will attract, retain and motivate highly competent persons as non-employee directors of The Estee Lauder Companies Inc. (the "Company"), and (ii) to assist in further aligning the interests of the Company's non-employee directors with those of its other stockholders, by providing non-employee directors with opportunities to acquire shares of the Class A Common Stock, par value $0.01 per share, of the Company ("Class A Common Stock") or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined below) described herein.

2.    ADMINISTRATION.

        The Plan will be administered by the Board of Directors of the Company (the "Board") or a committee appointed by the Board from among its members (and references herein to the Board shall be deemed to include references to any such committee, except as the context otherwise requires). The Board is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits (as defined below) granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Board shall be binding and conclusive on all participants and their legal representatives.

        The Board may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Board in the engagement of such counsel, consultant or agent shall be paid by the Company.

3.    PARTICIPANTS. Each member of the Board who is not an employee of the Company or any subsidiary of the Company (a "Non-Employee Director") shall be eligible to participate in the Plan.

4.    TYPE OF BENEFITS. Benefits under the Plan shall be granted in a combination of (a) Stock Options, (b) Stock Awards and/or (c) Stock Units (each as described below, and collectively, the "Benefits"). Benefits may be evidenced by agreements (which need not be identical) in such forms as the Board may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

5.    COMMON STOCK AVAILABLE UNDER THE PLAN.

        (a)   Subject to the provisions of this Section 5 and any adjustments made in accordance with Section 9 hereof, the maximum number of shares of Class A Common Stock that may be delivered to Non-Employee Directors and their beneficiaries under the Plan shall be 600,000 shares of Class A Common Stock, which may be authorized and unissued or treasury shares. Any shares of Class A Common Stock covered by a Stock Option or Stock Unit granted under the Plan, which is forfeited, is canceled, or expires, shall be deemed not to have been delivered for purposes of determining the maximum number of shares of Class A Common Stock available for delivery under the Plan.

        (b)   If any Stock Option is exercised by tendering shares of Class A Common Stock, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of a Stock Option under the Plan, only the number of shares of Class A Common Stock issued net of the shares of Class A Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Class A Common Stock available for delivery under the Plan.

6.    ANNUAL STOCK OPTIONS.

        (a)   GRANT. On the date of each Annual Meeting of Stockholders of the Company during the term of the Plan (commencing with the Annual Meeting of Stockholders to be held on November 9, 2000), each Non-Employee Director in office immediately following such Annual Meeting shall be granted automatically a Stock Option to purchase 5,000 shares of Class A Common Stock (subject to adjustments made in accordance with Section 9 hereof). Stock Options are not intended to constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        (b)   EXERCISE PRICE. Each Stock Option granted hereunder shall have a per-share exercise price equal to the Fair Market Value (as defined herein) of a share of Class A Common Stock on the date of grant (subject to adjustments made in accordance with Section 9 hereof).

        (c)   PAYMENT OF EXERCISE PRICE. The option exercise price may be paid in cash or, in the discretion of the Board, by the delivery of shares of Class A Common Stock then owned by the Non-Employee Director (to be valued at their Fair Market Value on the date of exercise), by the withholding of shares of Class A Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the discretion of the Board, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Board may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Class A Common Stock then owned by a Non-Employee Director, providing the Company with a notarized statement attesting to the number of shares owned, in which case upon verification by the Company, the Company would issue to the Non-Employee Director only the number of incremental shares to which the Non-Employee Director is entitled upon exercise of the Stock Option. In determining which methods a Non-Employee Director may utilize to pay the exercise price, the Board may consider such factors as it determines are appropriate.

        (d)   EXERCISE PERIOD.

          (i)    GENERAL. Each Stock Option granted to a Non-Employee Director hereunder shall become exercisable beginning on the first anniversary of the date of grant provided that the Non-Employee Director continues to serve as a director of the Company on such anniversary date; provided, however, any such Stock Option granted to a Non-Employee Director shall become immediately exercisable in the event of (A) a Change in Control of the Company (as defined in Section 9(b) hereof), subject to Section 9(b) hereof or (B) the death of the Non-Employee Director. Each Stock Option shall terminate on the tenth anniversary of the date of grant unless terminated earlier pursuant to the Plan or, for Stock Options granted before April 10, 2007, later pursuant to Section 6(d)(iii) hereof. If a Non-Employee Director ceases to serve as a director of the Company for any reason other than as a result of a Change in Control or his or her death, each Stock Option granted to such person less than one year prior to cessation of service shall immediately terminate and become null and void upon such cessation of service.

          (ii)   TERMINATION OF DIRECTORSHIP. If a Non-Employee Director ceases to serve as a director of the Company, any exercisable outstanding Stock Option previously granted to such Non-Employee Director shall, to the extent not theretofore exercised, remain exercisable at any time up to and including a date that is five years after the date of such cessation of service, except, for Stock Options granted before April 10, 2007, as set forth in Section 6(d)(iii) hereof, at which time such Stock Option shall terminate and become null and void; provided, however, that no Stock Option shall be exercisable later than ten years after the date of grant (except, for Stock

  Options granted before April 10, 2007, as set forth in Section 6(d)(iii) hereof); provided, further, however, if the service of a Non-Employee Director ceases by reason other than (A) death, (B) disability (as described in Section 22(e)(3) of the Code), (C) voluntary retirement from service as a director of the Company, or (D) the failure of the Company to nominate for re-election such Non-Employee Director who is otherwise eligible, unless such failure to nominate for re-election is due to any act of (1) fraud or intentional misrepresentation or (2) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any subsidiary, in which case such Stock Option shall immediately terminate and become null and void.

          (iii)  EXTENSION OF TERM. The term of exercise of any outstanding Stock Options granted prior to April 10, 2007 that have a remaining term of less than one year on the date of a Non-Employee Director's death shall automatically be extended to the first anniversary of the date of death.

        (e)   POST-DIRECTORSHIP EXERCISES. The exercise of any Stock Option after a Non-Employee Director ceases to serve as a director shall be subject to satisfaction of the conditions precedent that the former Non-Employee Director neither (i) competes with, or takes employment with or renders services to a competitor of, the Company, its subsidiaries or affiliates without the written consent of the Company, nor (ii) conducts himself or herself in a manner adversely affecting the Company. If a Stock Option shall be exercised by the legal or personal representative of a deceased Non-Employee Director or former Non-Employee Director, or by a person who acquired a Stock Option granted hereunder by bequest or inheritance or by reason of the death of any Non-Employee Director or former Non-Employee Director, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Stock Option.

7.    STOCK AWARDS FOR NEW NON-EMPLOYEE DIRECTORS. On the date of the first Annual Meeting of Stockholders of the Company which is at least six months after the date a Non-Employee Director is first elected to the Board, such Non-Employee Director (provided that he or she is in office immediately following the Annual Meeting) shall be granted automatically 2,000 shares of Class A Common Stock (subject to adjustments made in accordance with Section 9 hereof), without restrictions, accompanied by an amount in cash for reimbursement of income taxes related to such grant and cash reimbursement payment.

8.    ANNUAL STOCK UNITS OR ELECTIVE STOCK OPTIONS.

        (a)   Subject to clause (e) below, on the date of each Annual Meeting of Stockholders of the Company during the term of the Plan, each Non-Employee Director in office immediately following such Annual Meeting shall be granted automatically that number of Stock Units obtained by dividing (i) a dollar amount determined from time to time by the Board (such amount, which constitutes the portion of the annual retainer payable by the grant of Stock Units, being $25,000 for the calendar year ending December 31, 2000) by (ii) the average closing price of the Class A Common Stock for the twenty days on which trading occurred next preceding the date of grant of the Stock Units. Each grant of a Stock Unit shall be accompanied by a Dividend Equivalent Right (as defined below) with respect to such Stock Unit.

        (b)   On the first business day of the calendar year following the year in which a Non-Employee Director ceases to serve as a director, the shares of Class A Common Stock representing the Stock Units granted to the Non-Employee Director shall be distributed to him or her or, in the case of his or her death, to his or her legal or personal representative.

        (c)   The Board may, in its discretion, allow a Non-Employee Director to defer receipt of shares of Class A Common Stock in a manner which complies with Section 409A of the Internal Revenue Code of 1986, as amended.

        (d)   A "Stock Unit" means a notional account representing one share of Class A Common Stock. A "Dividend Equivalent Right" means the right to receive the amount of any dividend paid on the share of Class A Common Stock represented by a Stock Unit, which shall be payable in the form of additional Stock Units. Additional Stock Units paid in respect of Dividend Equivalent Rights shall be subject to the same terms and conditions as the Stock Units with which the Dividend Equivalent Rights are associated.

        (e)   Notwithstanding the foregoing, in lieu of being granted Stock Units pursuant to Section 8(a) hereof, a Non-Employee Director may elect to be granted Stock Options pursuant to this Section 8(e) at the time such Non-Employee Director would have otherwise been granted Stock Units, by delivering written notice of the director's election to the Secretary of the Company no later than the date of the Annual Meeting of Stockholders. The number of shares of Class A Common Stock subject to such Stock Options shall be determined by dividing (i) a dollar amount determined from time to time by the Board (such amount, which constitutes that portion of the annual retainer payable by the grant of Stock Options, being $75,000 for the calendar year ending December 31, 2000) by (ii) the Fair Market Value of a share of Class A Common Stock on the date of grant of the Stock Options. Such Stock Options shall be exercisable beginning on the first anniversary of the date of grant, without any requirement that the Non-Employee Director continues to serves as a director of the Company on such anniversary date, but otherwise subject to the same terms and conditions as set forth in Sections 6(b), (c), (d)(i), (d)(iii) and (e) hereof.

        (f)    Notwithstanding the foregoing, in no event shall a Non-Employee Director be granted Stock Options or Stock Units (including Dividend Equivalent Rights), as the case may be, pursuant to this Section 8 for greater than 5,000 shares of Class A Common Stock (subject to amendment from time to time by the Board, and to adjustments made in accordance with Section 9 hereof) in any calendar year.

9.    ADJUSTMENT PROVISIONS; CHANGE IN CONTROL.

        (a)   If there shall be any change in the Class A Common Stock, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, the Board shall adjust, in a fair and equitable manner, the Plan and each outstanding Benefit thereunder, to prevent dilution or enlargement of participants' rights under the Plan and such an adjustment shall be made successively each time any such change shall occur. Such adjustment shall be effected by one or more of the following, as applicable, as determined by the Board of Directors: (i) adjustment of the number of Class A Common Stock and/or kind of shares of common stock of the Company or other securities that may be issued under the Plan, adjustment of the number of Class A Common Stock and/or kind of shares of common stock of the Company or other securities that are subject to outstanding Benefits, and/or where applicable, the exercise price or purchase price applicable to such Benefits; (ii) grant of a right to receive one or more payments of securities, cash and/or property (which right may be evidenced as an additional Benefit under this Plan) in respect of any outstanding Benefit, (iii) provision for the settlement of any outstanding Benefit(other than a Stock Option) in such securities, cash and/or other property as would have been received had the Benefit been settled in full immediately prior to the change; provided, however, that any adjustment pursuant to this Section 9 shall comply with or otherwise ensure exemption from Section 409A of the Code, as applicable.

        (b)   Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Stock Options shall immediately become exercisable and all outstanding Stock Units shall immediately become payable. For purposes of this Section 9(b), a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

          (i)    On or after the date there are no shares of Class B Common Stock, par value $.01 per share, of the Company outstanding, any person as such term is used in Section 13(d) of the

  Exchange Act or person(s) acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (other than the Company, any subsidiary, any employee benefit plan sponsored by the Company or any member of the Lauder family or any family-controlled entities (collectively, the "Lauder Family")) shall acquire (or shall have acquired during the 12-month period ending on the date of the most recent acquisition by such person(s)) and shall "beneficially own" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, at least 30% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board; or

          (ii)   During any period of twelve consecutive months, either (A) the individuals who at the beginning of such period constitute the Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof (B) at any meeting of the shareholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors shall fail to be elected; or

          (iii)  Consummation of a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or

          (iv)  Consummation of a merger or consolidation of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all shares of the Company's common stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for common stock of the subsidiary) or (B) pursuant to which all shares of the Company's common stock are converted into cash, securities or other property, except in either case, a consolidation or merger of the Company in which the holders of the shares of Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the shares of Common Stock of the continuing or surviving corporation immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation.

        Notwithstanding the foregoing, none of the following shall constitute a Change in Control of the Company: (A) changes in the relative beneficial ownership among members of the Lauder Family, without other changes that would constitute a Change in Control; or (B) any spin-off of a division or subsidiary of the Company to its stockholders.

        For purposes of this Section 9(b), "Continuing Directors" shall mean (x) the directors of the Company in office on the Effective Date (as defined below) and (y) any successor to any such director and any additional director who after the Effective Date whose appointment or election is endorsed by a majority of the Continuing Directors at the time of his or her nomination or election.

        The Board, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Class A Common Stock subject to such Stock Option, an amount equal to the excess of the Fair Market Value of such shares of Class A Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction constituting the Change in Control) or in a combination thereof, as the Board, in its discretion, shall determine. The provisions contained in the preceding sentence shall be inapplicable to a Stock Option granted within six (6) months before the occurrence of a Change in Control if the holder of such Stock Option is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

10.    NONTRANSFERABILITY. Stock Options and Stock Units granted under the Plan to a Non-Employee Director shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Non-Employee Director's lifetime, only by the Non-Employee Director. In the event of the death of a Non-Employee Director, each Stock Option theretofore granted to him or her shall be exercisable during such period after his or her death and by such persons as set forth in Section 6 above. Notwithstanding the foregoing, at the discretion of the Board, an award of a Stock Option or Stock Unit may permit the transferability of any such Stock Option or Stock Unit by a Non-Employee Director solely to the Non-Employee Director's spouse, siblings, parents, children and/or grandchildren, or to trusts for the benefit of such persons, or to partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Stock Option or Stock Unit.

11.    OTHER AWARDS AND PROVISIONS. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other Non-Employee Director) as the Board determines appropriate. The Board also may make any other awards to Non-Employee Directors as are consistent with the purposes of this Plan with such terms and conditions as the Board may determine in its sole discretion.

12.    ISSUANCE OF STOCK CERTIFICATES AND RELATED MATTERS. The Company may endorse such legend or legends upon the certificates for shares of Class A Common Stock issued under this Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as the Board, in its sole discretion, determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") or (ii) implement the provisions of the Plan and any agreement between the Company and the Non-Employee Director. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Class A Common Stock under the Plan or make any other distribution of Benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation the Securities Act), and the applicable requirements of any securities exchange or similar entity.

13.    FAIR MARKET VALUE. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price of the Class A Common Stock on the date of calculation (or on the last preceding trading date if Class A Common Stock was not traded on such date) if the Class A Common Stock is readily tradable on a national securities exchange or other market system, and if the Class A Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Board as the fair market value of the Class A Common Stock.

14.    TENURE. A Non-Employee Director's right, if any, to continue to serve as a director of the Company or any of its subsidiaries or affiliates shall not be enlarged or otherwise affected by his or her designation as a participant under this Plan.

15.    UNFUNDED PLAN. Non-Employee Directors shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Non-Employee Director, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

16.    NO FRACTIONAL SHARES. No fractional shares of Class A Common Stock shall be issued or delivered pursuant to the Plan. The Board shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17.    AMENDMENT AND TERMINATION. The Board may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no amendment shall have a material adverse effect on an outstanding Stock Option or Stock Unit without the consent of the holder. No amendment of the Plan may be made without approval of the stockholders of the Company if required by applicable law or by any listing agreement to which the Company is a party with a national securities exchange or other market system.

18.    GOVERNING LAW. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

19.    EFFECTIVE DATE. The Plan shall be effective as of November 9, 2000 (the "Effective Date") and was amended and restated effective November 9, 2007.

THE ESTÉE LAUDER COMPANIES INC.

PROXY                                                CLASS A COMMON STOCK

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby constitutes and appoints William P. Lauder, Sara E. Moss and Richard W. Kunes, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class A Common Stock of The Estée Lauder Companies Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on November 9, 2007, at Jumeirah Essex House, Grand Salon, 160 Central Park South, New York, New York, at 10:00 a.m. (local time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

NOTICE: IF YOU PLAN TO ATTEND THE 2007 ANNUAL MEETING,

PLEASE CHECK THE BOX ON THE REVERSE SIDE.

AN ADMISSION TICKET WILL BE MAILED TO YOU.

NO ADMISSION WILL BE GRANTED WITHOUT AN ADMISSION TICKET.

The Estée Lauder Companies Inc.

Annual Meeting of Stockholders

November 9, 2007, 10:00 a.m. (local time)

Jumeirah Essex House

Grand Salon

160 Central Park South

New York, New York

If you wish to access future Annual Reports and Proxy Statements electronically via the Internet and no longer receive the printed materials, please log on to Invester ServiceDirect® (see reverse side of this card) to provide your consent.

You may view the 2007 Annual Report and Proxy Statement at http://www.elcompanies.com.

OR

This proxy when properly executed, will be voted as directed herein. If no direction is given, this proxy will be voted in accordance with the recommendations of the Company’s Board of Directors “FOR” all nominees in Item 1 and “FOR” Items 2 and 3 and in the discretion of the proxy holders upon such other business as may properly come before the meeting or any adjournment thereof.                                  Please

Mark Here

for Address Change or                                    Comments

SEE REVERSE SIDE

Item 1 – Election of four (4) Class II Directors:

01 Aerin Lauder

02 William P. Lauder

03 Lynn Forester de Rothschild

04 Richard D. Parsons

FOR ALL NOMINEES                                  WITHHOLD AUTHORITY

with exceptions noted                                  FOR ALL NOMINEES                                  Item 2 –Approval of The Estée Lauder Companies Inc. Non-Employee Director Share Incentive Plan.

Item 3 – Ratification of appointment of KPMG LLP as independent auditors for the 2008 fiscal year.                                  For Against Abstain

For Against Abstain

Withheld for the following only:

(Write the name(s) of the Nominee(s) in the space below)                                  I plan to attend

the Annual

Meeting

                                                                                                       Dated:                                  ,2007

                                                                                                      SIGNATURE(S) OF STOCKHOLDER(S)

                                                                                                      TITLE:

                                                                                                      SIGNATURE(S) OF STOCKHOLDER(S)

                                                                                                      TITLE:

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

http://www.proxyvoting.com/el

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement on the internet at http://www.elcompanies.com

PROXY CLASS B COMMON STOCK ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned, revoking all previous proxies, hereby constitutes and appoints William P. Lauder, Sara E. Moss and Richard W. Kunes, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class B Common Stock of The Estée Lauder Companies Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on November 9, 2007, at Jumeirah Essex House, Grand Salon, 160 Central Park South, New York, New York, at 10:00 a.m. (local time), and at any adjournment thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote or refrain from voting as checked on the reverse side upon the matters listed on the reverse side, and otherwise in their discretion. THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY. Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE NOTICE: IF YOU PLAN TO ATTEND THE 2007 ANNUAL MEETING, PLEASE CHECK THE BOX ON THE REVERSE SIDE. AN ADMISSION TICKET WILL BE MAILED TO YOU. NO ADMISSION WILL BE GRANTED WITHOUT AN ADMISSION TICKET. The Estée Lauder Companies Inc. Annual Meeting of Stockholders November 9, 2007, 10:00 a.m. (local time) Jumeirah Essex House Grand Salon 160 Central Park South New York, New York If you wish to access future Annual Reports and Proxy Statements electronically via the Internet and no longer receive the printed materials, please log on to Invester ServiceDirect® (see reverse side of this card) to provide your consent. You may view the 2007 Annual Report and Proxy Statement at http://www.elcompanies.com.

This proxy when properly executed, will be voted as directed herein. If no direction is given, this proxy will be voted in accordance with the recommendations of the Company’s Board of Directors “FOR” all nominees in Item 1 and “FOR” Items 2 and 3 and in the discretion of the proxy holders upon such other business as may properly come before the meeting or any adjournment thereof. Please Mark Here for Address Change or Comments SEE REVERSE SIDE OR Item 1 – Election of four (4) Class II Directors: 01 Aerin Lauder 02 William P. Lauder 03 Lynn Forester de Rothschild 04 Richard D. Parsons FOR ALL NOMINEES WITHHOLD AUTHORITY with exceptions noted FOR ALL NOMINEES Item 2 –Approval of The Estée Lauder Companies Inc. Non-Employee Director Share Incentive Plan. Item 3 – Ratification of appointment of KPMG LLP as independent auditors for the 2008 fiscal year. For Against Abstain For Against Abstain Withheld for the following only: (Write the name(s) of the Nominee(s) in the space below) I plan to attend the Annual Meeting Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign. Dated: ,2007 SIGNATURE(S) OF STOCKHOLDER(S) TITLE: SIGNATURE(S) OF STOCKHOLDER(S) TITLE: FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/el Use the internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment. You can view the Annual Report and Proxy Statement on the internet at http://www.elcompanies.com

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THE ESTÉE LAUDER COMPANIES INC. 767 Fifth Avenue New York, New York 10153 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 9, 2007
ELECTION OF DIRECTORS (Item 1)
Director Compensation for Fiscal 2007
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
NONQUALIFIED DEFERRED COMPENSATION
Equity Compensation Plan Information as of June 30, 2007
APPROVAL OF THE ESTÉE LAUDER COMPANIES INC. NON-EMPLOYEE DIRECTOR SHARE INCENTIVE PLAN (ITEM 2)
New Plan Benefits The Estée Lauder Companies Inc. Non-Employee Director Share Incentive Plan
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Item 3)
THE ESTEE LAUDER COMPANIES INC. NON-EMPLOYEE DIRECTOR SHARE INCENTIVE PLAN